    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997
                                                     REGISTRATION NO. 333-[   ]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              HMH PROPERTIES INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     7011                    52-1822042
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
    INCORPORATION OR
      ORGANIZATION)

                             AFFILIATE REGISTRANTS
  HMC RETIREMENT PROPERTIES, INC.      DELAWARE         6519        52-1536288
     HMH PENTAGON CORPORATION          DELAWARE         7011        52-1859615
     HOST AIRPORT HOTELS, INC.         DELAWARE         6519        95-2744596
 MARRIOTT FINANCIAL SERVICES, INC.     DELAWARE         7389        52-1320896
   MARRIOTT SBM TWO CORPORATION        DELAWARE         6519        52-1694383
         HMH RIVERS, INC.              DELAWARE         7011        52-1928290
         HMH MARINA, INC.              DELAWARE         7011        52-1943709
           HMC SFO, INC.               DELAWARE         7011        52-1888778
        HMC AP CANADA INC.            PROVINCE OF       7011          -- --
       HOST OF HOUSTON, LTD.            ONTARIO         7011        52-1874039
       HOST OF BOSTON, LTD.              TEXAS          7011        52-1398538
       HOST OF HOUSTON 1979          MASSACHUSETTS      7011        95-3552476
   (EXACT NAME OF REGISTRANT AS        DELAWARE       (PRIMARY       (I.R.S.
     SPECIFIED IN ITS CHARTER)         (STATE OR      STANDARD       EMPLOYER
                                         OTHER       INDUSTRIAL   IDENTIFICATION
                                     JURISDICTION  CLASSIFICATION    NUMBER)
                                          OF        CODE NUMBER)
                                     INCORPORATION
                                          OR
                                     ORGANIZATION)

                              10400 FERNWOOD ROAD
                            BETHESDA, MD 20817-1109
                                (301) 380-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         CHRISTOPHER G. TOWNSEND, ESQ.
                     EXECUTIVE VICE PRESIDENT AND DIRECTOR
                              10400 FERNWOOD ROAD
                            BETHESDA, MD 20817-1109
                                (301) 380-9000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH A COPY TO:

                           BRUCE E. ROSENBLUM, ESQ.
                               LATHAM & WATKINS
                    1001 PENNSYLVANIA AVE., N.W. SUITE 1300
                          WASHINGTON, D.C. 20004-2505

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED
                                           MAXIMUM     PROPOSED
                                AMOUNT    AGGREGATE    MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF        TO BE       PRICE     AGGREGATE    REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED  PER UNIT  OFFERING PRICE     FEE
-------------------------------------------------------------------------------
8 7/8% Senior Notes Due
 2007.....................   $600,000,000   100%     $600,000,000    $181,819
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              HMH PROPERTIES, INC.

    CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4

                 FORM S-
        4 ITEM NUMBER AND CAPTION                                    LOCATION OR HEADING IN THE PROSPECTUS
        -------------------------                                    -------------------------------------
 A.     INFORMATION ABOUT THE TRANSACTION

    1.  Forepart of the Registration Statement and Outside
        Cover Page of Prospectus...................................   Forepart of Registration Statement; Outside
                                                                      Front Cover Page; Inside Front Cover

    2.  Inside Front and Outside Back Cover Pages of
         Prospectus................................................   Inside Front and Outside Back Cover Pages;
                                                                      Available Information

    3.  Risk Factors, Ratio of Earnings to Fixed Charges and
         Other Information.........................................   Prospectus Summary; Risk Factors; The
                                                                      Exchange Offer; Pro Forma Condensed Combined
                                                                      Consolidated Financial Data; Selected
                                                                      Historical Financial Data

    4.  Terms of the Transaction...................................   Prospectus Summary; The Exchange Offer; Description of
                                                                      Senior Notes; Material Federal Income Tax Considerations

    5.  Pro Forma Financial Information............................   Prospectus Summary; Pro Forma Condensed Combined Consolidated
                                                                      Financial Data

    6.  Material Contracts with the Company Being
         Acquired..................................................   Not Applicable

    7.  Additional Information Required for Reoffering
         by Persons and Parties Deemed to be
         Underwriters..............................................   Not Applicable

    8.  Interest of Named Experts and Counsel......................   Legal Matters; Experts

    9.  Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities............   Not Applicable

 B.    INFORMATION ABOUT THE REGISTRANT

   10. Information With Respect to S-3 Registrants.................   Available Information; Incorporation of
                                                                       Certain Documents by Reference; Prospectus
                                                                       Summary; Risk Factors; Capitalization; Pro
                                                                       Forma Condensed Consolidated Financial Data;
                                                                       Selected Historical Financial Data;
                                                                       Management's Discussion and Analysis of
                                                                       Financial Condition and Results of
                                                                       Operations; Business and Properties;
                                                                       Management; Sole Shareholder; Relationship
                                                                       with Host Marriott; Relationship with
                                                                       Marriott International; Description of
                                                                       Senior Notes; Financial Statements

   11. Incorporation of Certain Information by Reference...........   Incorporation of Certain Documents by Reference

   12. Information With Respect to S-2 or S-3 Registrants..........   Not Applicable

   13. Incorporation of Certain Information by
        Reference..................................................   Not Applicable

   14. Information With Respect to Registrants Other
         than S-2 or S-3 Registrants...............................   Not Applicable

 C.    INFORMATION ABOUT THE COMPANY BEING ACQUIRED

    15. Information With Respect to S-3 Companies..................   Not Applicable

    16. Information With Respect to S-2 or S-3
         Companies.................................................   Not Applicable

    17. Information With Respectto Companies Other than
         S-2 or S-3 Companies......................................   Not Applicable

 D.     VOTING AND MANAGEMENT INFORMATION

    18. Information if Proxies, Consents or
         Authorizations are to be Solicited........................   Not Applicable

    19. Information if Proxies, Consents or
         Authorizations are not to be Solicited or in an
         Exchange Offer............................................   Summary; Risk Factors; Management; Sole
                                                                       Shareholder; Relationship with Host
                                                                       Marriott; Relationship with Marriott
                                                                       International;

                                                                 i

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED AUGUST 15, 1997

PROSPECTUS

                               OFFER TO EXCHANGE

           8 7/8% SENIOR NOTES DUE 2007, SERIES B FOR ALL OUTSTANDING

                     8 7/8% SENIOR NOTES DUE 2007, SERIES A
                                       OF

                              HMH PROPERTIES, INC.

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON     , 1997,
                                UNLESS EXTENDED

                                  -----------

  HMH Properties, Inc., a Delaware corporation (the "Company" or "Properties") hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange its outstanding 8 7/8% senior notes due 2007, series A (the "Original Notes"), of which an aggregate of $600 million in principal amount is outstanding as of the date hereof, for an equal principal amount of newly issued 8 7/8% senior notes due 2007, series B (the "Exchange Notes"). The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act") and hence will not bear legends restricting the transfer thereof, and (ii) the holders of the Exchange Notes will not be entitled to certain rights of holders of Original Notes under the Registration Rights Agreement (as defined) which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of an indenture dated as of July 15, 1997 governing the Original Notes and the Exchange Notes (the "Indenture"). The Indenture provides for the issuance of both the Exchange Notes and the Original Notes. The Exchange Notes and the Original Notes are sometimes referred to herein collectively as the "Senior Notes." The Company is a wholly owned subsidiary of Host Marriott Hospitality, Inc. ("Hospitality"), which is a wholly owned subsidiary of Host Marriott Corporation ("Host Marriott").

  The Exchange Notes will mature on July 15, 2007 and will bear interest at the rate of 8 7/8% per annum from their date of issuance. Interest on the Exchange Notes will be payable semi-annually on July 15 and January 15 of each year, commencing January 15, 1998. Holders of the Exchange Notes will receive interest on January 15, 1998 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Original Notes from the date of initial delivery to the date of exchange thereof for the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Original Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. The Company will not be required to make any mandatory redemption or sinking fund payment with respect to the Senior Notes prior to maturity. The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In the event of a Change of Control Triggering Event (as defined herein), the Company will be required to make an offer to repurchase the Senior Notes, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Senior Notes."

  The Senior Notes will be senior obligations of the Company secured on an equal and ratable basis with certain other Indebtedness (as defined herein) of the Company by a pledge of the capital stock of all but one of the Subsidiary Guarantors (as defined herein) and will rank pari passu in right of payment with all existing and future senior Indebtedness of the Company; provided, however, that certain Indebtedness of the Company and its subsidiaries currently is, and Indebtedness incurred by the Company and its subsidiaries may be, secured by assets held by the Company or its subsidiaries subject to certain restrictions described herein. See "Description of Senior Notes-- Limitation Liens." At June 20, 1997 on a pro forma basis as adjusted to give effect to the Offering (as defined herein), the aggregate principal amount of senior Indebtedness of the Company was approximately $1.7 billion, of which approximately $100 million is secured by assets held by the Company or its subsidiaries. The Indenture limits the ability of the Company and its subsidiaries to incur additional Indebtedness.

  The Senior Notes will be guaranteed on a joint and several basis (the "Guarantees") by certain of the Company's existing and future subsidiaries (collectively, the "Subsidiary Guarantors"), which Guarantees will be senior obligations of the Subsidiary Guarantors and will rank pari passu in right of payment with all other existing and future senior Indebtedness of the Subsidiary Guarantors, provided that certain Indebtedness of the Subsidiary Guarantors and their subsidiaries is, and
                                                        (continued on next page)

  SEE "RISK FACTORS" ON PAGE 16 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS WHICH HOLDERS OF ORIGINAL NOTES SHOULD CONSIDER IN CONNECTION WITH THIS EXCHANGE OFFER.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  THE DATE OF THIS PROSPECTUS IS      , 1997.

(Continued from previous page)

Indebtedness incurred by the Subsidiary Guarantors and their subsidiaries may be secured by assets held by such Subsidiary Guarantors and their subsidiaries, subject to certain restrictions described herein.

  The Company will accept for exchange any and all validly tendered Original
Notes on or prior to 5:00 p.m., New York City time, on     , 1997 (if and as
extended, the "Expiration Date"). Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of notes being tendered for exchange. The Original Notes may be tendered only in integral multiples of $1,000. In the event the Company terminates the Exchange Offer and does not accept for exchange any Original Notes, the Company will promptly return all previously tendered Original Notes to the Holders thereof.

  The Original Notes were originally issued and sold on July 15, 1997 in a transaction not registered under the Securities Act in reliance upon the exemption provided in Rule 144A and Regulation S of the Securities Act (the "Offering"). Accordingly, the Original Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations by the staff (the "Staff") of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired the Original Notes directly from the Company or (iii) a broker-dealer who acquired the Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Original Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Company has agreed that, for a period not to exceed 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

  Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Original Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Original Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Original Notes except under certain limited circumstances. (See "Original Notes Registration Rights; Liquidated Damages.") No assurance can be given as to the liquidity of the trading market for either the Original Notes or the Exchange Notes.

  The Company believes that none of the registered holders of the Original Notes (the "Registered Holders") is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. Prior to this Exchange Offer, there has been no public market for the Senior Notes. The Company does not intend to list the Senior Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Senior Notes will develop. To the extent that a market for the Senior Notes does develop, the market value of the Senior Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the Senior Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market for the Senior Notes."

  The Company will not receive any proceeds from this Exchange Offer. The Company has agreed to bear the expenses of this Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF THE ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                                ---------------
  Until     , 1997, all dealers effecting transactions in the Exchange Notes, whether or not participating in this Exchange Offer, may be required to deliver a Prospectus.

                                ---------------

  NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER COVERED BY THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

  This Prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business and prospects of the Company and the lodging industry generally, including, without limitation, statements under the captions "Prospectus Summary," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein. These forward-looking statements involve certain risks and uncertainties, and as such may involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements contained herein speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Further information on other factors that could affect the financial results of the Company and such forward-looking statements is included in the section herein entitled "Risk Factors."

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Offer. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and this Exchange Offer, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof.

  The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy materials and other information with the Commission. The reports, proxy materials and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Indenture requires the Company to file with the Commission and provide to holders of the Senior Notes the reports and other information required to be filed with the Commission by the Exchange Act, whether or not the Company is then subject to such requirements. See "Description of Senior Notes--Reports."

  The Company will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the above documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be directed to HMH Properties, Inc., Office of General Counsel, 10400 Fernwood Road, Bethesda, Maryland, 20817-1109 (telephone: (301) 380-9000).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference in this Prospectus its Annual Report on Form 10-K, File No. 033-62444-04, for the year ended January 3, 1997 (the "Form 10-K"), as filed with the Commission. The Company also hereby incorporates by reference in this Prospectus its Quarterly Reports on Form 10-Q, for the quarters ended March 28, 1997 and June 20, 1997, and its Current Report on Form 8-K dated July 10, 1997, each as filed with the Commission.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in the Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST FROM: CORPORATE SECRETARY, HMH PROPERTIES, INC., 10400 FERNWOOD ROAD, BETHESDA, MARYLAND, 20817-1109, (301) 380-9000. IN ORDER TO ENSURE
TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY      , 1996.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Special Note Regarding Forward Looking Statements........................   3
Available Information....................................................   3
Incorporation of Certain Documents by Reference..........................   4
Prospectus Summary.......................................................   5
Summary Historical and Pro Forma Financial Data..........................  14
Risk Factors.............................................................  16
The Exchange Offer.......................................................  19
Use of Proceeds..........................................................  28
Capitalization...........................................................  28
Pro Forma Condensed Combined Consolidated Financial Data.................  29
Selected Historical Financial Data.......................................  35
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  37
Business and Properties .................................................  47
Management...............................................................  55
Sole Shareholder.........................................................  56
Relationship with Host Marriott..........................................  56
Relationship with Marriott International.................................  57
Description of Senior Notes..............................................  59
Material Federal Income Tax Considerations...............................  86
Plan of Distribution.....................................................  87
Legal Matters............................................................  87
Experts..................................................................  87
Index to Financial Statements ........................................... F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context otherwise requires, the term "Company" refers to HMH Properties, Inc. and its subsidiaries. On July 10, 1997, HMC Acquisition Properties, Inc. ("Acquisitions"), an indirect wholly-owned subsidiary of Host Marriott, was merged with and into the Company. The following information and the combined consolidated financial statements included elsewhere herein are presented as if Acquisitions was merged into the Company for all periods presented as discussed in Note 1 to the combined consolidated financial statements. References herein to "Smith Travel Research" and to "industry data" are to industry data provided by Smith Travel Research, which data has been customized to reflect that of the upscale full-service lodging segment, in which the Company primarily competes. "Upscale full-service" lodging segment, as used herein, includes Marriott Hotels, Resorts and Suites; Crowne Plaza; Doubletree; Hyatt; Hilton; Radisson; Red Lion; Sheraton; Westin; and Wyndham.

                                  THE COMPANY

  The Company, an indirect wholly-owned subsidiary of Host Marriott, owns the majority of Host Marriott's lodging properties. The Company's assets principally consist of 50 full-service hotel properties, one partnership investment and a note receivable from an affiliate. All but ten of the Company's 50 full-service lodging properties are managed by Marriott International, Inc. ("Marriott International") and all but three are operated under the Marriott or Ritz-Carlton brands, which are among the most respected and widely recognized in the lodging industry. Based on industry data, the Company believes that its hotels as a group consistently outperform the industry's average occupancy rate by a significant margin, and averaged 76.4% occupancy for 1996 compared to a 71.1% average occupancy for competing full-service hotels in the upscale full-service segment of the lodging industry (the segment which is most representative of the Company's full-service hotels).

  The lodging industry as a whole, and the upscale and luxury full-service hotel segments in particular, are benefiting from a favorable supply and demand relationship in the United States. Based on data provided by Smith Travel Research, the Company believes that demand for upscale full-service rooms, measured as annual domestic occupied room nights for its competitive set, increased 3.8% in 1994, 1.5% in 1995 and 2.3% in 1996. Management believes that demand increases have resulted primarily from an improved economic environment and a corresponding increase in business travel. In spite of increased demand for rooms, the room supply growth rate in the upscale full-service segment has been minimal. Management believes that the low supply growth rate in the upscale full-service segment is attributable to many factors including the limited availability of attractive building sites for full-service hotels, the lack of available financing for new full-service hotel construction and the availability of existing full-service properties for sale at a discount to their replacement cost. The relatively high occupancy rates of the Company's hotels, along with the increased demand for full-service hotel rooms have allowed the managers of the Company's hotels to increase average daily room rates by selectively raising room rates and by replacing certain discounted group business with higher-rated group and transient business. As a result, on a comparable basis, room revenues per available room ("REVPAR") for the Company's full-service properties increased approximately 15% for the twenty-four weeks ended June 20, 1997 ("First Two Quarters 1997") over the comparable period for the prior year. Furthermore, because the lodging property operations have a high fixed cost component, increases in REVPAR generally yield greater percentage increases in EBITDA (as defined herein). Accordingly, the approximate 15% increase in REVPAR resulted in an approximate 23% increase in comparable full-service hotel EBITDA for the First Two Quarters 1997. The Company expects this supply/demand imbalance, particularly in the upscale and luxury full-service segments, to continue, which should result in improved REVPAR and EBITDA at its hotel properties in the near term. There can be no assurance, however, that such supply/demand imbalance will continue or that REVPAR and EBITDA will continue to improve.

BUSINESS STRATEGY

  The Company's business strategy is to continue to focus on maximizing the profitability of its existing full-service portfolio and acquiring additional high-quality, full-service hotel properties, including controlling interests in joint ventures, partnerships or other entities holding such properties. The Company believes that the upscale and luxury full-service segments of the market offer numerous opportunities to acquire assets at attractive multiples of cash flow and at substantial discounts to replacement value, including under-performing hotels which can be improved by conversion to the Marriott or Ritz-Carlton brands. The Company believes that the upscale full-service segment is very promising because:

  . The Company believes that there is a very limited new supply of upscale and luxury full-service hotel rooms currently under construction. According to Smith Travel Research, from 1988 to 1991, upscale full-service room supply for the Company's competitive set increased an average of approximately 4% annually which resulted in an oversupply of rooms in the industry. However, this growth slowed to an average of approximately 1.0% from 1992 through 1996. Furthermore, the lead time from conception to completion of a full-service hotel is generally five years or more in the markets the Company is principally pursuing, which management believes will contribute to the continued low growth of supply in the upscale and luxury full-service segments through 2000.

  . Many desirable hotel properties are currently held by inadvertent owners such as banks, insurance companies and other financial institutions which are motivated and willing sellers. In recent years, the Company has acquired a number of properties from inadvertent owners at significant discounts to replacement cost, including luxury hotels operating under the Ritz-Carlton brand. While in the Company's experience to date, these sellers have been primarily U.S. financial organizations, the Company believes that numerous international financial institutions are also inadvertent owners of U.S. lodging properties and have only recently begun to dispose of such properties. The Company expects that there will be increased opportunities to acquire U.S. lodging properties from international financial institutions and expects to dedicate significant resources to aggressively pursue these opportunities.

  . The Company believes that there are numerous opportunities to improve the performance of acquired hotels by replacing the existing hotel manager with Marriott International and converting the hotel to the Marriott brand. Based on industry data, the Company believes that Marriott-flagged properties have consistently outperformed the industry. Demonstrating the strength of the Marriott brand name, the average occupancy rate for the Company's comparable full-service properties was 76.1%, compared to an average occupancy rate of 71.1% for competing upscale full-service hotels. Accordingly, management anticipates that any additional full-service properties acquired by the Company in the future and converted from other brands to the Marriott brand should achieve higher occupancy rates and average room rates than has previously been the case for those properties as the properties begin to benefit from Marriott's brand recognition, reservation system and group sales organization. Ten of the Company's 35 acquired full-service hotels were converted to the Marriott brand following their acquisition.

  The Company believes it is well qualified to pursue its acquisition strategy. Management has extensive experience in acquiring and financing lodging properties and believes its industry knowledge, relationships and access to market information provide a competitive advantage with respect to identifying, evaluating and acquiring hotel assets. In addition, the Company is well positioned to convert acquired properties to the Marriott and Ritz-Carlton brand names due to its relationship with Marriott International.

  In 1996, the Company acquired nine full-service properties with 3,124 rooms for approximately $292 million, including the acquisition, through foreclosure, of a controlling interest in the 250-room Newport Beach Marriott Suites and the acquisition of a controlling interest in a venture that owns the 400-room Pittsburgh Marriott City Center. Subsequent to year end, the Company acquired the 306-room Ritz-Carlton, Marina del Rey for approximately $57 million and a controlling interest in the 404-room Norfolk Waterside Marriott for approximately $33 million. The Company acquired seven full-service properties (3,133 rooms) for approximately

$329 million in 1995. During 1994, the Company acquired 15 full-service properties with 6,044 rooms for approximately $441 million. In 1994, the Company also provided 100% financing totaling $35 million to a partnership, in which a related party of the Company owns the sole general partner interest, for the partnership's acquisition of two full-service hotels with 684 rooms which the Company consolidates in the accompanying financial statements. The Company believes that each of these acquisitions was made at an attractive valuation and at a significant discount to replacement value.

  Consistent with its strategy of focusing on the full-service segment of the lodging industry, the Company has opportunistically sold certain of its properties. During 1994, the Company sold 26 of its 30 Fairfield Inns and all of its 14 senior living communities. During the first and third quarters of 1995, the Company sold to and leased back from an unrelated real estate investment trust (the "REIT") 37 of its Courtyard properties. The leases and related obligations were transferred to Host Marriott in 1995. Also, in the second quarter of 1995, the Company sold its remaining four Fairfield Inns. In the first and second quarters of 1996, the Company sold to and leased back from the REIT its remaining 16 Courtyard properties and 18 Residence Inns for approximately $349 million (10% of which was deferred). Host Marriott purchased the Company's rights to the deferred proceeds and obligations under the lease for the 16 Courtyard properties at their fair market value. With the completion of these transactions, 100% of the Company's owned properties are in the full-service segment, although the Company retains the rights to the deferred proceeds and the lease obligation with respect to the 18 Residence Inns. The Company has reinvested substantially all of the proceeds in the acquisition of full-service lodging properties.

  The Company is a Delaware corporation and its principal executive office is located at 10400 Fernwood Road, Bethesda, Maryland, 20817-1109 (telephone:
(301) 380-9000).

                            THE CONSENT SOLICITATION

  On May 12, 1997, the Company commenced a solicitation of consents (the "Consent Solicitation") of registered holders of its 9 1/2% Senior Notes due 2005 (the "Existing Senior Notes") to certain amendments to the indenture pursuant to which the Existing Senior Notes were issued (the "Existing Senior Notes Indenture"). Such amendments facilitated Properties' ability to merge with HMC Acquisition Properties, Inc. ("Acquisitions"), another indirect, wholly owned subsidiary of Host Marriott (the "Merger"), and such amendments facilitate the Company's ability to acquire (i) through certain subsidiaries, additional properties subject to non-recourse indebtedness and (ii) less than majority controlling interests in corporations, partnerships and other entities holding attractive hotel lodging properties. On May 12, 1997, Acquisitions commenced a substantially similar consent solicitation (the "Acquisitions Consent Solicitation") of registered holders of its 9% Senior Notes due 2007 (the "Acquisitions Notes"). The Consent Solicitation expired on July 9, 1997 with the Company having obtained the consents to the amendments required under the Existing Senior Notes Indenture. On July 10, 1997, the Company executed a supplemental indenture adopting the amendments to the Existing Senior Notes Indenture. The Acquisitions Consent Solicitation was also successfully consummated. As part of the Consent Solicitation, the Company made a payment (the "Consent Payment") of $7,500,000 which was allocated pro rata by the Company to each registered holder consenting thereto. As part of the Acquisitions Consent Solicitation, Acquisitions made a consent payment of $4,375,000 which was allocated pro rata by Acquisitions to each registered holder consenting thereto.

  The Merger was consummated on July 10, 1997 and the proposed amendments to the Existing Senior Notes Indenture and to the indenture governing the Acquisitions Notes became effective on such date. As a result of the Merger, the Company conducts the operations and business formerly conducted by Acquisitions. The terms of the respective indentures governing the Existing Senior Notes and the Acquisition Notes, as amended pursuant to the aforementioned consent solicitations, are substantially similar to those of the Indenture. See "Description of Senior Notes."

                   ORGANIZATIONAL STRUCTURE AFTER THE MERGER

  The following chart sets forth the organizational structure of Host Marriott and its subsidiaries after the Merger.

                                       --------------------------------

 . 36 full-service hotels                   Host Marriott Corporation
 . 24 partnership interests                     and Subsidiaries
 . 29 senior living communities
                                       --------------------------------

                                       --------------------------------

 . 1 full-service hotel                  Host Marriott Hospitality, Inc.

                                       --------------------------------

                                       --------------------------------

 . 50 full-service hotels                     HMH Properties, Inc.
 . 1 partnership investment and a               and Subsidiaries
  note receivable from an                   Issuer of Senior Notes
  affiliate
                                       --------------------------------

                               THE EXCHANGE OFFER

The Exchange Offer..........  The Company is offering to exchange up to $600 million principal amount of Exchange Notes for a like principal amount of Original Notes. The Exchange Notes may be exchanged only in multiples of $1,000 principal amount. The Company will issue the Exchange Notes on or promptly after the Expiration Date. See "The Exchange Offer."

                              Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired the Original Notes directly from the Company or (iii) a broker-dealer who acquired the Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the Exchange Notes prior to offering or selling such Exchange Notes. If a holder of Original Notes does not exchange such Original Notes for the Exchange Notes pursuant to the Exchange Offer, such Original Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exception from, or in a transaction not subject to the Securities Act and applicable state securities laws. See "The Exchange Offer-- Consequences of Failure to Exchange" and "Description of Senior Notes."

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on       , 1997, unless extended
                              in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is so extended.

Conditions to the Exchange
 Offer......................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company in whole or in part and from time to time in its sole discretion. See "The Exchange Offer-- Certain Conditions to the Exchange Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Procedures for Tendering
 the Original Notes.........  Each Registered Holder of Original Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of

                              Transmittal, or a facsimile thereof, in
                              accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Original Notes and any other required documentation, to the Exchange Agent at the address set forth herein. By executing the Letter of Transmittal, each holder of the Original Notes (other than participating broker-dealers) will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not the holder of the Original Notes, that neither the holder of the Original Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Original Notes and that neither the holder nor any such person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Each Registered Holder whose Original Notes are held through DTC (as defined) and wishes to participate in the Exchange Offer may do so through DTC's Automated Tender Offer Program ("ATOP") by which each tendering participant will agree to be bound by the Letter of Transmittal. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Original Notes."

Special Procedures for
 Beneficial Owners..........  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender, should contact such Registered Holder promptly and instruct such Registered Holder to tender on such beneficial owner's behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such holder's name or obtain a properly completed bond power from the Registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering Original Notes."

Guaranteed Delivery
Procedures..................  Holders of the Original Notes who wish to tender their Original Notes and whose Original Notes are not immediately available or who cannot deliver their Original Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at its address set forth herein. Such notice must
                              (i) specify the name of the person having tendered the Original Notes to be withdrawn; (ii) identify the

                              Original Notes to be withdrawn (including the serial number or numbers and principal amount of Original Notes to be withdrawn); (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered; and (iv) specify the name in which the Original Notes are to be registered, if different from that of the withdrawing holder. See "The Exchange Offer-- Withdrawal Rights."

Acceptance of Original
 Notes and Delivery of
 Exchange Notes.............  The Company will accept for exchange any and all
                              Original Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Consequences of Failure to
 Exchange...................  Holders of Original Notes who do not exchange their Original Notes for the Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon. In general, the Original Notes that are not exchanged pursuant to the Exchange Offer may not be offered or sold except pursuant to a registration statement under Securities Act or an exemption from registration thereunder and in compliance with applicable state securities laws. In the event the Company completes the Exchange Offer, the interest rate on Original Notes will remain as stated thereon and holders of Original Notes will have no further rights under the Registration Rights Agreements (as defined below).

Certain Tax
 Considerations.............  Latham & Watkins, counsel to the Company, has advised the Company that because the Exchange Notes should not be considered to differ materially from the Original Notes, the exchange of the Original Notes for Exchange Notes should not result in any material federal income tax consequences to holders exchanging the Original Notes for the Exchange Notes. For a full description of the basis of, and limitations on, this opinion, see "Material Federal Income Tax Considerations."

Registration Rights
 Agreement..................  Pursuant to a registration rights agreement (the
                              "Registration Rights Agreement") among the
                              Company, the Subsidiary Guarantors and the initial purchasers of the Original Notes (the "Initial Purchasers"), the Company and the Subsidiary Guarantors have agreed (i) to file a registration statement with respect to an offer to exchange the Original Notes for a like principal amount of Exchange Notes and (ii) to use their reasonable best efforts to cause such registration statement to become effective under the Securities Act. The Exchange Offer is intended to satisfy the rights of holders of Original Notes under the Registration Rights Agreement, which rights terminate upon consummation of the Exchange Offer. The holders of the Exchange Notes are not entitled to any exchange or registration rights with respect to the Exchange Notes.

Exchange Agent..............  Marine Midland Bank is the Exchange Agent. The
                              address and telephone number of the Exchange
                              Agent are set forth in the "The Exchange Offer-- Exchange Agent."

                       SUMMARY TERMS OF THE SENIOR NOTES

  The Exchange Offer applies to $600 million aggregate principal amount of the Original Notes. The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of the Original Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and both series of Senior Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities thereunder. See "Description of Senior Notes."

Issuer......................  HMH Properties, Inc.

Securities Offered..........  $600 million in aggregate principal amount of 8
                              7/8% Senior Notes due 2007.

Maturity....................  July 15, 2007

Interest Payment Dates......  July 15 and January 15, commencing January 15,
                              1998.

Ranking.....................  The Exchange Notes will be senior obligations of the Company. The Exchange Notes will rank pari passu in right of payment with all existing and future senior Indebtedness of the Company, provided, however, that certain Indebtedness of the Company and its subsidiaries currently is, and Indebtedness incurred by the Company and its subsidiaries may be, secured by assets held by the Company or its subsidiaries subject to certain restrictions described herein. As of June 20, 1997, on a pro forma basis as adjusted to give effect to the Offering, the aggregate principal amount of outstanding senior Indebtedness of the Company was approximately $1.7 billion, of which approximately $100 million was secured by assets held by the Company or its subsidiaries.

Security....................  The Original Notes are, and the Exchange Notes
                              will be, secured (on an equal and ratable basis with the Existing Senior Notes, the Acquisitions Notes and pari passu indebtedness) by a first priority pledge of all of the capital stock of all but one of the Subsidiary Guarantors, subject to certain exceptions.

Guarantees..................  The Exchange Notes will be guaranteed on a joint and several basis by the Subsidiary Guarantors.

Optional Redemption.........  The Exchange Notes may be redeemed at the option of the Company, in whole or in part, on or after July 15, 2002 at a premium to par declining to par in 2005, plus accrued and unpaid interest, if any, through the redemption date.

Change of Control...........  Upon the occurrence of a Change of Control
                              Triggering Event (as defined herein), the Company will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants...........  The Indenture contains certain covenants that, among other things, restrict the ability of the Company and its subsidiaries to (i) incur additional Indebtedness and issue preferred stock, (ii) pay dividends or make other distributions, (iii) repurchase capital stock or subordinated Indebtedness, (iv) create certain liens, (v) enter into certain transactions with affiliates, (vi) issue or sell capital stock of the Company's subsidiaries,
                              (vii) enter into certain mergers and
                              consolidations or (viii) invest in Subsidiaries that are not, or do not become, Subsidiary Guarantors. In addition, under certain circumstances, the Company will be required to offer to purchase the Exchange Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, with the proceeds of certain Asset Sales (as defined herein).

                                  RISK FACTORS

  Holders of the Original Notes should carefully consider the matters set forth herein under "Risk Factors," as well as other information and data included elsewhere in this Prospectus.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following table presents summary combined consolidated historical financial data of the Company (after giving effect to the Merger) for the fiscal year ended January 3, 1997 and First Two Quarters 1997 and summary combined consolidated pro forma financial data of the Company for the fiscal year ended January 3, 1997, the twenty-four weeks ended June 14, 1996 ("First Two Quarters 1996") and First Two Quarters 1997. The unaudited pro forma financial data reflects (i) inclusion of the operating results of hotels acquired in 1996 and 1997 and exclusion of operating results of hotels sold in 1996 as if each acquisition or disposition had occurred at the beginning of the period indicated and (ii) the sale of the Original Notes. The pro forma financial data set forth below may not necessarily be indicative of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future. The information presented below is derived from and should be read in conjunction with the Company's audited Combined Consolidated Financial Statements and Notes thereto, the unaudited First Two Quarters 1997 Combined Consolidated Financial Statements and Notes thereto, the "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Pro Forma Condensed Combined Consolidated Financial Data" included elsewhere herein. The data presented below is unaudited except for the historical income statement data for fiscal year 1996 which has been audited. The Company's fiscal year ends on the Friday closest to December 31.

                                           HISTORICAL      PRO FORMA(1)
                                         --------------- -----------------
                                                 FIRST          FIRST TWO
                                         FISCAL   TWO    FISCAL QUARTERS
                                          YEAR  QUARTERS  YEAR  ----------
                                          1996    1997    1996  1996  1997
                                         ------ -------- ------ ----  ----
                                           (IN MILLIONS, EXCEPT RATIO DATA)
INCOME STATEMENT DATA:
  Revenues..............................  $319    $195    $358  $166  $198
  Operating profit......................   144      94     164    78    95
  Corporate expenses....................    15       6      15     6     6
  Interest expense......................   101      46     158    72    72
  Interest income.......................    26       9      16    11     9
  Net income............................    32      30       4     6    15
OTHER OPERATING DATA:
  EBITDA(2).............................  $226    $131    $239  $115  $133
  Cash interest expense(3)..............    99      45     152    70    70
  Depreciation and amortization.........    64      35      68    33    36
  Maintenance capital expenditures(4)...    39      21      43    25    22
RATIO DATA:
  EBITDA to cash interest expense.......   2.3x    2.9x    1.6x  1.6x  1.9x
  EBITDA less maintenance capital
   expenditures to cash interest
   expense..............................   1.9x    2.4x    1.3x  1.3x  1.6x
  Ratio of earnings to fixed
   charges(5)...........................   1.5x    2.0x    1.1x  1.1x  1.3x

                                                             AS OF JUNE 20, 1997
                                                             -------------------
                                                             ACTUAL PRO FORMA(6)
                                                             ------ ------------
BALANCE SHEET DATA:
  Cash and cash equivalents................................. $   86    $  656
  Total assets..............................................  1,891     2,491
  Total debt................................................  1,080     1,680
  Shareholder's equity......................................    624       624

                                                   (footnotes on following page)

                               HOTEL PERFORMANCE

  The following table sets forth key performance statistics of the Company's properties:

                                         FIRST TWO QUARTERS      FISCAL YEAR
                                         --------------------  ----------------
                                           1997       1996      1996     1995
                                         ---------  ---------  -------  -------
COMPARABLE FULL-SERVICE HOTELS(7)
  Number of properties..................        36         36       31       31
  Number of rooms.......................    15,327     15,297   12,465   12,465
  Average daily rate.................... $  121.12  $  107.73  $103.64  $ 96.91
  Occupancy %...........................      79.7%      77.6%    76.1%    73.7%
  REVPAR(8)............................. $   96.47  $   83.57  $ 78.84  $ 71.38
  REVPAR % change.......................      15.4%       --      10.5%     --
TOTAL FULL-SERVICE HOTELS
  Number of properties..................        50         44       48       38
  Number of rooms.......................    19,716     17,490   18,976   15,552
  Average daily rate(9)(10)............. $  120.84  $  107.47  $107.38  $ 97.57
  Occupancy %(9)(10)....................      78.9%      77.6%    76.4%    73.9%
  REVPAR(8)(9)(10)...................... $   95.31  $   83.36  $ 82.03  $ 72.07
  REVPAR % change.......................      14.3%       --      13.8%     --

---------------------
(1)  See "Pro Forma Condensed Combined Consolidated Financial Data."
(2) EBITDA consists of the sum of consolidated net income, interest expense, income taxes, depreciation and amortization and certain other noncash charges (principally noncash write-downs of lodging properties and equity in earnings of affiliates, net of distributions received). The Company considers EBITDA to be an indicative measure of the Company's operating performance due to the significance of the Company's long-lived assets (and the related depreciation thereon). EBITDA can be used to measure the Company's ability to service debt, fund capital expenditures and expand its business and is used in the Company's indentures as part of the tests determining the Company's ability to incur debt and to make certain restricted payments. However, such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles ("GAAP"). Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentation. On a historical basis, cash from operations totaled $128 million and $81 million for fiscal year 1996 and First Two Quarters 1997, respectively. On a historical basis, cash used in investing activities totaled $76 million and $102 million for fiscal year 1996 and First Two Quarters 1997, respectively. On a historical basis, cash used in financing activities totaled $34 million, for each of fiscal year 1996 and First Two Quarters 1997.
(3) Cash interest expense is calculated as GAAP interest expense less amortization of deferred financing costs.
(4) Maintenance capital expenditures represent disbursements which are generally equal to 5% of gross hotel sales and are utilized for renewals and replacements of the hotels' property and equipment.
(5) The ratio of earnings to fixed charges is computed by dividing net income before taxes, interest expense and other fixed charges by total fixed charges, including interest expense, amortization of debt issuance costs and the portion of rent expense which represents interest.
(6) Pro Forma for the Offering. See "Pro Forma Condensed Combined Consolidated Financial Data."
(7) Consists of 31 properties owned by the Company for the entire 1996 and 1995 fiscal years, respectively, and the 36 properties owned by the Company for the entire First Two Quarters 1997 and 1996, respectively, except for the 255-room Elk Grove Suites Hotel, which is leased to a national hotel chain through 1997.
(8) REVPAR represents room revenues generated per available room and excludes food and beverage and other ancillary revenues generated by the property.
(9) Excludes the 255-room Elk Grove Suites Hotel, which is leased to a national hotel chain through 1997 and the Springfield Radisson which was sold in December 1995.
(10) Financial data for fiscal year 1995 excludes the 820-room Marriott World Trade Center, which was acquired in December 1995.

                                 RISK FACTORS

  Holders of Original Notes that are considering participation in the Exchange Offer should carefully consider the following risk factors in addition to the other information contained in this Prospectus.

SUBSTANTIAL LEVERAGE

  At June 20, 1997, on a pro forma basis as adjusted to give effect to the Offering, the Company had approximately $1.7 billion of outstanding Indebtedness, representing 73% of its total capitalization. The Company's level of debt presents risks to the holders of the Senior Notes, including the risk that the Company might not generate sufficient cash to service the Senior Notes. In the event that the Company's cash flow and working capital are not sufficient to fund the Company's expenditures or to service its Indebtedness, including the Senior Notes, the Company would be required to raise additional funds through capital contributions, the refinancing of all or part of its Indebtedness, the incurrence of additional permitted Indebtedness, or the sale of assets. There can be no assurance that any of these sources of funds, if available at all, would be available in amounts sufficient for the Company to meet its obligations. Moreover, even if the Company were able to meet its obligations, its leveraged capital structure could significantly limit its ability to finance its acquisition program and other capital expenditures to compete effectively or to operate successfully, especially under adverse economic conditions. The Indenture and the indentures governing the Existing Senior Notes and the Acquisitions Notes each contain financial and operating covenants, including, but not limited to, restrictions on the Company's ability to incur additional Indebtedness and issue preferred stock, pay dividends or make other distributions, create liens, sell assets, enter into certain transactions with affiliates, and enter into certain mergers and consolidations. See "Description of Senior Notes." The Company's ability to comply with the terms of the Indenture (including its ability to comply with such covenants), to make cash payments with respect to the Senior Notes and to satisfy its other debt obligations will depend on the future performance of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" and "Description of Senior Notes. "

COMPETITION AND RISKS OF THE LODGING INDUSTRY

  The Company's hotels generally operate in areas that contain numerous other competitors. During the 1980s, construction of lodging facilities in the United States resulted in an excess supply of available rooms. This over-supply had an adverse effect on occupancy levels and room rates in the industry. Although the current outlook for the industry has improved, the lodging industry, including the Company, may be adversely affected in the future by (i) national and regional economic conditions, (ii) changes in travel patterns, (iii) taxes and government regulations which influence or determine wages, prices, interest rates, construction procedures and costs and
(iv) the availability of credit. Hotel investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to respond to changes in economic or other conditions. There can be no assurance that downturns or prolonged adverse conditions in real estate or capital markets or the economy as a whole will not have a material adverse impact on the Company.

RELATIONSHIP WITH MARRIOTT INTERNATIONAL

  Marriott International serves as the manager for all but ten of the Company's lodging properties and provides various other services to Host Marriott and its subsidiaries including the Company. With respect to these various contractual arrangements, the potential exists for disagreement as to contract compliance. Additionally, the possible desire of the Company, from time-to-time, to finance, refinance or effect a sale of any of the properties managed by Marriott International may, depending upon the structure of such transactions, result in a need to modify the management agreements with Marriott International with respect to such property. Any such modification proposed by the Company may not be acceptable to Marriott International, and the lack of consent from Marriott International could adversely affect the Company's ability to consummate such financing or sale. In addition, certain situations could arise where actions taken by Marriott International in its capacity as manager of competing lodging properties would not necessarily be in the best interests of the Company. Nevertheless, the

Company believes that there is sufficient mutuality of interest between the Company and Marriott International to result in a mutually productive relationship. In addition, Host Marriott and Marriott International share two common directors:-J.W. Marriott, Jr. serves as Chairman of the Board of Directors, Chief Executive Officer and President of Marriott International and also serves as a director of Host Marriott; Richard E. Marriott is a director of Marriott International and Chairman of the Board of Directors of Host Marriott. Messrs. J.W. Marriott, Jr., Richard E. Marriott, as well as certain other officers and directors of Marriott International and Host Marriott, also own shares (and/or options or other rights to acquire shares) in both companies. Appropriate policies and procedures are followed by the Board of Directors of Host Marriott and Marriott International to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott (and, if appropriate, other officers and directors of such companies) in conflict situations, including requiring them to abstain from voting as directors of either Host Marriott or Marriott International (or as directors of any of their subsidiaries) on certain matters which present a conflict between the companies. See "Relationship with Marriott International."

FRAUDULENT TRANSFER

  The Company's obligations under the Senior Notes will be guaranteed by the Subsidiary Guarantors. The Guarantees may be subject to review under state or Federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of a Subsidiary Guarantor. Under those laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of a Subsidiary Guarantor, such as a trustee in bankruptcy or a Subsidiary Guarantor as debtor in possession, were to find that at the time the Subsidiary Guarantor issued its Guarantee, it either (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iv) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid the Guarantee and the Subsidiary Guarantor's obligations thereunder, and direct the return of any amounts paid thereunder to the Company or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), the court could avoid the Guarantee and direct such repayment if it found that the Guarantee was issued with actual intent to hinder, delay, or defraud the Subsidiary Guarantor's creditors.

  The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Exchange Notes will be issued in exchange for Original Notes only after timely receipt by the Exchange Agent of such Original Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Original Notes desiring to tender such Original Notes in exchange for the Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Original Notes for exchange. Original Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Notes could be adversely affected. See "Exchange Offer."

ABSENCE OF PUBLIC MARKET FOR THE SENIOR NOTES

  The Original Notes have not been registered under the Securities Act and are subject to significant restrictions. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Senior Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Exchange Act, and may be limited during the Exchange Offer. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a trading market does not develop or is not maintained, holders of the Senior Notes may experience difficulty in reselling the Senior Notes or may be unable to sell them at all. If a market for the Senior Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Senior Notes, future trading prices of the Senior Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Senior Notes may trade at a discount from their principal amount.

RISK INVOLVED IN INVESTMENTS THROUGH PARTNERSHIPS OR JOINT VENTURES

  Instead of purchasing hotel properties directly, the Company may invest as a co-venturer. Joint venturers often have equal control over the operation of the joint venture assets. Therefore, such investments may, under certain circumstances, involve risks such as the possibility that the co-venturer in an investment might become bankrupt, or have economic or business interests or goals that are inconsistent with the business interests or goals of the Company, or be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Consequently, actions by a co-venturer might result in subjecting hotel properties owned by the joint venture to additional risk. Although the Company will seek to maintain sufficient control of any joint venture to permit the Company's objectives to be achieved, it may be unable to take action without the approval of its joint venture partners or its joint venture partners could take actions binding on the joint venture without the Company's consent. Additionally, should a joint venture partner become bankrupt, the Company could become liable for such partner's share of joint venture liabilities.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The Original Notes were sold by the Company on July 15, 1997 (the "Closing Date") to the Initial Purchasers. The Initial Purchasers subsequently placed the Original Notes with qualified institutional buyers in transactions not requiring registration under the Securities Act or applicable state securities laws, including sales pursuant to Rule 144A and Regulation S under the Securities Act. As a condition to the sale of the Original Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement on July 15, 1997. Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a registration statement (the "Registration Statement") under the Securities Act with respect to the Exchange Notes as soon as practicable after the Closing Date, but in no event later than the 60th day after the Closing Date, (ii) use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act on or before the 150th day after the Closing Date, (iii) keep the Exchange Offer open for not less than 30 days (or such longer period required by applicable law) after the date that the notice of the Exchange Offer (as defined in the Registration Rights Agreement), and (iv) consummate the Exchange Offer within 180 days after the Closing Date, and deliver to the Exchange Agent, Exchange Notes in the same aggregate principal amount as the Original Notes that were properly tendered by holders thereof pursuant to the Exchange Offer. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement of which this Prospectus is a part is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, the Original Notes may be tendered only in integral multiples of $1,000.

  The Exchange Notes will evidence the same debt as the Original Notes for which they are exchanged, and are entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof.

  Holders do not have an appraisal or dissenters' rights under the Delaware General Corporation Law or under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of Regulation 14E under the Exchange Act.

  The Company shall be deemed to have accepted validly tendered Exchange Notes when, as and if, the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders whose Original Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Original Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Original Notes held by them. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Original Notes could be adversely affected.

  Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Original Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses; Solicitation of Tenders."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean      , 1997, unless the Company, in
its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is so extended.

  In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the Registered Holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Original Notes are tendered.

  The Company reserves the right (i) to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Original Notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to all Registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period. During any extension of the Expiration Date, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company.

  Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE SENIOR NOTES

  Interest accrues on the Original Notes, and will accrue on the Exchange Notes, at the rate of 8 7/8% per annum and will be payable in cash semiannually in arrears on each July 15 and January 15, commencing on January 15, 1998. No interest will be payable on the Original Notes on the date of the exchange for the Exchange Notes and therefore no interest will be paid thereon to the holders at such time.

PROCEDURES FOR TENDERING ORIGINAL NOTES

  The tender to the Company of the Original Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender the Original Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Exchange Dates or, in the alternative, comply with The Depository Trust Company's ("DTC") ATOP procedures described below. In addition, either (i) certificates for such Original Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Original Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, or properly transmitted Agent's Message (as defined below), must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF THE ORIGINAL NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED, IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE COMPANY.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Original Notes surrendered for exchange pursuant thereto are tendered (i) by a Registered Holder of the Original Notes who has not completed the boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program (an "Eligible Program") within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Original Notes not exchanged are to be delivered to an address other than that of the Registered Holder appearing on the note register for the Original Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution. If the Original Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the Registered Holder with the signature thereon guaranteed by an Eligible Institution.

  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes should contact the Registered Holder promptly and instruct such Registered Holder to tender Original Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Original Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Original Notes in such beneficial owner's name, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner's name or obtain a properly completed bond power from the Registered Holder of the Original Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

  The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's ATOP to tender. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing the Depositary to transfer the Original Notes to the Exchange Agent in accordance with the Depositary's ATOP procedures for transfer. The Depositary will then send an Agent's Message to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that the Depositary has received an express acknowledgment from a participant in DTC's ATOP that is tendering Original Notes which are the subject of such book entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the agreement may be enforced against such participant.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Original Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Original Note not properly tendered or to not accept any particular Original Note which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right at its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Original Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender the Original Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Original Note either before or after the Expiration Date (including the Letter of Transmittal and instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Original Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of the Original Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal is signed by a person or persons other than the Registered Holder or holders of Original Notes, such Original Notes must be endorsed or accompanied by a properly completed bond power, in either case signed exactly as the names of the Registered Holder or holders that appear on the Original Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Original Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Original Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Original Notes for exchange when, and if, the Company has given oral or written notice thereof to the Exchange Agent.

  In all cases, issuance of Exchange Notes for Original Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Original Notes or a timely Book-Entry Confirmation of such Original Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Original Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing the Original Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder thereof (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged Original Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer. However, although delivery of the Original Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with. Delivery of documents to the book-entry transfer facility does not constitute delivery to the Exchange Agent.

THE METHOD OF DELIVERY OF ORIGINAL NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

  Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide its taxpayer identification number (social security number or employer identification number) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Original Notes desires to tender such Original Notes and the Original Notes are not immediately available, or time will not permit such holder's Original Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if
(i) the tender is made through an Eligible institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of the Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within three business days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three business days after the date of execution of the Notice of Guaranteed Delivery. Unless Original Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this Prospectus and the related Letter of Transmittal.

  A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Original Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Original Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmissions to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Original Notes (or a timely Book-Entry Confirmation).

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering Original Notes for exchange (the "Transferor") exchanges, assigns and transfers the Original Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The Transferor further agrees that acceptance of any tendered Original Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Rights Agreement and that the Company shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

  By tendering Original Notes, the Transferor certifies (a) that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Original Notes acquired directly from the Company or an affiliate of the Company, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes or (b) that it is an "affiliate" (as so defined) of the Company or of the Initial Purchasers in the Offering, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

WITHDRAWAL RIGHTS

  Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  For a withdrawal to be effective, (i) a written or facsimile notice of withdrawal must be received by the Exchange Agent at its address set forth below under "--Exchange Agent" or (ii) holders must comply with the appropriate procedures of DTC's ATOP system. Any such notice of withdrawal must (i) specify the name of the person having tendered the Original Notes to be withdrawn, (ii) identify the Original Notes to be withdrawn (including the serial number or numbers and the principal amount of Original Notes to be withdrawn), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Original Notes were tendered and (iv) specify the name in which such Original Notes are to be registered, if different from that of the withdrawing holder. If Original Notes have been tendered pursuant to the procedure for book-entry described above, any notice of withdrawal must specify, in lieu of certificate numbers, the name and number of the account at DTC to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Original Notes will be credited to an account maintained with DTC for the Original Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Original Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other term of the Exchange Offer, the Company's obligation to accept for exchange, or exchange Exchange Notes for, any Original Notes not theretofore accepted for exchange is subject to the following conditions:

    (a) no action or proceeding having been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company or there shall not have occurred any material adverse development in any existing action or proceeding with respect to the Company or any of its subsidiaries;

    (b) there shall not have been any material change, or development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries which, in the judgment of the Company, would materially impair the Company's ability to consummate the Exchange Offer or have a material adverse impact on the Company if the Exchange Offer is consummated;

    (c) there shall not have been proposed, adopted or enacted any law, statute, rule or regulation which, in the judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company if the Exchange Offer is consummated; or

    (d) all governmental approvals which the Company shall deem necessary for the consummation of the Exchange Offer as contemplated hereby shall have been obtained.

  If the Company determines in good faith that any of the conditions are not met, the Company may (i) refuse to accept any Original Notes and return all tendered Original Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Original Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Original Notes (see "--Withdrawal Rights") or (iii) waive certain of such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to all Registered Holders.

  Holders have certain rights and remedies against the Company under the Registration Rights Agreement, including liquidated damages of up to $.30 per week per $1,000 principal amount of Original Notes, should the Company fail to consummate the Exchange Offer, notwithstanding a failure of the conditions stated above. Such conditions are not intended to modify those rights or remedies in any respect.

  The foregoing conditions are for the benefit of the Company and may be asserted by the Company in good faith regardless of the circumstances giving rise to such conditions or may be waived by the Company in whole or in part at any time and from time to time in its discretion. The failure by the Company at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing, to terminate or amend the Exchange Offer.

EXCHANGE AGENT

  Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

      By Registered or Certified Mail; By Overnight Courier; or By Hand:
                              Marine Midland Bank
                                 140 Broadway
                                  12th Floor
                         New York, New York 10005-1180
                      Attention: Corporate Trust Services
                                (212) 658-6084

                                 By Facsimile:
                                (212) 658-6425
                      Attention: Corporate Trust Services

  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES; SOLICITATION OF TENDERS

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will
be paid by the Company and are estimated in the aggregate to be $   and
include fees and expenses of the Exchange Agent and accounting and legal fees.

  The Company will pay all transfer taxes, if any, applicable to the exchange of the Original Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes, or the Original Notes not tendered or tendered but not accepted for exchange, are to be delivered to, or are to be registered or issued in the name of, any person other than the Registered Holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the original Registered Holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus or the accompanying Letter of Transmittal. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus and/or the accompanying Letter of Transmittal does not constitute an offer to sell, or a solicitation of an offer to buy, the Exchange Notes in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of the Prospectus or the accompanying

Letter of Transmittal, nor any sale made thereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Original Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The costs of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Original Notes under the Securities Act. The Company believes that, based upon interpretations contained in no-action letters issued to third parties by the Staff, the Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired the Original Notes directly from the Company or
(iii) a broker-dealer who acquired the Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." If any Holder (other than a broker-dealer described in the preceding sentence) has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such Holder (i) may not rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with.

FEDERAL INCOME TAX CONSEQUENCES

  The exchange of Original Notes for Exchange Notes by holders will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Material Federal Income Tax Considerations."

OTHER

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange." The Company may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Original Notes which are not tendered in the Exchange Offer.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Exchange Notes hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange, Original Notes in like principal amount, the terms of which are identical to the Exchange Notes. The Original Notes surrendered in exchange for the Exchange Notes will not result in any increase in the indebtedness of the Company.

                                CAPITALIZATION

  The following table sets forth (i) the actual capitalization of the Company as of June 20, 1997, and (ii) the pro forma capitalization of the Company as of June 20, 1997, after giving effect to the Offering. The capitalization of the Company should be read in conjunction with the Company's Combined Consolidated Financial Statements and Notes thereto, the "Pro Forma Condensed Combined Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," each contained elsewhere herein.

                                                   AS OF JUNE 20, 1997
                                                 --------------------------
                                                   ACTUAL       PRO FORMA
                                                 ------------ -------------
                                                 (UNAUDITED, IN MILLIONS)
   Cash and cash equivalents.................... $         86  $        656(1)
                                                 ============  ============
   9 1/2% Senior Secured Notes due 2005......... $        600  $        600
   9% Senior Notes due 2007.....................          350           350
   8 7/8% Senior Notes due 2007.................          --            600
   Notes secured by real estate assets..........           97            97
   Other notes..................................           33            33
                                                 ------------  ------------
     Total debt.................................        1,080         1,680
   Shareholder's equity.........................          624           624
                                                 ------------  ------------
     Total capitalization....................... $      1,704  $      2,304
                                                 ============  ============

---------------------
(1) Amount is net of the expenses of the Offering, the Consent Solicitation and the Acquisitions Consent Solicitation.

           PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

  The unaudited Pro Forma Condensed Combined Consolidated Financial Data of the Company reflect the following transactions for First Two Quarters 1997, First Two Quarters 1996 and for the fiscal year ended January 3, 1997, as if such transactions had been completed at the beginning of each of the periods:

  .  1997 acquisition of two full-service hotel properties;

  .  1996 acquisition of nine full-service hotel properties;

  .  1996 sale/leaseback of 18 Residence Inn properties;

  .  1996 sale of 16 Courtyard properties;

  . Consummation of the Offering, the Consent Solicitation, the Acquisitions Consent Solicitation and the Exchange Offer.

  The unaudited Pro Forma Condensed Combined Consolidated Balance Sheet of the Company as of June 20, 1997 reflects the issuance of the $600 million aggregate principal amount of Original Notes in the Offering.

  In 1996, the Company acquired nine full-service properties with 3,124 rooms for approximately $292 million, including the acquisition, through foreclosure, of a controlling interest in the 250-room Newport Beach Marriott Suites and the acquisition of a controlling interest in a venture that owns the 400-room Pittsburgh Marriott City Center. During the first half of 1996, the Company sold, subject to leaseback, 18 Residence Inns to the REIT. The Company also sold 16 Courtyard properties to the REIT during 1996, the deferred proceeds and gain related to the sale of which were sold to Host Marriott for $13 million.

  The Pro Forma Condensed Combined Consolidated Financial Data of the Company are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The unaudited Pro Forma Condensed Combined Consolidated Financial Data and Notes thereto should be read in conjunction with the Company's Combined Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere herein.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                                 BALANCE SHEET
                                 (IN MILLIONS)

                                                     AS OF JUNE 20, 1997
                                               ---------------------------------
                                                           PRO FORMA
                                               HISTORICAL ADJUSTMENTS  PRO FORMA
                                               ---------- -----------  ---------
                    ASSETS
Property and equipment, net...................   $1,555      $--        $1,555
Note receivables from affiliate...............      139       --           139
Due from hotel managers.......................       40       --            40
Investment in affiliate.......................       18       --            18
Other assets..................................       53        30 (A)       83
Cash and cash equivalents.....................       86       570 (A)      656
                                                 ------      ----       ------
                                                 $1,891      $600       $2,491
                                                 ======      ====       ======
     LIABILITIES AND SHAREHOLDER'S EQUITY
9 1/2% Senior Secured Notes due 2005..........   $  600      $--        $  600
9% Senior Notes due 2007......................      350       --           350
8 7/8% Senior Notes due 2007..................      --        600 (A)      600
Notes secured by real estate assets...........       97       --            97
Other notes...................................       33       --            33
                                                 ------      ----       ------
  Total debt..................................    1,080       600        1,680
Deferred income taxes.........................       89       --            89
Other liabilities.............................       98       --            98
                                                 ------      ----       ------
  Total liabilities...........................    1,267       600        1,867
Shareholder's equity..........................      624       --           624
                                                 ------      ----       ------
                                                 $1,891      $600       $2,491
                                                 ======      ====       ======


   See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                     Data.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                 (IN MILLIONS)

                                                 FIRST TWO QUARTERS 1997
                                             ---------------------------------
                                                         PRO FORMA
                                             HISTORICAL ADJUSTMENTS  PRO FORMA
                                             ---------- -----------  ---------
Revenues
  Hotels....................................    $192       $  3 (B)    $195
  Other.....................................       3        --            3
                                                ----       ----        ----
                                                 195          3         198
Operating costs and expenses
  Hotels....................................     101          2 (B)     103
                                                ----       ----        ----
Operating profit before corporate expenses
 and interest...............................      94          1          95
Corporate expenses..........................      (6)       --           (6)
Interest expense............................     (46)       (26)(F)     (72)
Interest income.............................       9        --            9
                                                ----       ----        ----
Income (loss) before income taxes...........      51        (25)         26
Benefit (provision) for income taxes........     (21)        10 (G)     (11)
                                                ----       ----        ----
Net income (loss)...........................    $ 30       $(15)       $ 15
                                                ====       ====        ====



   See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                     Data.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                 (IN MILLIONS)

                                          FIRST TWO QUARTERS 1996
                                ----------------------------------------------
                                           DISPOSITION  ACQUISITION
                                            PRO FORMA    PRO FORMA
                                HISTORICAL ADJUSTMENTS  ADJUSTMENTS  PRO FORMA
                                ---------- -----------  -----------  ---------
Revenues
  Hotels.......................    $142       $ (5)(D)     $  7 (B)    $164
                                                             20 (E)
  Other........................       2        --           --            2
                                   ----       ----         ----        ----
                                    144         (5)          27         166
                                   ----       ----         ----        ----
Operating costs and expenses
  Hotels.......................      75          3 (C)        4 (B)      88
                                                (3)(D)        9 (E)
                                   ----       ----         ----        ----
                                     75        --            13          88
                                   ----       ----         ----        ----
Operating profit before corpo-
 rate expenses and interest....      69         (5)          14          78
Corporate expenses.............      (6)       --           --           (6)
Interest expense...............     (46)       --           (26)(F)     (72)
Interest income................      11        --           --           11
                                   ----       ----         ----        ----
Income (loss) before income
 taxes.........................      28         (5)         (12)         11
Benefit (provision) for income
 taxes.........................     (12)         2 (G)        5 (G)      (5)
                                   ----       ----         ----        ----
Net income (loss)..............    $ 16       $ (3)        $ (7)       $  6
                                   ====       ====         ====        ====


   See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                     Data.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                                 (IN MILLIONS)

                                              FISCAL YEAR 1996
                                ----------------------------------------------
                                           DISPOSITION  ACQUISITION
                                            PRO FORMA    PRO FORMA
                                HISTORICAL ADJUSTMENTS  ADJUSTMENTS  PRO FORMA
                                ---------- -----------  -----------  ---------
Revenues
  Hotels.......................   $ 313       $ (5)(D)     $ 16 (B)    $ 352
                                                             28 (E)
  Other........................       6        --           --             6
                                  -----       ----         ----        -----
                                    319         (5)          44          358
                                  -----       ----         ----        -----
Operating costs and expenses
  Hotels.......................     175          4 (C)        8 (B)      194
                                                (4)(D)       11 (E)
                                  -----       ----         ----        -----
                                    175        --            19          194
                                  -----       ----         ----        -----
Operating profit before corpo-
 rate expenses and interest....     144         (5)          25          164
Corporate expenses.............     (15)       --           --           (15)
Interest expense...............    (101)       --           (57)(F)     (158)
Interest income................      26        --            (3)(B)       16
                                                             (7)(E)
                                  -----       ----         ----        -----
Income (loss) before income
 taxes.........................      54         (5)         (42)           7
Benefit (provision) for income
 taxes.........................     (22)         2 (G)       17 (G)       (3)
                                  -----       ----         ----        -----
Net income (loss)..............   $  32       $ (3)        $(25)       $   4
                                  =====       ====         ====        =====


   See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                     Data.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                          CONSOLIDATED FINANCIAL DATA

A. Represents the adjustment to record the consummation of the Offering, the Consent Solicitation, the Acquisitions Consent Solicitation and the Exchange Offer as follows:

   -- Record the issuance of the Original Notes of $600 million.
   -- Record the net cash proceeds of $570 million.
   -- Record the deferred financing fees of $30 million.

B. Represents the adjustment to record the revenue, operating costs and to reduce interest income for the 1997 acquisition of The Ritz-Carlton, Marina del Rey and the acquisition of a controlling interest in the Norfolk Waterside Marriott.

C. Represents the net adjustment to eliminate the depreciation expense and record the incremental lease expense for the 1996 sale/leaseback of the 18 Residence Inns.

D. Represents the net adjustment to eliminate revenues, operating costs and depreciation for the 1996 sale of 16 Courtyard properties.

E. Represents the adjustment to record the revenue and operating costs, and to reduce interest income for the 1996 acquisitions of nine full-service hotel properties, including the acquisition of controlling interests in two full-service properties.

F. Represents the adjustment to record interest expense and related amortization of deferred financing fees as a result of the Offering, the Consent Solicitation, the Acquisitions Consent Solicitation and the Exchange Offer.

G. Represents the income tax impact of pro forma adjustments at statutory rates.

                      SELECTED HISTORICAL FINANCIAL DATA

  The following table presents selected historical combined consolidated financial statement data derived from the Company's Combined Consolidated Financial Statements as of and for First Two Quarters 1997, First Two Quarters 1996 and for the five most recent fiscal years ended January 3, 1997. The Company's Combined Consolidated Financial Statements present the combined financial position, results of operations, and cash flows of the Company and Acquisitions giving effect to the Merger as if Acquisitions was merged into the Company for all periods presented. See Note 1 to the Company's Combined Consolidated Financial Statements. The combined consolidated balance sheet data for 1992 through 1994 and the income statement and other data for 1992 and 1993 and the financial data for First Two Quarters 1997 and First Two Quarters 1996, respectively, has been derived from unaudited combined consolidated financial statements of the Company, which in the opinion of management include all material adjustments necessary for those periods. The financial data for fiscal year 1992 and 1993 includes the operating results of the hotels recorded by Host Marriott or its affiliates for the periods prior to formation of the Company.

                           FIRST TWO
                           QUARTERS                  FISCAL YEAR
                         --------------  ---------------------------------------
                          1997    1996   1996(1)   1995    1994    1993    1992
                         ------  ------  -------  ------  ------  ------  ------
                                 (IN MILLIONS, EXCEPT RATIO DATA)
STATEMENT OF OPERATIONS
 DATA:
 Revenues(2)............ $  195  $  144  $  319   $  255  $  232  $  440  $  471
 Operating profit before
  corporate expenses and
  interest..............     94      69     144      117     109      77      66
 Income before
  extraordinary item and
  cumulative effect of
  accounting
  changes(3)............     30      16      32       26      31      10      14
 Net income.............     30      16      32        9      31       6      14
BALANCE SHEET DATA:
 Total assets........... $1,891  $1,872  $1,872   $1,810  $1,734  $1,696  $1,815
 Debt...................  1,080   1,082   1,082    1,084     785     658     660
OTHER DATA:
 EBITDA(4).............. $  131  $  102  $  226   $  194  $  178  $  166  $  146
 Depreciation and amor-
  tization..............     35      29      64       62      64      71      73
 Cash provided by oper-
  ating activities......     81      57     128      112     118      75      84
 Cash provided by (used
  in) investing activi-
  ties..................   (102)     70     (76)     (76)   (107)    (23)    (38)
 Cash provided by (used
  in) financing activi-
  ties(5)...............    (34)    (18)    (34)      77      (1)    (52)    (46)
 Ratio of earnings to
  fixed charges(6)......   2.0x    1.6x    1.5x     1.5x    1.7x    1.3x    1.3x

---------------------
(1) Fiscal year 1996 includes 53 weeks.

(2) Prior to October 1993, revenues included room sales and food and beverage sales at hotel properties, as well as sales from senior living communities. Subsequent to October 1993, revenues include house profit from the Company's hotel properties, lease rentals from the Company's senior living communities (in 1994), net gains (losses) on real estate transactions and equity in earnings of an affiliate. House profit represents hotel sales, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses. See Note 1 to the Company's Combined Consolidated Financial Statements.

(3) Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," was adopted in the first quarter of 1993. In the second quarter of 1993, the Company changed its accounting method for assets held for sale. The Company recorded a $24 million credit to reflect the adoption of SFAS No. 109 and a $28 million charge, net of taxes of $19 million, to reflect the change in its accounting method for assets held for sale. In the second and fourth quarters of 1995, the Company recorded extraordinary losses on the extinguishments of debt of $14 million and $3 million, respectively, net of taxes, in connection with the redemption and defeasance of senior notes and the repayment of the Acquisitions Revolver (as defined herein).

(4) EBITDA consists of the sum of consolidated net income, interest expense, income taxes, depreciation and amortization and certain other noncash charges (principally noncash write-downs of lodging properties and equity in earnings of affiliates, net of distributions received). The Company considers EBITDA to be an indicative measure of it's operating performance due to the significance of the Company's long-lived assets (and the related depreciation thereon). EBITDA can be used to measure the Company's ability to service debt, fund capital expenditures and expand its business and is used in the Company's indentures as part of the tests to determine the Company's ability to incur debt and to make certain restricted payments. However, such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by GAAP. Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentations.

(5) Cash used in financing activities includes the transfer of asset sales proceeds and operating cash to Hospitality for the required Hospitality Notes (as defined herein) redemptions, dividends by Acquisitions to HMC Acquisitions, Inc. prior to the Merger and dividends by the Company to Hospitality, as well as other Hospitality corporate uses.

(6) The ratio of earnings to fixed charges is computed by dividing net income before taxes, interest expense and other fixed charges by total fixed charges, including interest expense, amortization of debt issuance costs and the portion of rent expense which represents interest.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

  The Company was formed on October 8, 1993 in connection with Host Marriott's pro rata distribution of Marriott International (the "Distribution") to hold the majority of Host Marriott's lodging properties not financed by mortgage debt. The following analysis and the related combined consolidated financial statements included elsewhere herein are presented as if Acquisitions was merged into the Company for all periods presented as discussed in Note 1 to the Combined Consolidated Financial Statements.

  Revenues include house profit from the Company's hotel properties, net gains (losses) on real estate transactions, equity in the earnings of an affiliate and lease rentals from the Company's senior living communities. House profit reflects the net revenues flowing to the Company as property owner and represents hotel sales less property-level expenses excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, lease payments, insurance and certain other costs which are classified as operating costs and expenses. The operating costs and expenses of the senior living communities consist of depreciation and amortization, while other operating costs and expenses primarily represent idle land carrying costs.

  The Company's hotel operating costs and expenses are, to a great extent, fixed. Therefore, the Company derives substantial operating leverage from increases in revenue. This operating leverage is somewhat diluted, however, by the impact of base management fees which are calculated as a percentage of sales, variable lease payments and incentive management fees tied to operating performance above certain established levels. Successful full-service hotel performance resulted in certain of the Company's properties reaching levels which allowed the managers to share in the growth of profits in the form of higher management fees. The Company views this as a positive development as it helps to strengthen the alignment of the managers' interest with the Company's. The Company expects that this trend will continue in 1997 as the hotel industry continues to strengthen.

  For the periods discussed herein, the Company's properties have experienced substantial increases in room revenues generated per available room (excluding food and beverage and other ancillary revenue) ("REVPAR"). REVPAR is a commonly used indicator of market performance for hotels which represents the combination of the average daily room rate charged and the average daily occupancy achieved. The REVPAR increase primarily represents strong percentage increases in room rates, while occupancies have generally increased slightly or remained flat for properties that were already operating under the Marriott brand and increased significantly for those properties converted to the Marriott brand. Increases in room rates have generally been achieved by the managers through shifting occupancies away from discounted group business to higher-rated group and transient business. This has been made possible by increased travel due to improved economic conditions and by the favorable supply/demand characteristics existing in the hotel industry today, particularly in the full-service segment. The Company expects this supply/demand imbalance, particularly in the full-service segment, to continue, which management believes should result in improved REVPAR and operating profits at its hotel properties in the near term. However, there can be no assurance that REVPAR will continue to increase in the future.

FIRST TWO QUARTERS 1997 COMPARED TO FIRST TWO QUARTERS 1996

  The following discussion and analysis of operations and financial condition presents the combined consolidated results of the Company as if the merger discussed in footnote 1 to the financial statements was effective for all periods presented.

  Revenues. Revenues consist of house profit from the Company's hotel properties and equity in earnings of an affiliate. The Company's second quarter 1997 revenues of $98 million represented a $24 million, or 32%, increase from the second quarter of 1996. Year-to-date revenues increased $51 million, or 35%, to $195 million. The Company's revenue and operating profit were impacted by:

  . improved lodging results from comparable properties;

  . the addition of eleven full-service hotel properties during 1996 and 1997;

  . the 1996 sale and leaseback of 18 of the Company's Residence Inn properties; and

  . the sale of 16 of the Company's Courtyard properties during 1996.

  Hotel revenues increased $24 million, or 33%, to $97 million in the second quarter of 1997. Year-to-date 1997 hotel revenues increased $50 million, or 35% to $192 million. The 1997 hotel revenue increases reflect the addition of eleven full-service hotel properties in 1996 and 1997 and overall improved lodging results, partially offset by the sale of 16 Courtyard properties in the first and second quarters of 1996. The Company's full-service hotels and Residence Inn properties reported growth in revenue per available room ("REVPAR") for comparable hotels. REVPAR is a commonly used indicator of market performance for hotels which represents the combination of the average daily room rate charged and the average daily occupancy achieved. REVPAR does not include food and beverage or other ancillary revenues generated by the property.

  Overall second quarter revenues for nearly all of the Company's full-service hotels were improved or comparable to second quarter of 1996 results. Improved results were driven by strong increases in REVPAR of nearly 13% for comparable units for the second quarter and 15% year-to-date. The Company's 1997 year-to-date results were substantially impacted by the exclusion of the New Year's holiday from the 1997 results due to the timing of the Company's fiscal year-end and the milder winter weather in 1997. Hotel sales increased $51 million, or 27%, to $242 million for the quarter, and $103 million, or 27%, to $484 million year-to-date, reflecting REVPAR increases for comparable units and the increase in full-service properties during 1996 and 1997. On a comparable basis, average room rates increased 12% for the quarter and year-to-date, while average occupancy increased one percentage point for the quarter and two percentage points year-to-date because the Company's hotels are obtaining better operating leverage as a result of increased room rates. Results were further enhanced by an increase in the house profit margin for comparable properties of two percentage points for the quarter and three percentage points year-to-date. Management believes REVPAR will continue to grow through steady increases in average room rates, combined with minor changes in occupancy rates. However, there can be no assurance that REVPAR will continue to increase in the future.

  The Company's extended-stay Residence Inn properties, reported a 9% increase in REVPAR for second quarter 1997 due primarily to an increase in average room rates of 12%, while average occupancy decreased over two percentage points. Year-to-date REVPAR increased 8% with an increase in average room rates of 11%, partially offset by a decrease in occupancy of almost three percentage points. Due to the high occupancy of these properties, the Company expects future increases in REVPAR to be driven by room rate increases, rather than occupancy increases. However, there can be no assurance that REVPAR will continue to increase in the future.

  Operating Costs and Expenses. Operating costs and expenses consist of depreciation, amortization, management fees, real and personal property taxes, ground and equipment rent, insurance, lease payments and certain other costs. The Company's operating costs and expenses increased $10 million to $49 million for the second quarter of 1997. Year-to-date operating costs and expenses increased $26 million to $101 million primarily reflecting the addition of eleven full-service properties during 1996 and 1997, increased management fees and rentals tied to improved operating results and the impact of the lease payments on the Residence Inn properties which have been sold and leased back. As a percentage of hotel revenues, hotel operating costs and expenses were 51% and 53% of revenues for second quarter 1997 and 1996, respectively. Hotel operating costs and expenses were 53% of revenues for both year-to-date 1997 and 1996.

  Operating Profit. As a result of the changes in revenues and operating costs and expenses discussed above, the Company's operating profit increased by $14 million to $49 million, or 50% of revenues, in the second quarter of 1997 from $35 million, or 47% of revenues, in the second quarter of 1996. Year-to-date operating profit increased $25 million to $94 million, or 48% of revenues. Most of the Company's hotels recorded substantial improvements in operating results. Several hotels, including the Bethesda Marriott, the Denver Marriott West, the Denver Marriott Tech Center, the Marriott World Trade Center, the Marina Beach Marriott and the San Francisco Airport Marriott posted particularly significant improvements in operating profit for the quarter, which were partially offset by a decrease in the results for some of the Company's suburban Atlanta properties due to higher activity in 1996 related to the Summer Olympics.

  Corporate Expenses. Corporate expenses remained unchanged at $3 million for the second quarter of 1997 and $6 million year-to-date. As a percentage of revenues, corporate expenses decreased to 3% of revenues for the 1997 second quarter and year-to-date, respectively, compared to 4% of revenues for the prior year periods.

  Interest Expense. Interest expense remained unchanged at $23 million for the second quarter of 1997 and $46 million year-to-date.

  Net Income. The Company's net income for the second quarter of 1997 increased $7 million to $16 million, or 16% of revenues, compared to net income of $9 million, or 12% of revenues, for the second quarter of 1996. Year-to-date net income for 1997 was $30 million, or 15% of revenues, compared to $16 million, or 11% of revenues for 1996.

1996 COMPARED TO 1995

  Revenues. Revenues increased $64 million, or 25%, to $319 million for 1996. The Company's revenue and operating profit were impacted by several items, including:

 .  the addition of 16 full-service hotel properties during 1995 and 1996;

 .  improved lodging results for comparable properties;

 .  the 1996 sale and leaseback of 18 of the Company's Residence Inns;

 .  the 1995 and 1996 sale of 53 of the Company's Courtyard hotel properties;

 .  the 1996 results including 53 weeks versus 52 weeks in 1995;

 . the $10 million pre-tax charge in 1995 to write down the carrying value of certain Courtyard and Residence Inn properties held for sale to their net realizable value; and

 .  the 1995 sale of four of the Company's Fairfield Inns.

  Hotel revenues increased $52 million, or 20%, to $313 million in 1996 as the Company's full-service hotels and Residence Inn properties reported growth in REVPAR. Hotel sales increased $156 million, or 22%, to $865 million reflecting the REVPAR increases for comparable units and the addition of full-service properties, partially offset by the sale of the Courtyard properties.

  Overall 1996 revenue and operating profit for nearly all of the Company's full-service hotels were improved or comparable to 1995 results. Improved results were driven by strong increases in REVPAR of 10% for comparable units. On a comparable basis, average room rates increased 7%, while average occupancy increased over two percentage points.

  Residence Inn, the Company's extended-stay lodging concept, also reported significant increases in revenues in 1996 due to REVPAR increases. REVPAR increased nearly 5% due primarily to an increase in average room rates of almost 7%, while average occupancy decreased over one percentage point.

  The net loss on property transactions for 1995 includes the pretax charge of $10 million to write down the carrying value of five individual Courtyard and Residence Inn properties held for sale to their net realizable value.

  Operating Costs and Expenses. The Company's operating costs and expenses for 1996 increased $37 million to $175 million, primarily reflecting the addition of 16 full-service properties during 1995 and 1996, increased management fees and rentals tied to improved operating results and properties sold and leased back, partially offset by the sale of certain limited-service properties. Hotel operating costs increased $38 million to $175 million. Hotel operating costs and expenses represented 56% of hotel revenues in 1996 and 52% of hotel revenues in 1995, reflecting the shifting emphasis to full-service hotels and the impact of the lease payments on the Residence Inn properties.

  Operating Profit. As a result of the changes in revenues and operating costs and expenses discussed above, the Company's operating profit increased $27 million to $144 million, or 45% of revenues, from $117 million, or 46% of revenues, in 1995. Hotel operating profit increased $14 million to $138 million, or 44% of hotel revenues, from $124 million, or 48% of hotel revenues, in 1995. Nearly all of the Company's hotels recorded substantial improvements in operating results. Several hotels, including the San Francisco Airport Marriott, the San Francisco Marriott Fisherman's Wharf, Westfields Conference Resort, Houston Airport Marriott and the Miami Airport Marriott, posted particularly significant improvements in operating profit for the year. Portions of the Miami Airport Marriott were converted to limited-service rooms in order to increase the overall occupancy and operating results of the property. The Company's Atlanta properties (1,469 rooms) also posted outstanding results due, in part, to the 1996 Summer Olympics. Three properties which were renovated and converted to the Marriott brand in 1995, the Denver Marriott Tech Center, Marriott's Mountain Resort at Vail and the Williamsburg Marriott, have also shown significant improvement over the prior year.

  Corporate Expenses. Corporate expenses increased $1 million to $15 million, primarily due to higher average assets for the Company during the year, which resulted in an increase in the allocation of corporate expenses to the Company. As a percentage of revenues, corporate expenses were 4.7% of revenues for 1996 and 5.5% of revenues for 1995.

  Interest Expense. Interest expense increased $24 million to $101 million primarily due to the increase in the overall level of debt, as well as a higher average interest rate, as a result of the Acquisitions Offering (as defined herein), a full year of expense related to debt incurred in conjunction with the acquisition of certain hotel properties in 1995 and the impact of the Properties Offering (as defined herein).

  Income Before Extraordinary Item. The Company reported income before extraordinary item of $32 million which represented a $6 million increase from $26 million in 1995. The increase is due to the changes in operating profit and interest expense discussed above, including the $10 million charge in 1995 to write down the carrying value of certain limited service properties held for sale to their net realizable value.

  Extraordinary Item. In connection with the redemption and defeasance of debt in the second quarter of 1995 and the repayment of the Acquisitions Revolver (as defined herein) in December 1995, the Company recognized an extraordinary loss of $17 million, after taxes, primarily representing premiums paid on the redemption of debt and the write-off of deferred financing fees.

  Net Income. The Company's net income was $32 million for 1996, compared to net income of $9 million for 1995. The increase is primarily due to the increase in operating profit discussed above and the $17 million extraordinary loss on the extinguishment of debt in 1995, partially offset by the increase in interest expense discussed above.

1995 COMPARED TO 1994

  Revenues. The Company's 1995 revenues of $255 million represented a $23 million, or 10%, increase from 1994 results. The Company's revenues were impacted by several items, including:

 .  the addition of 25 full-service hotel properties during 1994 and 1995;

 .  improved lodging results for comparable properties;

 .  the 1995 sale of 37 of the Company's Courtyard hotel properties;

 . the $10 million pre-tax charge in 1995 to write down the carrying value of certain Courtyard and Residence Inn properties held for sale to their net realizable value; the 1994 sale of the Company's senior living communities; and

 .  the 1994 and 1995 sales of the Company's Fairfield Inns.

  Hotel revenues increased $47 million, or 22%, to $261 million in 1995. The increase in hotel revenue for 1995 reflects the addition of 25 full-service hotel properties in 1994 and 1995 and overall improved lodging results, partially offset by the sale of the Company's Fairfield Inns in 1994 and 1995 and the sale of 37 Courtyard hotel properties in 1995. Each of the Company's lodging segments reported growth in REVPAR for comparable hotels.

  Overall 1995 revenue and operating profit for nearly all of the Company's full-service hotels were improved or comparable to 1994 results, however, the revenues for 1995 for five properties were adversely impacted by the conversion of five properties to the Marriott brand. The conversion process typically causes periods of disruption to those properties as selected rooms and common areas are taken out of service. Due to these disruptive periods, the time necessary for integration into the nationwide Marriott system and the Company's realization of the anticipated effect of these improvements, the operating results for 1995 do not reflect the full impact of conversion for these five properties. The Company expects to begin to realize the benefits of conversion improvements within six to 12 months of their completion. Improved results were driven by strong increases in REVPAR of approximately 4% for comparable units. On a comparable basis, average room rates increased nearly 11%, while average occupancy decreased over four percentage points. Management of the Company believes that the decrease in occupancies for the period is due to a concentrated effort by its managers to displace a large amount of deeply discounted group and contract business, which also resulted in the substantial increase in room rates.

  Courtyard, the Company's moderate-priced lodging properties, reported increases in comparable revenues in 1995 primarily due to a 7% increase in REVPAR for comparable units due to a 6% increase in average room rates and a slight increase in average occupancy.

  Residence Inn, the Company's extended-stay lodging properties, also reported significant increases in revenues in 1995 due to REVPAR increases. REVPAR increased over 8% due primarily to an increase in average room rates of 7% combined with a one percentage point increase in average occupancy.

  In the third quarter of 1994, the Company sold 26 of its 30 Fairfield Inns for $114 million and in the second quarter of 1995, the Company sold its four remaining Fairfield Inns to the same party for $6 million. Through their disposition, 1995 revenues and operating profit for the four remaining Fairfield Inns were comparable to 1994.

  The Company did not report any senior living communities' revenues in 1995 compared to $14 million in 1994 due to the sale of all the senior living communities during the second and third quarters of 1994.

  The net loss on property transactions for 1995 includes the pretax charge of $10 million to write down the carrying value of five individual Courtyard and Residence Inn properties held for sale to their net realizable value.

  Operating Costs and Expenses. The Company's operating costs and expenses for 1995 increased $15 million to $138 million, primarily reflecting the addition of 25 full-service hotel properties, partially offset by the sale of limited-service properties and the senior living communities. Hotel operating costs increased $23 million to $137 million. As a percentage of hotel revenues, hotel operating costs and expenses represented 52% of revenues in 1995 and 53% of revenues in 1994.

  Operating Profit. As a result of the changes in revenues and operating costs and expenses discussed above, the Company's operating profit increased $8 million to $117 million, or 46% of revenues, from $109 million, or 47% of revenues, in 1994. Hotel operating profit increased $24 million to $124 million, or 48% of hotel revenues, from $100 million, or 47% of hotel revenues, in 1994.

  Corporate Expenses. Corporate expenses increased $5 million to $14 million in 1995 primarily due to the substantial increase in the number of hotels acquired in 1994 and 1995 and overall higher corporate administrative and travel costs for Host Marriott, which resulted in an increase in the allocation of corporate expenses to the Company.

  Interest Expense. Interest expense increased $12 million to $77 million primarily due to the Company incurring a full year of interest expense on the Acquisitions Revolver (which was entered into during the fourth quarter of 1994) and the impact of the substantial increase in debt as a result of the acquisition of full-service properties during 1995, partially offset by the lower interest rate as a result of the Properties Offering and the repayment in the second and third quarters of 1994 of secured debt related to certain senior living community properties.

  Income Before Extraordinary Item. The Company reported income before extraordinary item of $26 million which represented a $5 million decrease from $31 million in 1994. The decrease is due primarily to the increase in interest expense and corporate expenses, partially offset by the increase in operating profit discussed above.

  Extraordinary Item. In connection with the redemption and defeasance of debt in the second quarter of 1995 and the repayment of the Acquisitions Revolver in December 1995, the Company recognized an extraordinary loss of $17 million, after taxes, primarily representing premiums paid on the redemption of debt and the write-off of deferred financing fees.

  Net Income. The Company's net income was $9 million for 1995, compared to net income of $31 million for 1994. The decrease is primarily due to the $17 million extraordinary loss on the extinguishment of debt in 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The Company funds its capital requirements with a combination of operating cash flow, debt financing and proceeds from sales of selected properties. The Company utilizes these sources of capital to acquire new properties, fund capital additions and improvements and make principal payments on debt. The Company believes that the financial resources generated from ongoing operations will be sufficient to enable it to meet its capital expenditure and debt service needs for the foreseeable future. However, certain events such as significant acquisitions would require additional financing.

  Capital Transactions. In May 1995, the Company issued an aggregate of $600 million of 9 1/2% senior secured notes (the "Existing Senior Notes"), collectively, the "Properties Offering." The Existing Senior Notes were issued at par and have a final maturity of May 2005. The net proceeds were used to defease, and subsequently redeem, all of the senior notes (the "Hospitality Notes") issued by Host Marriott Hospitality, Inc. and to repay borrowings under the line of credit with Marriott International. In connection with the redemptions and defeasance, the Company recognized an extraordinary loss in 1995 of $14 million, net of taxes. The Existing Senior Notes are secured (on an equal and ratable basis with the Acquisition Notes discussed below) by a pledge of the stock of certain of the Company's subsidiaries and are guaranteed, jointly and severally, by certain of the Company's subsidiaries.

  In December 1995, Acquisitions issued $350 million of 9% senior notes (the "Acquisitions Notes"), collectively the "Acquisitions Offering." The Acquisitions Notes were issued at par and have a final maturity of December 2007. A portion of the net proceeds were utilized to repay in full the outstanding borrowings under the $230 million revolving line of credit (the "Acquisition Revolver"), which was then terminated. In connection with the termination of the Acquisition Revolver, the Company recognized an extraordinary loss in 1995 of $3 million, net of taxes. As a result of the Merger, the Company became the principal obligor under the Acquisitions Notes, which are guaranteed, jointly and severally, by certain of the Company's subsidiaries and which are secured (on an equal and ratable basis with the Existing Senior Notes) by a pledge of the stock of certain of the Company's subsidiaries.

  The indentures governing the Existing Senior Notes and the Acquisitions Notes each contain covenants that, among other things, limit the ability to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets, issue or sell stock of subsidiaries, and enter into certain mergers and consolidations. The Company is required to make semi-annual cash interest payments on the notes at their stated interest rate. The Company is not required to make principal payments until maturity except in the event of
(i) certain changes in control or (ii) certain asset sales in which the proceeds are not reinvested in other hotel properties within a specified period of time.

  On July 10, 1997, the Company completed the Consent Solicitation and Acquisitions completed the Acquisitions Consent Solicitation. In connection with the completion of the Consent Solicitation and the Acquisitions Consent Solicitation, the Merger was consummated on July 10, 1997. In addition to the Merger, the consent solicitations increased the ability of the Company to acquire, through certain subsidiaries, additional properties subject to non-recourse indebtedness and controlling interests in corporations, partnerships and other entities holding attractive properties and increased the threshold for distributions to affiliates to the excess of the Company's earnings before interest expense, income taxes, depreciation and amortization and other non-cash items (EBITDA) subsequent to the consent solicitations over 220% of the Company's interest expense.

  On July 15, 1997, the Company issued $600 million of 8 7/8% senior notes (the "Senior Notes") at par maturing in 2007 (the "Offering"). The Company received net proceeds from the Offering of approximately $570 million, which will be used to fund future acquisitions of, or the purchase of interests in, full-service hotels and other lodging-related properties, which may include senior living communities, as well as for general corporate purposes. The Senior Notes are guaranteed on a joint and several basis by certain of the Company's subsidiaries and rank pari passu in right of payment with all other existing and future senior indebtedness of the Company.

  The Company (excluding Acquisitions) paid dividends of approximately $12 million, $9 million and $36 million in First Two Quarters 1997, and fiscal years 1996 and 1995, respectively, and Acquisitions paid dividends of approximately $7 million, $13 million and $20 million in First Two Quarters 1997, First Two Quarters 1996 and fiscal year 1996, respectively. Prior to the Properties Offering, all of the Company's (excluding Acquisitions') net cash flow was transferred to Hospitality, and therefore, the Company maintained no cash balances. Subsequent to the Properties Offering, the Company established and maintains separate cash balances.

  Capital Acquisitions, Additions and Improvements. The Company continues to focus on maximizing the profitability of its existing full-service portfolio and acquiring additional high-quality, full-service hotel properties as conditions, principally the availability of capital, permit. The Company believes that the upscale and luxury full-service segments of the market offer opportunities to acquire assets at attractive multiples of cash flow and at substantial discounts to replacement value, including under-performing hotels which can be improved by conversion to the Marriott or Ritz-Carlton brands. In 1997, the Company acquired the 306-room Ritz-Carlton, Marina del Rey for approximately $57 million and a controlling interest in the 404-room Norfolk Waterside Marriott for approximately $33 million. During 1996, the Company acquired nine full-service properties totaling 3,124 rooms for approximately $292 million, including the acquisition, through foreclosure, of a controlling interest in the 250-room Newport Beach Marriott Suites and a controlling interest in a venture that owns the 400-room Pittsburgh Marriott City Center. The acquisition of the Salt Lake City Marriott for $67 million included the purchase of a 20% general partner interest from Host Marriott. The difference between the cash transferred to Host Marriott and the carried-over cost basis of the 20% interest, net of the related tax effect, has been charged to additional paid-in capital. The Company also completed construction and opened the Pentagon City Residence Inn in April 1996. In addition, during the first quarter of 1996, the Company acquired, for $20 million, a minority interest in a joint venture owned by Host Marriott that controls two hotels in Mexico City, Mexico. The Company subsequently sold its interest to Host Marriott for $20 million in the third quarter of 1996.

  During 1995, the Company acquired seven full-service properties totaling 3,133 rooms for approximately $329 million (including $94 million of first mortgage financing on two of the hotels). During 1994, the Company acquired 15 full-service hotels totaling 6,044 rooms for approximately $441 million. A subsidiary of the Company also provided 100% financing totaling approximately $35 million to an affiliated partnership, in which a related party of the Company owns the sole general partner interest, for the acquisition of two full-service hotels totaling another 684 rooms. The Company consolidates these properties in the accompanying financial statements. In the first quarter of 1994 the Company acquired from Host Marriott a 49% limited partner interest in an affiliate that owns a hotel in Santa Clara, California for $30 million.

  The Company's capital expenditures in First Two Quarters 1997, First Two Quarters 1996, and fiscal years 1996, 1995 and 1994 (excluding the acquisition of properties) totaled $21 million, $23 million, $85 million, $72 million and $29 million, respectively. The Company incurs capital expenditures for upgrading acquired hotels to the Company's and the managers' standards as well as a result of certain improvement projects for non-conversion hotels. The Company incurred approximately $24 million and $14 million in conversion costs for the converted hotels in fiscal years 1996 and 1995, respectively. The Company anticipates spending approximately $55 million to $60 million in capital expenditures for the renovation and refurbishment of the Company's existing properties in 1997.

  Asset Dispositions. The Company historically has sold, and may from time to time in the future consider opportunities to sell, certain of its real estate properties at attractive prices when the proceeds could be redeployed into investments with more favorable returns. During the first and second quarters of 1996, the Company completed a sale and leaseback with the REIT for its 16 remaining Courtyard properties and all 18 of its Residence Inn properties for $349 million (10% of which was deferred). During the second quarter of 1996, Host Marriott purchased the Company's rights to the deferred proceeds and obligations under the lease for the 16 Courtyard properties for $13 million. The Company retained its rights to the deferred proceeds and obligations under the lease for the 18 Residence Inns.

  During 1995, the Company sold to and leased back from the REIT 37 of its Courtyard properties for a total of $330 million (10% of which was deferred). The Company transferred its rights to receive the deferred proceeds and obligations to perform under the leases to a subsidiary of Hospitality during 1995. The Company sold the Springfield Radisson Hotel (which was acquired in December 1994 as part of a portfolio of seven hotels) in December 1995 for net cash proceeds of $3 million, which approximated its carrying value. Also, during 1995, the Company sold its remaining four Fairfield Inns for net cash proceeds of approximately $6 million.

  During the second and third quarters of 1994, the Company sold all 14 of its senior living communities to an unrelated party for $320 million. Additionally, during the third quarter of 1994, the Company sold 26 of its Fairfield Inns to an unrelated party. The net proceeds from the sale of these hotels were approximately $114 million, which exceeded the carrying value of the hotels by approximately $12 million. Approximately $27 million of the proceeds was payable in the form of a note from the purchaser due in 2001. The gain on the sale of these hotels has been deferred. The note receivable and deferred gain were transferred to Hospitality in connection with the Properties Offering.

  Cash Flows. The Company's cash flow provided by operations in 1996, 1995 and 1994 totaled $128 million, $112 million and $118 million, respectively. The Company's cash flow provided by operations for First Two Quarters 1997 and First Two Quarters 1996 totaled $81 million and $57 million, respectively.

  The Company's cash used in investing activities was $76 million in each of 1996 and 1995 and $107 million in 1994. Cash used in investing activities for First Two Quarters 1997 was $102 million. The Company's cash used in investing activities consists primarily of acquisitions of hotel properties and capital expenditures for conversions, improvements and renewals and replacements, partially offset by the net proceeds of sales of certain assets previously discussed. Cash provided by investing activities for First Two Quarters 1996 was $70 million which primarily represents the sale of the Courtyard and Residence Inn properties, net of acquisitions and capital expenditures.

  The Company's cash used in financing activities was $34 million in 1996, and $1 million in 1994, while cash provided by financing activities was $77 million in 1995. Cash used in financing activities for First Two

Quarters 1997 and First Two Quarters 1996 was $34 million and $18 million, respectively. The Company's cash from financing activities consists primarily of the issuance and repayment of debt as a result of the Properties Offering, the Acquisitions Offering and the Acquisitions Revolver, dividends and contributed capital. The Company made draws on the Acquisitions Revolver of $59 million and $168 million in fiscal year 1995 and 1994, respectively, to fund the acquisition of full-service properties. During fiscal year 1995 and 1994, the Company made repayments of $226 million and $1 million, respectively, under the Acquisitions Revolver which was extinguished in 1995. In 1995 and 1994, the Company transferred $151 million and $345 million, respectively, of cash to Hospitality, including $100 million and $292 million in 1995 and 1994, respectively, from asset sales proceeds used by Hospitality for redemption of the Hospitality Notes. As the net proceeds from the Properties Offering were used to repay Hospitality Notes and a portion of the outstanding balance on Host Marriott's former $630 million revolving line of credit with Marriott International (the "Line of Credit") the Company's historical financial statements present the pushed down portion of the Hospitality Notes and the Line of Credit so repaid. Pursuant to the Hospitality Notes Indenture, Hospitality Notes were required to be repaid to the extent of 50% to 75% of the net proceeds from certain asset sales and 100% of net refinancing proceeds.

EBITDA

  The Company believes that consolidated earnings before interest expense, taxes, depreciation, amortization and other non-cash items (principally non-cash writedowns of lodging properties and equity in earnings of an affiliate, net of distribution received) ("EBITDA") is a meaningful measure of its operating performance due to the significance of the Company's long-lived assets (and the related depreciation thereon). EBITDA can be used to measure the Company's ability to service debt, fund capital expenditures and expand its business and is used in the Company's indentures as part of the tests determining the Company's ability to incur debt and to make certain restricted payments. However, such information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by generally accepted accounting principles. Cash expenditures for various long-term assets, interest expense and income taxes have been, and will be, incurred which are not reflected in the EBITDA presentation.

  For First Two Quarters 1997, EBITDA increased $29 million to $131 million from $102 million in First Two Quarters 1996. Hotel EBITDA increased $30 million, or 32%, to $126 million for First Quarter 1997. The increase in hotel EBITDA is due to the increase in comparable full-service EBITDA of 23% and the addition of ten properties during 1996 and First Two Quarters 1997, partially offset by the sale and leaseback of limited-service properties in 1996. Full-service EBITDA increased $40 million, or 48%, to $124 million for First Two Quarters 1997. On a comparable basis, full-service EBITDA increased 23% on a REVPAR increase of 15%.

  For fiscal year 1996, EBITDA increased $32 million to $226 million from $194 million in 1995. Hotel EBITDA increased $18 million to $205 million for 1996. The increase in hotel EBITDA is due to the increase in comparable full-service EBITDA of nearly 18% and the addition of 16 full-service hotels in 1995 and 1996, partially offset by the sales of limited-service properties in 1995 and 1996, the proceeds from which could not be immediately reinvested. On a comparable basis, full-service EBITDA increased nearly 18% on a REVPAR increase of over 10% for fiscal year 1996. Full-service hotel EBITDA increased $69 million, or 57%, to $191 million for 1996. As a percentage of hotel EBITDA, full-service hotel EBITDA represented 93% of hotel EBITDA in 1996 compared to 65% of hotel EBITDA in 1995. In 1997, the Company anticipates that nearly all of its hotel EBITDA will be from full-service properties.

  The Company's ratio of EBITDA to cash interest expense (defined as GAAP interest expense less amortization of deferred financing costs) was 2.3 to 1.0, 2.6 to 1.0, 2.8 to 1.0, 2.9 to 1.0 and 2.2 to 1.0 in fiscal years 1996,
1995, 1994, First Two Quarters 1997 and First Two Quarters 1996, respectively. The ratio of earnings to fixed charges was 1.5 to 1.0, 1.5 to 1.0 and 1.7 to 1.0, 2.0 to 1.0 and 1.6 to 1.0 in fiscal years 1996, 1995, 1994, First Two
Quarters 1997 and First Two Quarters 1996, respectively.

  The following is a reconciliation of EBITDA to income before extraordinary item (in millions):

                                           FIFTY-THREE  WEEKS  FIFTY-TWO WEEKS
                                                 ENDED              ENDED
                                            JANUARY 3, 1997   DECEMBER 29, 1995
                                           ------------------ ------------------
EBITDA...................................         $226               $194
Interest expense.........................         (101)               (77)
Depreciation and amortization............          (64)               (62)
Income taxes applicable to operations....          (22)               (17)
Gain (loss) on dispositions of assets and
 other non-cash charges, net.............           (7)               (12)
                                                  ----               ----
  Income before extraordinary item.......         $ 32               $ 26
                                                  ====               ====
                                           FIRST TWO QUARTERS FIRST TWO QUARTERS
                                                  1997               1996
                                           ------------------ ------------------
EBITDA...................................         $131               $102
Interest expense.........................          (46)               (46)
Depreciation and amortization............          (35)               (29)
Income taxes applicable to operations....          (21)               (12)
Gain (loss) on dispositions of assets and
 other non-cash charges, net.............            1                  1
                                                  ----               ----
  Net income.............................         $ 30               $ 16
                                                  ====               ====

INFLATION

  The Company's lodging properties are impacted by inflation through its effect on increasing costs and on the managers' ability to increase room rates. Unlike other real estate operations, hotels have the ability to change room rates on a daily basis, so the impact of higher inflation generally can be passed on to customers.

NEW ACCOUNTING STANDARDS

  The Company adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and SFAS 114 "Accounting for Creditors for Impairment of a Loan" during 1995. The adoption of these standards did not have a material effect on the Company's combined consolidated financial statements.

  The Company is required to adopt Statement Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income," and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information" in fiscal year 1998. The adoption of these statements is not expected to have a material impact on the Company's combined consolidated financial statements.

                            BUSINESS AND PROPERTIES

GENERAL

  The Company is an indirect wholly owned subsidiary of Host Marriott and owns the majority of Host Marriott's lodging properties. The Company's assets principally consist of 50 full-service hotel properties, one partnership investment and a note receivable from an affiliate. All but ten of the Company's 50 lodging properties are managed by Marriott International and all but three are operated under the Marriott or Ritz-Carlton brands, which are among the most respected and widely recognized in the lodging industry. Based on industry data, the Company believes that its hotels as a group consistently outperform the industry's average occupancy rate by a significant margin, and averaged 76.4% occupancy for 1996 compared to a 71.1% average occupancy for competing full-service hotels in the upscale full-service segment of the lodging industry (the segment which is most representative of the Company's full-service hotels).

  The lodging industry as a whole, and the upscale and luxury full-service hotel segments in particular, are benefiting from a favorable supply and demand relationship in the United States. Based on data provided by Smith Travel Research, the Company believes that demand for upscale full-service rooms, measured as annual domestic occupied room nights for its competitive set, increased 3.8% in 1994, 1.5% in 1995 and 2.3% in 1996. Management believes that demand increases have resulted primarily from an improved economic environment and a corresponding increase in business travel. In spite of increased demand for rooms, the room supply growth rate in the upscale full-service segment has been minimal. Management believes that this low supply growth rate in the upscale full-service segment is attributable to many factors including the limited availability of attractive building sites for full-service hotels, the lack of available financing for new full-service hotel construction and the availability of existing full-service properties for sale at a discount to their replacement cost. The relatively high occupancy rates of the Company's hotels, along with the increased demand for full-service hotel rooms have allowed the managers of the Company's hotels to increase average daily room rates by selectively raising room rates and by primarily replacing certain discounted group business with higher-rated group and transient business. As a result, on a comparable basis, room revenues per available room ("REVPAR") for the Company's full-service properties increased nearly 15% for First Two Quarters 1997 over the comparable period for the prior year. Furthermore, because the lodging property operations have a high fixed cost component, increases in REVPAR generally yield greater percentage increases in EBITDA (as defined herein). Accordingly, the approximate 15% increases in REVPAR resulted in an approximate 23% increase in comparable full-service hotel EBITDA in First Two Quarters 1997. The Company expects this supply/demand imbalance, particularly in the upscale and luxury full-service segments to continue, which should result in improved REVPAR and EBITDA at its hotel properties in the near term, however, there can be no assurance that such supply/demand imbalance will continue or that REVPAR and EBITDA will continue to improve.

BUSINESS STRATEGY

  The Company's business strategy is to continue to focus on maximizing the profitability of its existing full-service portfolio and acquiring additional high-quality, full-service hotel properties, including controlling interests in joint ventures, partnerships or other entities holding such properties. The Company believes that the upscale and luxury full-service segments of the market offer numerous opportunities to acquire assets at attractive multiples of cash flow and at substantial discounts to replacement value, including under-performing hotels which can be improved by conversion to the Marriott or Ritz-Carlton brands. The Company believes that the upscale full-service segment is very promising because:

  . The Company believes that there is a very limited new supply of upscale and luxury full-service hotel rooms currently under construction. According to Smith Travel Research, from 1988 to 1991, upscale full-service room supply for the Company's competitive set increased an average of approximately 4% annually which resulted in an oversupply of rooms in the industry. However, this growth slowed to an average of approximately 1.0% from 1992 through 1996. Furthermore, the lead time from conception to completion of a full-service hotel is generally five years or more in the markets the Company is principally pursuing, which management believes will contribute to the continued low growth of supply in the upscale and luxury full-service segments through 2000.

  . Many desirable hotel properties are currently held by inadvertent owners such as banks, insurance companies and other financial institutions which are motivated and willing sellers. In recent years, the Company has acquired a number of properties from inadvertent owners at significant discounts to replacement cost, including luxury hotels operating under the Ritz-Carlton brand. While in the Company's experience to date, these sellers have been primarily U.S. financial organizations, the Company believes that numerous international financial institutions are also inadvertent owners of U.S. lodging properties and have only recently begun to dispose of such properties. The Company expects that there will be increased opportunities to acquire U.S. lodging properties from international financial institutions and expects to dedicate significant resources to aggressively pursue these opportunities.

  . The Company believes that there are numerous opportunities to improve the performance of acquired hotels by replacing the existing hotel manager with Marriott International and converting the hotel to the Marriott brand. Based on industry data, the Company believes that Marriott-flagged properties have consistently outperformed the industry. Demonstrating the strength of the Marriott brand name, the average occupancy rate for the Company's comparable full-service properties was 76.1%, compared to an average occupancy rate of 71.1% for competing upscale full-service hotels. Accordingly, management anticipates that any additional full-service properties acquired by the Company in the future and converted from other brands to the Marriott brand should achieve higher occupancy rates and average room rates than has previously been the case for those properties as the properties begin to benefit from Marriott's brand recognition, reservation system and group sales organization. The Company intends to pursue additional full-service hotel acquisitions, some of which may be conversion opportunities. Ten of the Company's 35 acquired full-service hotels were converted to the Marriott brand following their acquisition.

  The Company believes it is well qualified to pursue its acquisition strategy. Management has extensive experience in acquiring and financing lodging properties and believes its industry knowledge, relationships and access to market information provide a competitive advantage with respect to identifying, evaluating and acquiring hotel assets. In addition, the Company is well positioned to convert acquired properties to the Marriott and Ritz-Carlton brand names due to its relationship with Marriott International.

  In 1996, the Company acquired nine full-service properties with 3,124 rooms for approximately $292 million, including the acquisition, through foreclosure, of a controlling interest in the 250-room Newport Beach Marriott Suites and the acquisition of a controlling interest in a venture that owns the 400-room Pittsburgh Marriott City Center. Subsequent to year end, the Company acquired the 306-room Ritz-Carlton, Marina del Rey, for approximately $57 million and a controlling interest in the 404-room Norfolk Waterside Marriott for approximately $33 million. The Company acquired seven full-service properties (3,133 rooms) for approximately $329 million in 1995. During 1994, the Company acquired 15 full-service properties with 6,044 rooms for approximately $441 million. In 1994, the Company also provided 100% financing totaling $35 million to a partnership, in which a related party of the Company owns the sole general partner interest, for the partnership's acquisition of two full-service hotels with 684 rooms which the Company consolidates in the accompanying financial statements. The Company believes that each of these acquisitions were made at an attractive valuation and at a significant discount to replacement value.

  Consistent with its strategy of focusing on the full-service segment of the lodging industry, the Company has opportunistically sold certain of its properties. During 1994, the Company sold 26 of its 30 Fairfield Inns and all of its 14 senior living communities. During the first and third quarters of 1995, the Company sold to and leased back from the REIT 37 of its Courtyard properties. The leases and rental obligations were transferred to Host Marriott in 1995. Also, in the second quarter of 1995, the Company sold its remaining four Fairfield Inns. In the first and second quarters of 1996, the Company sold to and leased back from the REIT its remaining 16 Courtyard properties and 18 Residence Inns for approximately $349 million (10% of which was deferred). Host Marriott purchased the Company's rights to the deferred proceeds and obligations under the lease for the 16

Courtyard properties at their fair market value. With the completion of these transactions, 100% of the Company's owned properties are in the full-service segment, although the Company retains the rights to the deferred proceeds and the lease obligations with respect to the 18 Residence Inns. The Company has reinvested substantially all of the proceeds in the acquisition of full-service lodging properties.

HOTEL LODGING INDUSTRY

  The lodging industry as a whole, and the upscale and luxury full-service segment in particular, is benefiting from a cyclical recovery as well as a shift in the supply/demand relationship with supply relatively flat and demand strengthening. The lodging industry posted strong gains in revenues and profits in 1996, as demand growth continued to outpace additions to supply. The Company believes that upscale full-service hotel room supply growth will remain limited through at least 1998. Accordingly, the Company believes this supply/demand imbalance will result in improving occupancy and room rates which should result in improved REVPAR and operating profit.

  Following a period of significant overbuilding in the mid-to-late 1980s, the lodging industry experienced a severe downturn. Since 1991, new hotel construction, excluding casino related construction, has been modest, largely offset by the number of rooms taken out of service each year. Due to an increase in travel and an improving economy, hotel occupancy has grown steadily over the past several years, and room rates have improved. The Company believes that room demand for upscale full-service properties will continue to grow at approximately the rate of inflation. Increased room demand should result in increased hotel occupancy and room rates. According to Smith Travel Research, upscale full-service occupancy for the Company and its competitive set grew in 1996 to 72.4%, while room rate growth continued to exceed inflation. While room demand has been rising, new hotel supply growth has been minimal. Smith Travel Research data shows that upscale full-service room supply increased an average of only 1.0% annually from 1990 through 1996. The increase in room demand and minimal growth in new hotel supply has also led to increased room rates. The Company believes that these recent trends will continue with overall occupancy increasing slightly and room rates increasing at more than one and one-half times the rate of inflation in 1997 and 1998.

  As a result of the over-building in the mid-to-late 1980s, many full-service hotels built have not performed as originally planned. Cash flow has often not covered debt service requirements, causing lenders (e.g., banks, insurance companies, and savings and loans) to foreclose and become "inadvertent owners" who are motivated to sell these assets. In the Company's experience to date, these sellers have been primarily U.S. financial organizations. The Company believes that numerous international financial institutions are also inadvertent owners of lodging properties and expects there will be increased opportunities to acquire lodging properties from international financial institutions. While the interest of inadvertent owners to sell has created attractive acquisition opportunities with strong current yields, the lack of supply growth and increasing room night demand should contribute to higher long-term returns on invested capital. Given the relatively long lead time to develop urban, convention and resort hotels, as well as the lack of project financing, management believes the growth in room supply in this segment will be limited for an extended period of time.

HOTEL LODGING PROPERTIES

  The Company's hotel lodging properties represent quality assets in the full-service lodging segments. All but three of the Company's hotel properties are operated under the Marriott or Ritz-Carlton brand names. The three hotels (representing an aggregate of 851 rooms, or approximately 4% of the Company's total rooms) that do not carry the Marriott or Ritz-Carlton brand have not been converted to the Marriott or Ritz-Carlton brand because their size, quality and/or contractual commitments would not permit such conversion. The Company's lodging portfolio consists of 50 properties with 19,716 rooms as of August 1, 1997.

  One commonly used indicator of market performance for hotels is revenue per available room, or REVPAR, which measures daily room revenues generated on a per room basis. This does not include food and beverage or other ancillary revenues generated by the property. REVPAR represents the combination of the average daily room rate charged and the average daily occupancy achieved. The Company has reported annual increases in REVPAR since 1993.

  To maintain the overall quality of the Company's lodging properties, each property undergoes refurbishments and capital improvements on a regularly scheduled basis. Typically, refurbishing has been provided at intervals of five years, based on an annual review of the condition of each property. In the First Two Quarters 1997, First Two Quarters 1996 and fiscal years 1996, 1995 and 1994, the Company spent $21 million, $23 million, $39 million, $28 million and $31 million, respectively, on capital improvements to existing properties. As a result of these expenditures, the Company has been able to maintain high quality rooms at its properties.

  Full-Service Hotels. The Company's full-service hotels primarily include Marriott and Ritz-Carlton brand hotels and generally contain from 300 to 600 rooms. Hotel facilities typically include meeting and banquet facilities, a variety of restaurants and lounges, swimming pools, gift shops and parking facilities. The Company's full-service hotels primarily serve business and pleasure travelers and group meetings at locations in downtown and suburban areas, near airports and at resort locations throughout the United States. The properties are well situated in locations where there are significant barriers to entry by competitors. All but ten of the full-service hotels owned by the Company are managed by Marriott International and all but three are part of Marriott International's full-service hotel system. The average age of the full-service properties is 12 years, several of which have had substantial renovations or major additions.

  The chart below sets forth performance information for the Company's comparable full-service hotels:

                                         FIRST TWO QUARTERS      FISCAL YEAR
                                         --------------------  ----------------
                                           1997       1996      1996     1995
                                         ---------  ---------  -------  -------
   Number of properties(1)..............        36         36       31       31
   Number of rooms......................    15,327     15,297   12,465   12,465
   Average daily rate................... $  121.12  $  107.73  $103.64  $ 96.91
   Occupancy %..........................      79.7%      77.6%    76.1%    73.7%
   REVPAR............................... $   96.47  $   83.57  $ 78.84  $ 71.38
   REVPAR % change......................      15.4%       --      10.5%     --

  The chart below sets forth performance information for the Company's existing full-service hotels.

                              FIRST TWO QUARTERS          FISCAL YEAR
                              --------------------  -------------------------
                                1997       1996      1996     1995     1994
                              ---------  ---------  -------  -------  -------
   Number of properties......        50         44       48       38       30
   Number of rooms...........    19,716     17,490   18,976   15,552   12,032
   Average daily
    rate(1)(2)(3)............ $  120.84  $  107.47  $107.38  $ 97.57  $ 85.50
   Occupancy %(1)(2)(3)......      78.9%      77.6%    76.4%    73.9%    76.6%
   REVPAR(1)(2)(3)........... $   95.31  $   83.36  $ 82.03  $ 72.07  $ 65.49
   REVPAR % change...........      14.3%       --      13.8%    10.0%     --

---------------------
(1) Excludes the 255-room Elk Grove Suites hotel which is leased to a national hotel chain through 1997 and the Springfield Radisson which was sold in December 1995.
(2) Financial data for fiscal year 1995 excludes the 820-room Marriott World Trade Center which was acquired in December 1995.
(3) Financial data for fiscal year 1994 does not include seven properties purchased in December 1994.

  Revenues for First Two Quarters 1997 for nearly all of the Company's full-service hotels were improved or comparable to First Quarter 1996 results. REVPAR for comparable properties increased 15% as average room rates increased 12% and average occupancy increased two percentage points. Overall, this resulted in excellent growth in sales, which expanded at a 13% rate for comparable hotels including a three percentage point increase in house profit margin. The Company believes that its hotels consistently outperform the industry's average REVPAR growth rates. The relatively high occupancy rates of the Company's hotels, along with increased demand for full-service hotel rooms, allowed the managers of the Company's hotels to increase average room rates by selectively raising room rates and by replacing certain discounted group business with higher-rated group and transient business. The Company believes that these favorable REVPAR growth trends should continue due to the limited new construction of full-service properties.

  A number of the Company's full-service hotel acquisitions were converted to the Marriott brand upon acquisition. The conversion of these properties to the Marriott brand is intended to increase occupancy and room rates as a result of Marriott International's nationwide marketing and reservation systems and Marriott Rewards program, as well as customer recognition of the Marriott brand name. The Company actively manages these conversions and, in many cases, has worked closely with the manager to selectively invest in enhancements to the physical product to make the property more attractive to guests or more efficient to operate. The invested capital with respect to these properties is primarily used for the improvement of common areas, as well as upgrading soft and hard goods (i.e., carpets, drapes, paint, furniture and additional amenities). The conversion process typically causes periods of disruption to these properties as selected rooms and common areas are temporarily taken out of service. Historically, conversion properties have shown improvements as the benefits of Marriott International's marketing and reservation programs and customer service initiatives take hold. In addition, these properties have generally been integrated into Marriott's systems covering purchasing and distribution, insurance, telecommunications and payroll processing.

  The Company's focus is on maximizing profitability throughout the portfolio by concentrating on key objectives. The Company works with the hotel managers to achieve these key objectives, which include evaluating marginal restaurant operations, exiting low rate airline room contracts in strengthening markets, reducing property-level overhead by sharing management positions with other jointly managed hotels in the vicinity, and selectively making additional investments where favorable incremental returns are expected.

  The Company and the hotel managers will continue to focus on cost control in an attempt to ensure that hotel sales increases serve to maximize house and operating profit. While control of fixed costs serves to improve profit margins as hotel sales increase, it also results in more properties reaching financial performance levels that allow the managers to share in growth of profits in the form of incentive management fees. The Company believes this is a positive development as it strengthens the alignment of the Company's and the managers' interests.

  Residence Inns. The Company's leased Residence Inns are extended-stay, limited-service hotels which cater primarily to business and family travelers who stay more than five consecutive nights. Residence Inns typically have 80 to 130 studio and two-story penthouse suites. Residence Inns generally are located in suburban settings throughout the United States and feature a series of residential style buildings with landscaped walkways, courtyards and recreational areas. Residence Inns do not have restaurants, but offer complimentary continental breakfast. In addition, most Residence Inns provide a complimentary evening hospitality hour. Each suite contains a fully equipped kitchen, and many suites have woodburning fireplaces. The Residence Inns leased by the Company are among the newest in the Residence Inn system, averaging only six years old.

  The table below sets forth performance information for the Residence Inns:

                                   FIRST TWO QUARTERS        FISCAL YEAR
                                   --------------------  ----------------------
                                     1997       1996      1996    1995    1994
                                   ---------  ---------  ------  ------  ------
Number of properties..............        18         18      18      18      18
Number of rooms...................     2,178      2,178   2,178   2,178   2,178
Average daily rate................ $   99.09  $   89.29  $90.82  $85.07  $79.58
Occupancy %.......................      83.3%      86.0%   85.1%   86.6%   85.6%
REVPAR............................ $   82.54  $   76.79  $77.29  $73.67  $68.12
REVPAR % change...................       7.5%       --      4.9%    8.1%    --

  For First Two Quarters 1997, the Company's Residence Inns performed well with advances in room rates of 11%, although occupancy decreased by approximately three percentage points. Continued popularity of this product with customers combined with increasing business travel resulted in superior performance for 1997. At an average occupancy rate of almost 83% for First Two Quarters 1997, these properties were near full occupancy during the business week and enjoyed high occupancy during the weekends. Given this strong demand, the Company's Residence Inns were able to improve room rates through managing their mix of business.

  During the First Two Quarters 1996, the Company entered into an agreement with the REIT whereby it sold and leased back all 18 of its Residence Inns for approximately $172 million. The Company received net proceeds of $155 million and will receive approximately $17 million upon expiration of the leases.

  Courtyard. During the first and third quarters of 1995, 37 of the Company's Courtyard properties were sold to and leased back from the REIT. The Company transferred its rights to receive the deferred proceeds and obligations to perform under the leases to a subsidiary of Host Marriott in the second and third quarters of 1995.

  During the First Two Quarters of 1996, the Company sold and leased back 16 additional Courtyard properties from the REIT. A subsidiary of Host Marriott purchased the Company's rights to the deferred proceeds and obligations under the lease for the properties at their fair market value of approximately $13 million. Through the date of their disposition, 1996 revenues and operating profit for the Courtyard properties were comparable to 1995.

MARKETING

  All but ten of the Company's hotel properties are managed by Marriott International as Marriott or Ritz-Carlton brand hotels. Seven of the ten remaining hotels are operated as Marriott brand hotels under franchise agreements with Marriott International. The Company believes that these Marriott managed and franchised properties will continue to enjoy competitive advantages arising from their participation in the Marriott International hotel system. Marriott International's nationwide marketing programs and reservation systems as well as the advantage of the strong customer preference for Marriott brands should also help these properties to maintain or increase their premium over competitors in both occupancy and room rates. Repeat guest business in the Marriott hotel system is enhanced by the recently created Marriott Rewards program, which expanded the previous Marriott Honored Guest Awards program. Marriott Rewards membership includes more than nine million members.

  The Marriott reservation system provides Marriott reservation agents complete descriptions of the rooms available for sale, and up-to-date rate information from the properties. The reservation system also features connectivity to airline reservation systems, providing travel agents with access to available rooms inventory for all Marriott and Ritz-Carlton lodging properties. In addition, software at Marriott's centralized reservations centers enables agents to immediately identify the nearest Marriott brand property with available rooms when a caller's first choice is fully occupied.

PROPERTIES

  The following table sets forth certain information relating to each of the Company's hotels. All of the properties are operated as full-service Marriott hotels by Marriott International, unless otherwise indicated.

LOCATION                       ROOMS
--------                       -----
California
 Napa Valley..................  191
 Newport Beach................  570
 Newport Beach Suites.........  250
 San Francisco Airport........  684
 San Francisco Fisherman's
  Wharf(4)....................  285

LOCATION                       ROOMS
--------                       -----
 Marina Beach(2)..............  368
 The Ritz-Carlton, Marina del
  Rey(3)......................  306
Colorado
 Denver Tech..................  625
 Denver West(2)...............  307
 Vail Mountain Resort.........  349

   LOCATION                        ROOMS
   --------                        -----
   Connecticut
    Hartford--Rocky Hill(2)......   251
   Florida
    Fort Lauderdale Marina.......   580
    Jacksonville(2)(4)...........   256
    Miami Airport(2).............   782
    Palm Beach Gardens(4)........   279
    Singer Island (Holiday
     Inn)(3).....................   222
    Tampa Airport(2).............   295
    Tampa Westshore(1)...........   309
   Georgia
    Atlanta Norcross.............   222
    Atlanta Northwest............   400
    Atlanta Perimeter(2).........   400
    The Ritz-Carlton,
     Atlanta(3)..................   447
   Illinois
    Chicago-Deerfield Suites.....   248
    Chicago-Elk Grove Suites(3)..   255
    Chicago-Downtown Courtyard...   334
   Indiana
    South Bend(2)................   300
   Maryland
    Bethesda(2)..................   407
    Gaithersburg-Washingtonian
     Center......................   284
   Missouri
    Kansas City Airport(2).......   382
   New Jersey
    Newark Airport(2)............   590

   LOCATION                        ROOMS
   --------                        -----
   New York
    Marriott World Trade
     Center(2)...................   820
   North Carolina
    Charlotte(4).................   298
    Raleigh Crabtree Valley(1)...   375
   Oklahoma
    Oklahoma City................   354
   Oregon
    Portland.....................   503
   Pennsylvania
    Pittsburgh(2)(4).............   400
   Texas
    Dallas/Fort Worth............   492
    Dallas Quorum(2).............   547
    Houston Airport (2)..........   566
    J.W. Marriott Houston........   503
    Plaza San Antonio(4).........   252
    San Antonio Riverwalk (2)....   500
   Utah
    Salt Lake City(2)............   510
   Virginia
    Pentagon City................   300
    Norfolk Waterside(2)(4)......   404
    Westfields Conference
     Center......................   335
    Washington-Dulles Suites.....   254
    Williamsburg.................   295
   Washington, D.C.
    Washington Metro Center......   456
   Canada
    Toronto Delta Meadowvale(3)..   374

---------------------
 (1) These hotels are owned by an affiliated partnership of the Company. A subsidiary of the Company provided 100% non-recourse financing totaling approximately $35 million to the partnership, in which an affiliate of the Company owns the sole general partner interest, for the acquisition of these hotels. The Company consolidates these properties in the accompanying financial statements.
 (2) The land on which the hotel is built is leased by the Company under a long-term lease agreement.
 (3) Property is not operated as Marriott and is not managed by Marriott International.
 (4) Property is operated as a Marriott franchised property.

SENIOR LIVING COMMUNITIES

  Until mid-1994, the Company owned 14 senior living communities located in seven states. These communities offer independent living apartments, assisted living services and skilled nursing care. During the second and third quarters of 1994, the Company sold its 14 senior living communities to an unrelated third party for $320 million, which approximated the communities' carrying value.

  While the Company's portfolio of lodging properties currently consists almost entirely of upscale and luxury full-service hotels, management continually considers the merits of diversifying into other compatible lodging- related properties. Host Marriott has recently acquired 29 senior living communities with 6,127 units. The Company may, from time to time, seek to opportunistically invest in senior living communities.

INVESTMENTS IN AFFILIATED PARTNERSHIP AND NOTES RECEIVABLE

  In connection with the sale of seven hotels to an affiliated partnership in 1984, the Company received $168 million ($139 million at June 20, 1997) in notes receivable that are secured by non-recourse mortgages on the underlying properties. The notes mature on December 31, 2003 and bear interest at 9%. These notes require principal paydown of approximately 44% of the original principal amount prior to maturity. While payments on these notes have been current since 1994, there have been instances in the past when payments were delinquent, and there can be no assurance that such delinquencies will not occur in the future.

  During 1994, Host Marriott transferred to the Company a 49% limited partner interest in an affiliate that owns a hotel in Santa Clara, California in exchange for $30 million in cash. The difference between the cash transferred to Host Marriott and the carried-over cost basis of the 49% interest, net of the related tax effects, has been charged to additional paid-in capital. The investment is accounted for using the equity method.

COMPETITION


  The Company's hotels compete with several other major lodging brands. Competition in the industry is based primarily on the level of service, quality of accommodations, convenience of locations and room rates. The following table presents key participants in segments of the lodging industry in which the Company competes:

SEGMENT                  REPRESENTATIVE PARTICIPANTS
-------                  ---------------------------
Luxury/Full-Service..... Ritz-Carlton; Four Seasons
Upscale/Full-Service.... Marriott Hotels, Resorts and Suites; Crowne Plaza; Doubletree; Hyatt; Hilton;
                         Radisson; Red Lion; Sheraton; Westin; Wyndham
Extended-Stay........... Residence Inn; Homewood Suites; Embassy Suites; Oakwood Apartments

EMPLOYEES

  The Company has no employees. All of its management services are provided by employees of Host Marriott.

ENVIRONMENTAL MATTERS

  Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws may impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, certain environmental laws and common law principles could be used to impose liability for release of asbestos-containing materials ("ACMs"), and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures. In connection with its current or prior ownership or operation of hotels, the Company may be potentially liable for any such costs or liabilities. Although the Company is currently not aware of any material environmental claims pending or threatened against it, no assurance can be given that a material environmental claim will not be asserted against the Company.

LEGAL PROCEEDINGS

  The Company is from time to time the subject of, or involved in, judicial proceedings. Management believes that any liability or loss resulting from such matters will not have a material adverse effect on the financial position or results of operations of the Company.

                                   MANAGEMENT

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

  The Company's directors, executive officers and management are employees of Host Marriott. Set forth below is certain information with respect to the persons who are executive officers of the Company.

                             OTHER POSITIONS AND BUSINESS EXPERIENCE PRIOR TO BECOMING AN
NAME AND TITLE           AGE               EXECUTIVE OFFICER OF THE COMPANY
--------------           --- ------------------------------------------------------------
Robert E. Parsons, Jr.
 President and
 Director..............   41    Robert E. Parsons, Jr. joined Host Marriott's
                                Corporate Financial Planning staff in 1981 and was
                                made Assistant Treasurer in 1988. In 1993, Mr.
                                Parsons was elected Senior Vice President and
                                Treasurer of Host Marriott, and in 1995, he was
                                elected Executive Vice President and Chief Financial
                                Officer of Host Marriott. Mr. Parsons was elected
                                Vice President of the Company in 1993 and was
                                elected Senior Vice President in 1995. In 1996, Mr.
                                Parsons was elected President and Director of the
                                Company.
Christopher G. Townsend
 Executive Vice
 President and
 Director..............   50    Christopher G. Townsend joined Host Marriott's Law
                                Department in 1982 as a Senior Attorney. In 1984,
                                Mr. Townsend was made Assistant Secretary of Host
                                Marriott, and in 1986, he was made Assistant General
                                Counsel. In 1993, Mr. Townsend was elected Senior
                                Vice President, Corporate Secretary and Deputy
                                General Counsel of Host Marriott. In January 1997,
                                he was elected General Counsel of Host Marriott. Mr.
                                Townsend was elected Vice President of the Company
                                in 1993, Senior Vice President in 1995, and
                                Executive Vice President and Director in 1996.
Christopher J. Nassetta
 Executive Vice
 President.............   34    Christopher J. Nassetta joined Host Marriott in
                                October 1995 as Executive Vice President. Mr.
                                Nassetta was elected Executive Vice President of the
                                Company in 1995. Prior to joining Host Marriott, Mr.
                                Nassetta served as President of Bailey Realty
                                Corporation from 1991 until 1995. He had previously
                                served as Chief Development Officer and in various
                                other positions with The Oliver Carr Company from
                                1984 through 1991.
Bruce D. Wardinski
 Vice President and
 Treasurer.............   37    Bruce Wardinski joined Host Marriott in 1987 as
                                Senior Financial Analyst of Financial Planning &
                                Analysis and was named Manager in June 1988. He was
                                appointed Host Marriott's Director of Financial
                                Planning & Analysis in 1989, Director of Project
                                Finance in June 1993, Vice President of Project
                                Finance in June 1994, and Senior Vice President of
                                International Development in October 1995. In 1996,
                                Mr. Wardinski was named Senior Vice President and
                                Treasurer of Host Marriott. Also in 1996, Mr.
                                Wardinski was named Vice President and Treasurer of
                                the Company. Prior to joining Host Marriott, Mr.
                                Wardinski was with the public accounting firm of
                                Price Waterhouse.

                            OTHER POSITIONS AND BUSINESS EXPERIENCE PRIOR TO BECOMING AN
NAME AND TITLE          AGE               EXECUTIVE OFFICER OF THE COMPANY
--------------          --- ------------------------------------------------------------
Donald D. Olinger
 Vice President and
 Corporate Controller..  38    Donald D. Olinger joined Host Marriott in 1993 as
                               Director of Corporate Accounting. Later in 1993, Mr.
                               Olinger was promoted to Senior Director and
                               Assistant Controller of Host Marriott. He was
                               promoted to Vice President of Corporate Accounting
                               in 1995. In 1996, he was elected Senior Vice
                               President and Corporate Controller of Host Marriott.
                               Mr. Olinger was elected Vice President and Corporate
                               Controller of the Company in 1996. Prior to joining
                               Host Marriott, Mr. Olinger was with the public
                               accounting firm of Deloitte & Touche.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

  The directors and executive officers of the Company are employees of Host Marriott and are compensated by Host Marriott. The directors and executive officers are required to devote to the Company such time as may be necessary for proper performance of their duties, but are not required to devote their full time to the performance of such duties. No directors and executive officers of the Company receive any compensation from the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  There is no compensation committee or other board committee performing the equivalent function. Compensation for executive officers is determined by the Compensation Policy Committee of Host Marriott.

                               SOLE SHAREHOLDER

  The Company has 100 shares of common stock with no par value issued and outstanding, all of which are held beneficially and of record by Hospitality. No executive officer or director of the Company owns any shares of the Company's common stock.

                        RELATIONSHIP WITH HOST MARRIOTT

  The Company operates as a unit of Host Marriott, utilizing Host Marriott's employees, centralized systems for cash management, insurance and administrative services. Host Marriott contracts with Marriott International for certain of these services. In addition, Host Marriott provides certain corporate, general and administrative services to the Company. Certain of these expenses have been allocated to the Company primarily based on the Company's utilization of specific functions.

  The Company has no employees. Host Marriott provides the services of certain employees (including the Company's executive officers) to the Company. The Company anticipates that each of its executive officers will generally devote a sufficient portion of his or her time to the business of the Company. However, such executive officers also will devote a significant portion of his or her time to the business of Host Marriott and its other subsidiaries. Implementation of the Company's future business strategy to acquire full-service hotels primarily in the U.S. will be dependent upon officers of the Company who may have similar obligations to Host Marriott or its affiliates. Accordingly, there can be no assurance that the Company will be provided the opportunity to purchase or acquire an economically desirable full-service hotel which also may be available to Host Marriott or one of its other subsidiaries.

  The Internal Revenue Service (the "Service"), as a result of an examination of Host Marriott's tax returns for the taxable years 1986-1990, has proposed certain adjustments that would result in the acceleration of significant tax liabilities of Host Marriott for such years. Host Marriott is currently contesting such adjustments. Under tax sharing arrangements between the Company and Host Marriott, Host Marriott would be principally responsible for any such liability should the Service prevail in these matters, and no material portion of any resulting liability would be a Permitted Tax Payment under the Senior Notes Indenture. Management believes that Host Marriott will have adequate financial resources to pay any such liability should the Service prevail in this matter. Nevertheless, if Host Marriott were not to pay any such tax liability, the Service could seek payment from the Company or its subsidiaries.

                   RELATIONSHIP WITH MARRIOTT INTERNATIONAL

  Marriott International serves as the manager for all but ten of the Company's full-service hotels and for the 18 Residence Inns leased by the Company. Marriott International also provides various other services to Host Marriott and its subsidiaries, including the Company.

MANAGEMENT AGREEMENTS

  The Company is party to management agreements with respect to 40 of its 50 full service hotels (the "Management Agreements") which provide for Marriott International to manage the hotels generally for an initial term of 15 to 30 years with renewal terms of up to an additional 16 to 30 years. The Management Agreements generally provide for payment of base management fees equal to two to four percent of sales and incentive management fees generally equal to 40% to 50% of hotel operating profits over a priority return to the Company, with total incentive management fees not to exceed 20% of operating profits. For full-service hotels acquired after September 1995, the incentive management fee is generally equal to 20% of operating profits. The Company may terminate certain Management Agreements if specified performance threshholds are not met, subject to the right of Marriott International to cure. In the event of early termination of any Management Agreement, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. No Management Agreement with respect to a single lodging facility is cross-collateralized with or cross-defaulted to any other Management Agreement and a single Management Agreement may be cancelled under certain conditions without triggering a cancellation of any other Management Agreement. Under each Management Agreement for full-service hotels, Marriott International collects all revenue generated at a particular lodging property. Marriott International holds such amounts on behalf of the Company in segregated accounts and forwards to the Company every two weeks all amounts in excess of certain expenses and management fees (as described more fully below). Because amounts collected by Marriott International are held on the Company's behalf, the Company does not depend upon the creditworthiness of Marriott International for receipt of such payments.

  Pursuant to the terms of the Management Agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, all the Company's properties participate in the Marriott Rewards program which replaced the Marriott Honored Guest Awards program as well as other Marriott frequent guest programs as of May 1997. The Marriott Rewards program generally includes all Marriott brand properties as well as select Ritz-Carlton properties. The cost of this program is charged to all hotels in the respective hotel system.

  The Company is obligated to provide the manager with sufficient funds to cover the cost of certain non-routine repairs and maintenance to the hotels which are normally capitalized and replacements and renewals to the hotels' property and improvements. Under certain circumstances, the Company will be required to establish escrow accounts for such purposes under terms outlined in the Management Agreements. The Company is also required to provide Marriott International with funding for working capital to meet the operating needs of the hotels. Marriott International converts cash advanced by the Company into other forms of working capital consisting primarily of operating cash, inventories and trade receivables. Under the terms of the Management Agreements, Marriott International maintains possession of and sole control over the components of working capital and accordingly, the Company reports the total amounts so advanced to Marriott International as a component of other assets. Upon termination of the Management Agreements, the working capital will be returned to the Company.

FRANCHISE AGREEMENTS

  The Company has entered into franchise agreements with Marriott International for seven hotels. Pursuant to these franchise agreements, the Company generally pays a franchise fee based on a percentage of room sales and food and beverage sales as well as certain other fees for advertising and reservations. Franchise fees for room sales vary from four to six percent of room sales, while fees for food and beverage sales vary from two to three percent of sales. The initial terms of the franchise agreements are from 20 to 25 years. Franchise fees paid to Marriott International were $2 million and $1 million for 1996 and 1995, respectively.

RESIDENCE INNS

  The agreements pursuant to which Marriott International operates the 18 Residence Inns subject to the sale-leaseback transaction with the REIT (the "Residence Inn Agreements"), each provide for a system fee equal to four percent of annual gross revenue, and a base fee equal to two percent of annual gross revenues. In addition, the agreements provide for an incentive management fee equal to 50% of "Available Cash Flow" for each fiscal year (provided that the cumulative incentive management fee may not on any date exceed 20% of the cumulative Operating Profit (as defined in the Residence Inn Agreements) of the hotel through such date). Available Cash Flow is defined to be the excess of Operating Profit (after deduction of the base fee, including any portion of the base fee that is deferred or waived) over the Owner's Priority (as defined in the Residence Inn Agreements). Under such forms of agreement, Marriott International is also entitled to reimbursement for certain costs attributable to Chain Services of Marriott International. The Company or its subsidiaries have the option to terminate the agreement if specified performance thresholds regarding Operating Profit are not satisfied and if specified revenue market share tests are not met (provided that Marriott International can elect to avoid such termination by making cure payments to the extent necessary to allow the specified Operating Profit thresholds to be satisfied).

POLICIES AND PROCEDURES FOR ADDRESSING CONFLICTS

  The on-going relationships between Marriott International and Host Marriott may present certain conflict situations for J.W. Marriott, Jr. who serves as Chairman of the Board of Directors, Chief Executive Officer and President of Marriott International and also serves as a director of Host Marriott and for Richard E. Marriott, who serves as a director of Marriott International, and as the Chairman of the Board of Directors of Host Marriott. Mr. Richard E. Marriott and J.W. Marriott, Jr., as well as other executive officers and directors of Host Marriott and Marriott International, also own (or have options or other rights to acquire) a significant number of shares of common stock in both Host Marriott and Marriott International. Host Marriott and Marriott International have adopted appropriate policies and procedures to be followed by the Board of Directors of each company to limit the involvement of Richard E. Marriott and J.W. Marriott, Jr. (or such other executive officers and directors having a significant ownership interest in the companies) in conflict situations, including matters relating to contractual relationships or litigation between Marriott International and Host Marriott. Such procedures include requiring Richard E. Marriott and J.W. Marriott, Jr. (or such other executive officers or directors having a significant ownership interest in the companies) to abstain from making management decisions in their capacities as officers of Marriott International and Host Marriott respectively, and to abstain from voting as directors of each company, with respect to matters that present a significant conflict of interest between the companies. Whether or not a significant conflict of interest situation exists is determined on a case-by-case basis depending on such factors as the dollar value of the matter, the degree of personal interest of Richard E. Marriott and J.W. Marriott, Jr. (or such other executive officers and directors having a significant ownership interest in the companies) in the matter and the likelihood that resolution of the matter has significant strategic, operational or financial implications for the business of the Company. It is a principal responsibility of the general counsel of the Company to monitor this issue in consultation with the Board of Directors. See "Risk Factors-- Relationship with Marriott International."


                          DESCRIPTION OF SENIOR NOTES

  Set forth below is a summary of certain provisions of the Senior Notes. The Senior Notes were issued pursuant to the Indenture dated as of July 15, 1997, by and among the Company, the Subsidiary Guarantors and Marine Midland Bank, as trustee (the "Trustee"). The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended (the "TIA"). The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture, a copy of which may be obtained from the Company. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.

GENERAL

  The Senior Notes are senior obligations of the Company secured by the Capital Stock of the Subsidiary Guarantors and are limited in aggregate principal amount to $600 million. The Senior Notes rank pari passu with all other existing and future senior Indebtedness of the Company (including the Existing Senior Notes and the Acquisitions Notes); provided, however, certain Indebtedness of the Company and its Subsidiaries currently is, and Indebtedness incurred by the Company and its Subsidiaries may be, secured by assets held by the Company or its Subsidiaries subject to certain restrictions described herein. The Senior Notes are guaranteed on a senior basis by the Initial Subsidiary Guarantors, and subject to certain exceptions, will be guaranteed by each of the Company's future Subsidiaries. See "--Future Subsidiary Guarantors". The Initial Subsidiary Guarantors are: HMH Rivers Inc., Marriott SBM Two Corporation, Host of Houston, Ltd., Host of Boston, Ltd., HMC Retirement Properties, Inc., HMH Marina, Inc., HMH Pentagon Corporation, Host Airport Hotels, Inc., Marriott Financial Services, Inc., HMC SFO, Inc., HMC AP Canada, Inc. and Host of Houston 1979.

  The Senior Notes mature on July 15, 2007. The Senior Notes bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on July 15 and January 15 of each year, commencing January 15, 1998, to the persons in whose names such Senior Notes are registered at the close of business on the July 1 or the January 1 immediately preceding such Interest Payment Date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Senior Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

  Principal of, premium, if any, and interest on the Senior Notes is payable, and the Senior Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of the Company, payment of interest may be made by check mailed to the holders of the Senior Notes (the "Holders") at the addresses set forth upon the registry books of the Company; provided, however, Holders of Certificated Senior Notes are entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge is made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency is the corporate trust office of the Trustee presently located at 140 Broadway, New York, New York.

OPTIONAL REDEMPTION

  The Company does not have the right to redeem any Senior Notes prior to July 15, 2002. The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002 upon not less than 30 days nor more than 60 days notice to each Holder of Senior Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the corresponding Interest Payment Date) together with accrued and unpaid interest thereon to the Redemption Date:

   YEAR                                                               PERCENTAGE
   2002..............................................................  104.438%
   2003..............................................................  102.958%
   2004..............................................................  101.479%
   2005 and thereafter...............................................  100.000%

  In the case of a partial redemption, the Trustee shall select the Senior Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Senior Notes may be redeemed in part in multiples of $1,000 only.

  The Senior Notes do not have the benefit of any sinking fund.

  Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Senior Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Senior Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Senior Note, a new note or notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

CERTAIN COVENANTS

 REPURCHASE OF SENIOR NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF
CONTROL

  Upon the occurrence of a Change of Control Triggering Event, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus (subject to the right of Holders of record on a Record Date to receive interest due on the corresponding Interest Payment Date) accrued and unpaid interest thereon to the date of purchase on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date").

  On or before the Change of Control Payment Date, the Company will (i) accept for payment Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (together with accrued and unpaid interest) of all Senior Notes so tendered and (iii) deliver to the Trustee Senior Notes so accepted together with an Officers' Certificate listing the aggregate principal amount of the Senior Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to the Holders of Senior Notes so accepted payment in an amount equal to the Change of Control Payment, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such Holders a new Note equal in principal amount to any unpurchased portion of the Senior Note surrendered; provided, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Senior Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

  The provisions of the Indenture relating to a Change of Control Triggering Event may not afford the Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect Holders, if such transaction does not constitute a Change of Control Triggering Event, as defined. In addition, the Company may not have sufficient financial resources available to fulfill its obligation to repurchase the Senior Notes upon a Change of Control Triggering Event.

  Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

  The Indenture provides that, except as set forth below in this covenant, neither the Company nor any of the Company's Subsidiaries will, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness). Notwithstanding the foregoing:

    (a) if on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro forma basis, to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least
  2.2 to 1 (the "Debt Incurrence Ratio"), then the Company and its Subsidiaries may incur Indebtedness or Disqualified Capital Stock; provided, however, any Indebtedness incurred by the Non-Guarantor Subsidiaries in reliance on this clause (a) shall be limited to an aggregate amount outstanding at any time of up to $100 million of Indebtedness, which Indebtedness shall be secured by liens permitted under clause (m) of the definition of "Permitted Liens;"

    (b) the Company and the Subsidiary Guarantors may incur Indebtedness evidenced by the Senior Notes and represented by the Indenture up to the amounts specified therein as of the date thereof;

    (c) the Company and its Subsidiaries or Subsidiary Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a), (b) or (e) of this covenant or described in this clause (c) or which was outstanding on the date of issuance of the Existing Senior Notes or that was outstanding at Acquisitions or its Subsidiaries as of the Acquisitions Issue Date;

    (d) the Company and its Subsidiaries or its Subsidiary Guarantors, as applicable, may incur Permitted Indebtedness;

    (e) the Company and its Subsidiaries may incur Non-recourse Purchase Money Indebtedness; and

    (f) the Company and its Subsidiary Guarantors may incur Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $65 million.

  Notwithstanding the foregoing, no Non-Guarantor Subsidiary may Incur any Indebtedness or Disqualified Capital Stock unless on the Incurrence Date the Consolidated Coverage Ratio for all Non-Guarantor Subsidiaries, on a combined basis, for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.

  Indebtedness of any Person that is not a Subsidiary of the Company, which Indebtedness is outstanding at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, shall be deemed to have been incurred at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

 LIMITATION ON RESTRICTED PAYMENTS

  The Indenture provides that on and after the Issue Date the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, if (a) on the date of such Restricted Payment a Default or an Event of Default would exist and be continuing or would occur as a consequence of (after giving effect, on a pro forma basis, to) such Restricted Payment or (b) immediately prior to such Restricted Payment or after giving effect thereto, the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) from and after the Amendment Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 2.2 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Amendment Date occurs to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Consolidated EBITDA of the Company for the Computation Period, plus (ii) the aggregate Net Cash Proceeds received by the Company from the sale (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) of its Qualified Capital Stock or as a capital contribution from its Parent, in either case, which Net Cash Proceeds are received by the Company after the Amendment Date and on or prior to the date of such Restricted Payment.

  Notwithstanding the foregoing, the provisions set forth in clause (b) of the immediately preceding paragraph will not prohibit (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) a Qualified Exchange, or (iii) a Permitted Sharing Arrangements Payment; provided, however, that any amounts expended pursuant to clause (i) of this paragraph shall be included as Restricted Payments made for purposes of clause (b) of the immediately preceding paragraph, whereas amounts received and expended in connection with a Qualified Exchange or a Permitted Sharing Arrangements Payment shall neither be counted as Restricted Payments made nor be credited as Net Cash Proceeds received for purposes of clause
(b)(ii) of the immediately preceding paragraph.

 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

  The Indenture provides that neither the Company nor the Subsidiary Guarantors will, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary Guarantors to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary Guarantor except (a) restrictions imposed by the Senior Notes or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under specified Indebtedness outstanding on the Issue Date or under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of the Subsidiary Guarantors, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (d) any such restriction or requirement imposed by

Indebtedness incurred under paragraph (e) of the covenant "Limitation of Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided such restriction or requirement relates only to the transfer of the property subject to such Non-recourse Purchase Money Indebtedness, (e) restrictions with respect to a Subsidiary Guarantor imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary Guarantor, provided such restrictions apply solely to the Capital Stock or assets of such Subsidiary Guarantor which are being sold, and (f) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not in and of themselves be deemed to be a restriction on the ability of the Company or any of its Subsidiary Guarantors to transfer such property.

 LIMITATIONS OF LIENS

  The Indenture provides that the Company and the Subsidiary Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur, or suffer to exist any Lien on any assets or properties of the Company or any of its Subsidiaries now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, unless all payments due under the Indenture and the Senior Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien.

 LIMITATION OF SALE OF ASSETS AND SUBSIDIARY STOCK

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, in one or a series of related transactions convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Subsidiary Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Subsidiary of the Company, whether by the Company or a Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Subsidiary of the Company (an "Asset Sale"), unless (i) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of,
(ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such Asset Sale, and (iii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents: provided that for purposes of this provision, the amount of (A) any Indebtedness (other than Senior Notes) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (B) any securities or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

  Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company may invest or commit such Net Cash Proceeds, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested (and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days) in (x) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute or be part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction,
(y) Permitted Mortgage Investments or (z) a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided, that concurrently with an Investment specified in clause (z), such entity becomes a Subsidiary Guarantor. Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds." Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $15 million, the Company will make a cash offer to all Holders of Senior Notes and holders of any other Indebtedness of the Company ranking on a parity with the Senior Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts pursuant to an irrevocable, unconditional offer (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes and such other senior Indebtedness then outstanding that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes and other senior Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

  Notwithstanding the foregoing provisions of the prior paragraph:

    (i) the Company and its Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

    (ii) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture;

    (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

    (iv) the Company and its Subsidiaries may consummate any sale or series of related sales (including, without limitation, sale and leaseback transactions) of assets or properties of the Company and its Subsidiaries having a Fair Market Value of less than $2 million; and

    (v) the Company and its Subsidiaries may exchange assets held by the Company or a Subsidiary for one or more hotels and/or one or more Related Businesses of any person or entity owning one or more hotels and/or one or more Related Businesses; provided, that the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable and the Fair Market Value of the assets received by the Company are approximately equal to the Fair Market Value of the assets exchanged by the Company.

  Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

 LIMITATION ON TRANSACTIONS WITH AFFILIATES

  The Indenture provides that neither the Company nor any of its Subsidiaries will be permitted after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction") or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), except for such Affiliate Transactions made in good faith, the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with persons who are not Affiliates.

  Without limiting the foregoing, (a) any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) with an aggregate value in excess of $5 million must first be approved pursuant to a Board Resolution by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction, and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions (other than Exempted Affiliate Transactions) with an aggregate value in excess of $20 million the Company must first obtain (i) a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary or (ii) in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $20 million but not in excess of $50 million an opinion from an independent, qualified appraiser that the consideration received in connection with such transaction was comparable to the Fair Market Value of the subject assets; provided, however, in the case of an individual who serves on the Board of Directors or as an officer of Host Marriott or any of its Subsidiaries on the one hand, and of the Company or any of its Subsidiaries on the other hand, such service, in and of itself, shall not affect such person's status as a disinterested member of the Board of Directors of the Company for purposes of clause (a) of this paragraph.

 LIMITATION ON MERGER, SALE OR CONSOLIDATION

  The Indenture provides that the Company will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Senior Notes and the Indenture; (ii) no Default or Event of Default would occur as a consequence of (after giving effect, on a pro forma basis, to) such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated resulting, surviving or transferee entity is at least equal to 90% of the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Senior Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

 FUTURE SUBSIDIARY GUARANTORS

  The Indenture provides that all Initial Subsidiary Guarantors and each future Subsidiary of the Company other than any Leaseback Subsidiary, Excluded Guaranty Subsidiary or Special Purpose Subsidiary (each, a "Future Subsidiary Guarantor"), jointly and severally, will guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Senior Notes on a senior basis. No Leaseback Subsidiary or Special Purpose Subsidiary will be required to become a Subsidiary Guarantor and no Subsidiary of the Company or any Subsidiary Guarantor that is prohibited by law or by the terms of an agreement from guaranteeing the Senior Notes (each, an "Excluded Guaranty Subsidiary") will be required to become a Subsidiary Guarantor, provided, however that the assets of all Excluded Guaranty Subsidiaries may not exceed 15% of the aggregate assets of the Company and its Subsidiaries (other than Leaseback Subsidiaries) on a consolidated basis.

 LIMITATION ON INVESTMENTS IN NON-GUARANTOR SUBSIDIARIES

  The Indenture provides that from and after the Issue Date, the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, make any Investment in a Non-Guarantor Subsidiary if, after giving effect thereto, the Net Non-Guarantor Investment would exceed an amount equal to (a) the aggregate of all capital contributions made to the Company on or after the Amendment Date, plus (b) the Applicable Percentage of the sum of (i) the combined total assets of the Company and the Subsidiary Guarantors, excluding the assets of the Non-Guarantor Subsidiaries (determined by the Company in accordance with GAAP) plus (ii) the Net Non-Guarantor Investment.

 LIMITATION OF STATUS AS INVESTMENT COMPANY

  The Indenture prohibits the Company and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

SECURITY

  The obligations of the Company to pay the principal of, premium, if any, and interest on the Senior Notes are secured, on an equal and ratable basis with other indebtedness ranking pari passu with the Senior Notes, including without limitation, the Existing Senior Notes and the Acquisitions Notes, by a pledge of the capital stock of each Initial Subsidiary Guarantor, other than Marriott Financial Services, Inc. The Indenture also provides that the capital stock of any Person that becomes a Future Subsidiary Guarantor, or that is a successor of any Subsidiary Guarantor and assumes such Subsidiary Guarantor's obligations under the Indenture, will be pledged to secure the Senior Notes on an equal and ratable basis with other indebtedness ranking pari passu with the Senior Notes, including, without limitation, the Existing Senior Notes and the Acquisitions Notes; provided, however, that any shares of the capital stock of any Future Subsidiary Guarantor (an "Excluded Share Subsidiary") will not be pledged to secure the Senior Notes if the pledge of or grant of a security interest in such shares is prohibited by law or the terms of an agreement (other than an agreement entered into in connection with the transaction resulting in such Person becoming a Future Subsidiary Guarantor) binding on such Future Subsidiary Guarantor or the Person owning such shares of such Future Subsidiary Guarantor, and provided that the assets of all Excluded Share Subsidiaries (determined in accordance with GAAP) shall in no event exceed 15% of the aggregate assets of the Company and its Subsidiaries (other than Leaseback Subsidiaries) on a consolidated basis (determined in accordance with GAAP).

  Upon the release of any Subsidiary Guarantor from its obligations under its guarantee of the Senior Notes in accordance with the Indenture, the pledge of such Subsidiary Guarantor's capital stock and the Capital Stock of any of its Subsidiaries shall be automatically released; provided, however, that if any such Subsidiary Guarantor ceases to be a Subsidiary Guarantor as a result of the sale of less than 100% of the capital stock of such Subsidiary Guarantor, the pledge of any security interest in the capital stock of such Subsidiary Guarantor shall not be released with respect to the capital stock of such Subsidiary Guarantor that continues to be held by the Company or any Subsidiary Guarantor after the consummation of such sale, unless otherwise released pursuant to the Indenture.

GUARANTEES

  The Senior Notes are guaranteed irrevocably and unconditionally as to principal, premium, if any, and interest, jointly and severally, by the Subsidiary Guarantors. If the Company or a Subsidiary Guarantor defaults

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in the payment of the principal of, premium, if any, or interest on, the
Senior Notes when and as the same shall become due, whether upon maturity, acceleration, call for redemption, Offer to Purchase or otherwise, without the necessity of action by the Trustee or any Holder, each Subsidiary Guarantor shall be required, jointly and severally, to promptly make such payment in full. The Indenture provides that the Subsidiary Guarantors will be released from their obligations as guarantors under the Senior Notes under certain circumstances. The obligations of each Subsidiary Guarantor under its Guarantee is limited so as to avoid it being construed as a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Transfer."

REPORTS

  The Indenture provides that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Senior Notes identified to the Company by an Initial Purchaser, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request. In addition, for so long as the Senior Notes are outstanding, the Company will continue to provide to holders of Senior Notes and to prospective purchasers of the Senior Notes the information required by Rule 144A(d)(4).

EVENTS OF DEFAULT AND REMEDIES

  The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on the Senior Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,
(ii) the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the Senior Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by the Company or any Subsidiary to observe or perform any other covenant or agreement contained in the Senior Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Senior Notes outstanding, (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (v) a default in any (1) Non-recourse Purchase Money Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of 10% of the aggregate assets of the Company and its Subsidiaries, or (2) other Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $20 million, in either case (a) resulting from the failure to pay principal or interest when due or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided, that the Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv), above, relating to the Company or certain of its Subsidiaries), then in every such case, unless the principal of all of the Senior Notes shall have already become due and payable, either the Trustee or the Holders of 25% in

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

aggregate principal amount of the Senior Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (iv), above, relating to the Company or certain of its Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Senior Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Senior Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Senior Notes which have become due solely by such acceleration, have been cured or waived. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power.

  The Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding may waive on behalf of all the Holders any default, except a default with respect to any provision requiring supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Senior Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Senior Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides that the Company may, at its option and at any time within one year of the Stated Maturity of the Senior Notes, elect to have its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Senior Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due from the trust funds; (ii) the Company's obligations with respect to such Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, U.S. legal tender, noncallable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Senior Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Senior Notes; (ii) in the case of the Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Senior Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions precedent provided for have been complied with.

AMENDMENTS AND SUPPLEMENTS

  The Indenture contains provisions permitting the Company, the Subsidiary Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time outstanding, the Company, the Subsidiary Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders, except that any amendments or supplements to the provisions relating to Article 12 (with respect to security interests) or Section 13.3 (with respect to Future Subsidiary Guarantors) shall require the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Senior Notes at the time outstanding; and provided, further, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Senior Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Payment or the Asset Sale Offer or alter the redemption provisions or the provisions of the "Repurchase of Securities at the Option of the Holder Upon a Change of Control" covenant in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Senior Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, (iii) modify or amend the ranking of the Senior Notes in a manner adverse to the Holders, or (iv) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Senior Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

  The Indenture provides that no direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future of the Company, the Subsidiary Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Subsidiary Guarantors under the Indenture or the Senior Notes by reason of his or its status as such stockholder, partner, employee, officer or director.


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

CERTAIN DEFINITIONS

  "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

  "Acquisitions" means HMC Acquisition Properties, Inc., a Delaware corporation and an indirect subsidiary of Host Marriott.

  "Acquisitions Indenture" means the indenture dated as of December 20, 1995, as amended by that certain First Supplemental Indenture dated as of June 6, 1997, among Acquisitions, the Initial Guarantor named therein and Marine Midland Bank, as trustee pursuant to which the Acquisitions Notes were issued, as amended and restated.

  "Acquisitions Notes" means the 9% Senior Notes due 2007 of Acquisitions, which became the principal obligations of the Company upon consummation of the Merger.

  "Acquisitions Notes Issue Date" means the date of first issuance of the Acquisitions Notes under the Acquisitions Indenture.

  "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

  "Amendment Date" means July 10, 1997.

  "Applicable Percentage" means (i) 15% for the 12 month period commencing on the Amendment Date and (ii) 20% thereafter.

  "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products obtained by multiplying (a) the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument times (b) the amount of such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

  "Beneficial Owner" or "beneficial ownership" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participation or other equivalents of or interests (however designated) in stock issued by that corporation.

  "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof), or (ii) time deposits and certificates of deposit and commercial

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

paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

  "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host Marriott (for so long as Host Marriott is a Parent of the Company), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company or Host Marriott for so long as Host Marriott is a Parent of the Company then outstanding normally entitled to vote in elections of directors, (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of such 12-month period constituted the Board of Directors of the Company or Host Marriott (for so long as Host Marriott is a Parent of the Company) (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or Host Marriott, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Host Marriott, as applicable, then in office, (iv) a "change of control" or similar event shall occur under any other issue of Indebtedness of the Company, Host Marriott (for so long as Host Marriott is a Parent of the Company) or their respective Subsidiaries with an aggregate principal amount in excess of $20 million, or
(v) in the case of the Company only, Host Marriott ceases to own directly or indirectly a majority of the equity interests of the Company; provided, however, the pro rata distribution by Host Marriott to its shareholders of shares of the Company or shares of any of Host Marriott's other Subsidiaries, shall not, in and of itself, constitute a Change of Control for purposes of this paragraph.

  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

  "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Interest Expense of such person attributable

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

to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

  "Consolidated EBITDA" means, for any Person and period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (A)(i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) depreciation and amortization expense (provided, that the depreciation and amortization expense of a Consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of the referent person in such Subsidiary), (iv) any other noncash items reducing the Consolidated Net Income of such Person for such period, (v) any dividends or distributions during such period to such Person or a Consolidated Subsidiary of such Person from any other Person which is not a Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting, to the extent that (a) such dividends or distributions are not included in the Consolidated Net Income of such Person for such period and (b) (x) the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (v), do not exceed (y) the cumulative net income of such other Person attributable to the equity interests of the Person (or Subsidiary of the Person) whose Consolidated EBITDA is being determined, and (vi) any cash receipts of such Person or a Consolidated Subsidiary of such Person during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B) of this definition, minus
(B) the sum of (i) all non-cash items increasing the Consolidated Net Income of such Person for such period and (ii) any cash expenditures of such Person during such period to the extent such cash expenditures (x) did not reduce the Consolidated Net Income of such Person for such period and (y) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person when reserved or accrued; all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

  "Consolidated Interest Expense" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the Senior Notes as described herein) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period,
(b) the amount of dividends accrued or payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's Subsidiary Guarantors); provided, however, that interest, dividends or other payments or accruals of a Consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of the referent Person in such Subsidiary. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

  "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) net income (or loss) of any other Person which is not a Subsidiary of the Person

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

or is accounted for by such specified Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Subsidiary of such Person,
(ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any capital stock), shall be excluded, and (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries (other than Non-Guarantor Subsidiaries) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (ii),
(iii) and (iv), such amounts shall be excluded only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication.

  "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

  "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

  "Disqualified Capital Stock" means (a) except as set forth in clause (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security clause into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Senior Notes and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, or redemption or repayment provisions.

  "Excluded Person" means, in the case of the Company, Host Marriott or any wholly owned subsidiary of Host Marriott.

  "Exempted Affiliate Transaction" means (a) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) payments of reasonable directors' fees and expenses, (c) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company, (d) Permitted Tax Payments, (e) Permitted Sharing Arrangements, (f) Procurement Contracts, (g) Management Agreements and (h) Restricted Payments permitted under the "Limitation on Restricted Payments" covenant.

  "Existing Assets" means assets of the Company and its Subsidiaries existing at the Amendment Date (other than cash, Cash Equivalents or inventory held for resale in the ordinary course of business) and including proceeds of any sale, transfer or other disposition of such assets and assets acquired in whole or in part with proceeds from the sale, transfer or other distribution from any such assets.

  "Existing Senior Notes Indenture" means the indenture, dated as of May 25, 1995, as amended by that certain First Supplemental Indenture thereto dated October 20, 1995 and that certain Second Supplemental

Indenture thereto dated as of June 6, 1997 (as amended, the "Indenture"), among the Company, the Subsidiary Guarantors named therein, and Marine Midland Bank, as trustee, as amended and restated.

  "Existing Senior Notes" means the 9 1/2% Senior Notes due 2005 issued under the Existing Company Indenture.

  "Existing Senior Notes Issue Date" means May 25, 1995, the date on which the Existing Senior Notes were issued.

  "Fair Market Value" means, with respect to any assets or properties, the amount at which such assets or properties would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the Board of Directors of the Company acting in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect from time to time.

  "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; and (d) all obligations to purchase, redeem or acquire any Capital Stock.

  "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

  "Investment" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Subsidiary to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person, and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any Subsidiary or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made) at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.

  "Investment Grade" means a currently effective rating by Standard & Poor's Corporation and its successors ("S&P") of BBB- (or subsequent equivalent rating) or higher, and Moody's Investors Service, Inc. and its successors ("Moody's") of Baa3 (or subsequent equivalent rating) or higher (or if S&P or Moody's or both shall not make a rating of the Senior Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, reasonably selected by the Company in good faith, which shall be substituted for S&P or Moody's or both, as the case may be).

  "Issue Date" means the date of first issuance of the Senior Notes under the Indenture.

  "Leaseback Subsidiary" means a Subsidiary of the Company which has no assets other than (i) leases, management agreements, rights to deferred sales proceeds, and other rights pertaining to Residence Inns sold to an unaffiliated Person by the Company or its Subsidiaries and leased back by such Subsidiary, (ii) working capital and other assets associated with the Residence Inns leased by such Subsidiary and (iii) a de minimis amount of other assets related to the foregoing.

  "Management Agreements" means the management agreements and franchise agreements between the Company and Marriott International or another person relating to the operation of the Company's lodging properties.

  "Merger" means the merger of Acquisitions with and into the Company.

  "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by the Company, in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company, upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, (i) the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary) expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and (ii) (in the case of an Asset Sale only) less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale; provided, however, that in the case of Cash or Cash Equivalents received, or expenses paid or payable by a Subsidiary that is not a wholly owned Subsidiary of the Company, only that portion of the receipts and expenses which are equal to the Company's proportionate ownership of such Subsidiary shall be included in calculating Net Cash Proceeds.

  "Net Non-Guarantor Investment" means the amount equal to the aggregate Investments made by the Company and the Subsidiary Guarantors in Non-Guarantor Subsidiaries from and after the Amendment Date, minus the aggregate amount of any dividends, distributions or other payments received from and after the Amendment Date by the Company and/or any Subsidiary Guarantor(s) in respect of Investments in Non-Guarantor Subsidiaries.

  "Non-Guarantor Subsidiary" means any Subsidiary that is not a Subsidiary Guarantor.

  "Non-recourse Purchase Money Indebtedness" means Indebtedness of the Company or its Subsidiaries to the extent that, (i) under the terms thereof or pursuant to law, no personal recourse may be had against the Company or its Subsidiaries (other than Special Purpose Subsidiaries) for the payment of the principal of or interest or premium on such Indebtedness, and enforcement of obligations on such Indebtedness (except with respect to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets and undertakings with respect to environmental matters or construction defects) is limited only to recourse against interests in specified assets and property (the "Subject Assets"), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements with respect to such Subject Assets; (ii) such Indebtedness (x) is incurred concurrently with the acquisition by the Company or its Subsidiaries of such Subject Assets or a Person (or interests in a Person) holding such Subject Assets, or (y) constitutes Refinancing Indebtedness with respect to Indebtedness so incurred; and (iii) the Subject Assets are not Existing Assets and no Existing Assets or proceeds from the sale, transfer of other disposition of Existing Assets were used to acquire such Subject Assets.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Offering Memorandum" means the confidential Offering Memorandum dated July 10, 1997, distributed to prospective purchasers of the Original Notes in connection with the sale of the Original Notes by the Company.

  "Parent" of any person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such person or of a Parent of such person.

  "Permitted Indebtedness" means any of the following:

    (a) The Company and its Subsidiaries may incur Indebtedness solely in respect of surety and appeal bonds, performance bonds and other obligations of a like nature (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices;

    (b) The Company and its Subsidiary Guarantors may incur Indebtedness under revolving credit loans for funded Indebtedness from time to time in the ordinary course of business up to an aggregate amount outstanding of $60 million;

    (c) The Company and its Subsidiaries may incur Indebtedness under Interest Swap and Hedging Obligations that do not increase the Indebtedness of the Company other than as a result of fluctuations in interest or foreign currency exchange rates provided that such Interest Swap and Hedging Obligations are incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the Indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

    (d) The Company may incur Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any other Subsidiary Guarantor or to the Company and any Subsidiary may incur Indebtedness to the Company or a Subsidiary Guarantor (subject to the requirements of the "Limitation on Restricted Payments" covenant); provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Senior Notes;

    (e) The Company and its Subsidiary Guarantors may guarantee Indebtedness of the Company, the Subsidiary Guarantors or the Subsidiaries, as applicable, to the extent such guaranteed Indebtedness was permitted to be incurred under the Indenture; and

    (f) The Company and its Subsidiaries may incur Indebtedness solely in respect of bankers' acceptances and letters of credit all in the ordinary course of business in accordance with customary industry practices in an aggregate amount outstanding at any time, not to exceed $100 million less the aggregate principal amount of revolving Indebtedness incurred pursuant to clause (b) above.

  "Permitted Investment" means any of the following: (a) an Investment in Cash Equivalents; (b) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (i) the Acquired Person immediately thereupon is or becomes a Subsidiary of the Company, or (ii) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Subsidiaries and the surviving Person is the Company or a Subsidiary of the Company or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Subsidiaries; (c) an Investment in a Person, provided that (i) such Person is principally engaged in a Related Business; (ii) the Company or one or more of its Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise and (iii) the aggregate amount of (x) Investments made in reliance on this clause (c) subsequent to the date of the Issue Date, (y) Investments made by Acquisitions or its Subsidiaries from and after the Acquisitions Notes Issue Date to the date of the Merger in reliance on clause (c) of the definition of Permitted Investments under the Acquisitions Indenture, and (z) Investments made by the Company or its Subsidiaries from and after the Existing Senior Notes Issue Date to the date of this Indenture in reliance on clause (c) of the definition of Permitted Investments under the Existing Senior Notes Indenture shall not exceed in the aggregate $50 million; (d) Permitted Sharing Arrangement Payments; (e) securities received in connection with an Asset Sale so long as such Asset Sale complied with the Indenture including the covenant "Limitation on Sale of Assets and Subsidiary Stock" (but, only to the extent the Fair Market Value of such securities and all other non-cash and non-cash equivalent consideration received complies with clause (iii) of the "Limitation on Sale of Assets and Subsidiary Stock" covenant); and (f) Permitted Mortgage Investments.

  "Permitted Lien" means any of the following: (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;
(c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing on an equal and ratable basis the Senior Notes and any other Indebtedness, including without limitation, the Existing Senior Notes and the Acquisitions Notes, (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that (i) such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets and (ii) no Existing Assets or proceeds from the sale, transfer or other disposition of Existing Assets were used to acquire such Person; (j) Liens arising from Non-recourse Purchase Money Indebtedness permitted to be incurred under the Indenture provided such Liens relate only to the property which is subject to such Non-recourse Purchase Money Indebtedness; (k) Liens securing Refinancing Indebtedness incurred to refinance any, Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Senior Notes than the terms of the Liens securing such refinanced Indebtedness (provided, however, that cross-collateralization, creation of "collateral pools" or similar arrangements in and of themselves shall not be considered more adverse to the Holders of the Senior Notes for the purposes of the foregoing); (l) Liens securing revolving debt incurred under clause (b) of the definition of Permitted Indebtedness which revolving debt shall not exceed an aggregate principal amount outstanding at any time of $60 million; (m) Liens securing any other Indebtedness permitted to be incurred under the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" not to exceed an aggregate principal amount outstanding at any time of $100 million; and (n) Liens securing bankers' acceptances and letters of credit incurred under clause (f) of the definition of Permitted Indebtedness which do not exceed an aggregate principal amount outstanding at any time of $115 million less the aggregate principal amount of revolving debt secured pursuant to clause (1) above.

  "Permitted Mortgage Investment" means an investment in Indebtedness secured by lodging property assets provided that (i) the Company is able to consolidate the operations of the lodging property in its consolidated GAAP financial statements, or (ii) such Investment is made with a view toward acquiring ownership of the lodging properties securing such Indebtedness; provided, however, that the aggregate investments (the value of each such investment to be determined at the time of such investment) made in reliance on this clause (ii) with respect to lodging properties as to which the Company has not consolidated the operations in its consolidated GAAP financial statements, as set forth in clause (i), shall not at any time exceed 10% of the Company's aggregate assets.

  "Permitted Sharing Arrangements" means any contracts, agreements or other arrangements between the Company or one or more Subsidiaries of the Company and a Parent of the Company or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, in the best interests of the Company and its Subsidiaries and (ii) the liabilities of the Company and its Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

  "Permitted Sharing Arrangements Payments" means payments under Permitted Sharing Arrangements.

  "Permitted Tax Payments" means (for any taxable year of the Company in which it joins in filing a consolidated Federal income tax return with a Parent) a payment (including any estimated tax payment based on any estimated tax liability for such year) by the Company to the Parent in an amount not in excess of the lesser of (i) the separate return Federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which the Company would be the ultimate Parent (the "Company Group") if it were not, and never had been, a member of another affiliated group for that or any other taxable year and (ii) the actual Federal income tax liability (if any) of the affiliated group of which the Company is actually a member (the "Parent Group") for such year that is allocable to the Company Group. In the event that a Parent of the Company and any member of the Company Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then the term Permitted Tax Payment shall also include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in the preceding sentence for Federal income tax.

  "Pledged Shares" means the Capital Stock of the Subsidiary Guarantors pledged to secure the Senior Notes.

  "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

  "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

  "Qualified Exchange" means (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or (ii) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

  "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Senior Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

  "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used in another Rating Agency. In determining whether the rating of the Senior Notes has decreased by one or more gradations, gradations within Rating Categories (+ and-for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB-to B +, will constitute a decrease of one gradation).

  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

  "Rating Decline" means the occurrence, on or within 90 days after the earliest to "occur of (i) a Change of Control and (ii) the date of the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of: (a) in the event the Senior Notes are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating of the Senior Notes by either of such Rating Agencies to a rating that is below Investment Grade, or
(b) in the event the Senior Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Senior Notes by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

  "Reference Period" with regard to any person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Notes or the Indenture.

  "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or
(b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed the sum of (x) the reasonable and customary fees and expenses incurred in connection with the Refinancing plus (y) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, and (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Senior Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced.

  "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of

Directors of the Company are materially related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties and senior living facilities.

  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

  "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or the Parent or any Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or the Parent or any Subsidiary of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or the Parent or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, (d) any Restricted Investment by such person, (e) the payment to any affiliate in respect of taxes owed by any consolidated group of which both such person or a Subsidiary of such person and such affiliate are members, and (f) any loan or advance to, or guarantee of any indebtedness of, any affiliate of such person or any Subsidiary of such person; provided, however, that the term "Restricted Payment" does not include
(i) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company; (ii) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Subsidiaries; (iii) Permitted Tax Payments; or (iv) the declaration or payment of dividends or other distributions by any Subsidiary of the Company provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) to all distribution's so made.

  "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1.02(v) of Regulation S-X promulgated by the SEC as in effect as of the date of the Indenture.

  "Special Purpose Subsidiary" means any Subsidiary of the Company, (x) the assets of which do not include Existing Assets and were not acquired with Existing Assets or proceeds from the sale, transfer or other disposition of Existing Assets, (y) which has no Indebtedness other than Non-recourse Purchase Money Indebtedness and/or Permitted Indebtedness of the type described in clauses (a), (c), (d) and (e) of the definition of Permitted Indebtedness.

  "Stated Maturity" when used with respect to any Senior Note, means July 15, 2007.

  "Subordinated Indebtedness" means (i) Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Senior Notes or a Guarantee, as applicable, or (ii) Indebtedness of the Company or a Subsidiary Guarantor (other than secured Indebtedness or Indebtedness ranking pari passu with the Senior Notes or a Guarantee, as applicable) that has a stated maturity on or after the Stated Maturity.

  "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, or which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP, and the financial statements of which are so consolidated (ii) any other Person (other than a corporation or a partnership) in which such person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest or which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated, or (iii) a partnership (x) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interests or
(y) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company or of any Subsidiary of the Company for purposes of the Indenture.

  "Subsidiary Guarantors" means (i) the Initial Subsidiary Guarantors identified in the following sentence and (ii) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture, but excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture. The Initial Subsidiary Guarantors consist of HMC Retirement Properties, Inc., Marriott Financial Services, Inc., Marriott SBM Two Corporation, Host Airport Hotels, Inc., Host of Houston, Ltd., Host of Boston, Ltd., HMH Marina, Inc., HMH Rivers Inc., HMH Pentagon Corporation, HMC SFO, Inc. and HMC AP Canada, Inc. and Host of Houston 1979.

  "Unrestricted Subsidiary" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such Subsidiary is principally engaged in a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "Voting Stock" means, with respect to any specified person, capital stock with voting power, under ordinary circumstances, to elect directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth below, the Exchange Notes (and related guarantees) initially will be represented by one or more global notes in registered global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

DEPOSITARY PROCEDURES

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the

Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereon will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

  Investors in the Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are Participants in such system. Investors in the Regulation S Global Note must initially hold their interests therein through Euroclear or CEDEL, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Euroclear and CEDEL will hold interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of CEDEL. The depositaries, in turn, will hold such interests in the Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a Global Note, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Senior Notes, see "--Exchange of Book-Entry Senior Notes for Certificated Senior Notes."

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE SENIOR NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SENIOR NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Senior Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Senior Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Senior Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Senior Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and CEDEL participants, interests in the Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Senior Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear of CEDEL, as the case may be, by its respective depositaries; however such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

  Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Senior Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Senior Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Senior Notes, DTC reserves the right to exchange the Global Note for legended Senior Notes in certificated form, and to distribute such Senior Notes to its Participants.

  The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Note among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY SENIOR NOTES FOR CERTIFICATED SENIOR NOTES

  A Global Note is exchangeable for definitive Senior Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Senior Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Senior Notes. In all cases, certificated Senior Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

ORIGINAL NOTES REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  The Company, the Initial Purchasers and the Subsidiary Guarantors named therein entered into the Registration Rights Agreement on July 15, 1997 (the "Closing Date"). Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission as soon as practicable but in no event later than the 60th day after the Closing Date, the Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, pursuant to the Exchange Offer, the Company will offer to the Holders of Transfer Restricted Securities (as defined below), who are able to make certain representations, the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (1) prior to the consummation of the Exchange Offer, applicable interpretations of the Staff do not permit the Company to effect the Exchange Offer as contemplated in the Registration Rights Agreement, or (2) the Exchange Offer is commenced and not consummated within 180 days of the Closing Date for any reason, then the Company shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and the Company shall file a Shelf Registration Statement. Following the delivery of a Shelf Notice to the Holders of Transfer Restricted Securities (as defined below), the Company shall not have any further obligation to conduct the Exchange Offer, provided that the Company shall have the right, nonetheless, to proceed to consummate the Exchange Offer notwithstanding their obligations under the Registration Rights Agreement (and, upon such consummation, their obligation to consummate a Shelf Registration shall terminate). If a Shelf Notice is delivered, then: (a) the Company shall use its reasonable best efforts to prepare and file with the SEC, as promptly as practicable following the delivery of the Shelf Notice, a Shelf Registration Statement for an offering covering all of the Transfer Restricted Securities (the "Shelf Registration"). Transfer Restricted Securities means the Original Notes, until in the case of any such Original Notes (i) a Registration Statement covering such Original Notes has been declared effective by the SEC and such Original Notes have been disposed of in accordance with such effective Registration Statement, (ii) such Original Notes have been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or are transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto),
(iii) such Original Notes have been sold in compliance with Regulation S under the Securities Act (or any successor provision thereto) and do not constitute the unsold allotment of a distribution within the meaning of Regulation S under the Securities Act, (iv) such Original Notes have otherwise been transferred and a new Security not subject to transfer restrictions under the Securities Act have been delivered by or on behalf of the Company in accordance with the terms of the Indenture, or (v) such Original Notes cease to be outstanding.

  The Registration Rights Agreement provides that (i) the Company will file Registration Statement with the Commission as soon as practicable after the Closing Date, but in no event later than the 60th date after the Closing Date;
(ii) the Company will cause the Exchange Offer Registration Statement to become effective pursuant to the Securities Act on or before the 150th day following the Closing Date; (iii) the Company will keep the Exchange Offer open for not less than 30 days (or such longer period required by applicable law) after the date that the notice of the Exchange Offer (as set forth in the Registration Rights Agreement) is mailed to Holders; (iv) the Company will consummate the Exchange Offer within 180 days after the Closing Date; and
(v) if obligated to file the Shelf Registration Statement, the Company will use its reasonable best efforts to prepare and file such Shelf Registration Statement as promptly as practicable following the delivery of the Shelf

Notice. If (a) the Company fails to file either of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) either of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 180 days of the Closing Date with respect to the Registration Statement, or (d) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000 in principal amount of notes constituting Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 in principal amount of notes constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.30 per week per $1,000 in principal amount of notes constituting Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company to the Holders by wire transfer of immediately available funds or by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Original Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Original Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

  Latham & Watkins, counsel to the Company, has advised the Company that the following discussion expresses its opinion as to the material federal income tax consequences expected to result to Holders whose Original Notes are exchanged for the Exchange Notes in the Exchange Offer. The signed opinion of Latham & Watkins is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Such opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and person who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER OF THE ORIGINAL NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING THE ORIGINAL NOTES FOR THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

  The exchange of the Original Notes for the Exchange Notes should be treated as a "non-event" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Original Notes. As a result, no material federal income tax consequences should result to holders exchanging Original Notes for Exchange Notes.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that participates in the Exchange Offer ("Participating Broker-Dealer") and receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of the Exchange Notes received in exchange for the Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available for any Participating Broker-Dealer for use in connection with any such resale. In
addition, until       , 1997, all dealers effecting transactions in the
Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of the Exchange Notes by Participating Broker-Dealers. The Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

  The Company has agreed in the Registration Rights Agreement to indemnify each Participating Broker-Dealer reselling the Exchange Notes pursuant to this Prospectus, and their officers, directors and controlling persons, against certain liabilities in connection with the offer and sale of the Exchange Notes, including liabilities under the Securities Act, or to contribute to payments that such Participating Broker-Dealers may be required to make in respect thereof.

                                 LEGAL MATTERS

  Legal matters in connection with the issue and sale of the Exchange Notes offered hereby will be passed upon for the Company by Christopher G. Townsend, Executive Vice President and Director of the Company and Senior Vice President and General Counsel of Host Marriott.

                                    EXPERTS

  The combined consolidated financial statements and schedule of the Company included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and have been included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Public Accountants..................................  F-2
Combined Consolidated Balance Sheets at January 3, 1997 and December 29,
 1995.....................................................................  F-3
Combined Consolidated Statements of Operations for the Fiscal Years Ended
 January 3, 1997,
 December 29, 1995 and December 30, 1994..................................  F-4
Combined Consolidated Statements of Shareholder's Equity for the Fiscal
 Years Ended January 3, 1997, December 29, 1995 and December 30, 1994.....  F-5
Combined Consolidated Statements of Cash Flows for the Fiscal Years Ended
 January 3, 1997,
 December 29, 1995 and December 30, 1994..................................  F-6
Notes to Combined Consolidated Financial Statements.......................  F-7
Condensed Combined Consolidated Balance Sheet at June 20, 1997 (Unau-
 dited)................................................................... F-23
Condensed Combined Consolidated Statements of Operations for the Twenty-
 Four Weeks Ended June 20, 1997 and June 14, 1996 (Unaudited)............. F-24
Condensed Combined Consolidated Statements of Cash Flows for the Twenty-
 Four Weeks Ended June 20, 1997 and June 14, 1996 (Unaudited)............. F-26
Notes to Condensed Combined Consolidated Financial Statements (Unau-
 dited)................................................................... F-27

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HMH Properties, Inc.:

  We have audited the accompanying combined consolidated balance sheets of HMH Properties, Inc. and subsidiaries and HMC Acquisition Properties, Inc. and subsidiaries as of January 3, 1997 and December 29, 1995, and the related combined consolidated statements of operations, shareholder's equity and cash flows for each of the three fiscal years in the period ended January 3, 1997. These financial statements and schedule referred to below were prepared in connection with the consent solicitation discussed in Note 1 and are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the combined financial position of HMH Properties, Inc. and subsidiaries and HMC Acquisition Properties, Inc. and subsidiaries as of January 3, 1997 and December 29, 1995 and the combined results of their operations and cash flows for each of the three fiscal years in the period ended January 3, 1997, in conformity with generally accepted accounting principles.

 Our audits were made for the purpose of forming an opinion on the basic combined consolidated financial statements taken as a whole. The schedule listed in the index at Item 21(b) is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic combined consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic combined consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic combined consolidated financial statements taken as a whole.

                                          Arthur Andersen LLP

Washington, D.C.
May 21, 1997

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                      COMBINED CONSOLIDATED BALANCE SHEETS

                     JANUARY 3, 1997 AND DECEMBER 29, 1995
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                  1996   1995
                                                                 ------ ------
                             ASSETS
Property and equipment, net..................................... $1,473 $1,454
Note receivable from affiliate..................................    140    145
Due from hotel managers.........................................     35     36
Investment in affiliate.........................................     17     16
Other assets....................................................     66     36
Cash and cash equivalents.......................................    141    123
                                                                 ------ ------
                                                                 $1,872 $1,810
                                                                 ====== ======
              LIABILITIES AND SHAREHOLDER'S EQUITY
Senior Notes.................................................... $  950 $  950
Notes secured by real estate assets.............................     98    100
Other notes.....................................................     34     34
                                                                 ------ ------
  Total debt....................................................  1,082  1,084
Deferred income taxes...........................................     87     88
Other liabilities...............................................     77     31
                                                                 ------ ------
  Total liabilities.............................................  1,246  1,203
                                                                 ------ ------
Shareholder's equity
Common stock, 100 shares issued and outstanding, no par value...    --     --
Additional paid-in capital......................................    626    611
Accumulated earnings (deficit)..................................    --      (4)
                                                                 ------ ------
    Total shareholder's equity..................................    626    607
                                                                 ------ ------
                                                                 $1,872 $1,810
                                                                 ====== ======


            See Notes to Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

            FISCAL YEARS ENDED JANUARY 3, 1997, DECEMBER 29, 1995
                             AND DECEMBER 30, 1994
                                 (IN MILLIONS)

                                                             1996   1995  1994
                                                             -----  ----  ----
REVENUES
  Hotels....................................................  $313  $261  $214
  Senior living communities (received from Marriott
   International)...........................................   --    --     14
  Net gains (losses) on property transactions...............     1   (10)    1
  Equity in earnings of affiliate...........................     5     4     3
                                                             -----  ----  ----
                                                               319   255   232
                                                             -----  ----  ----
OPERATING COSTS AND EXPENSES
  Hotels (including Marriott International management fees
   of $45 million, $38 million and $25 million in 1996, 1995
   and 1994, respectively)..................................   175   137   114
  Senior living communities.................................   --    --      5
  Other.....................................................   --      1     4
                                                             -----  ----  ----
                                                               175   138   123
                                                             -----  ----  ----
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST.....   144   117   109
Corporate expenses..........................................   (15)  (14)   (9)
Interest expense............................................  (101)  (77)  (65)
Interest income.............................................    26    17    15
                                                             -----  ----  ----
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS..........    54    43    50
Provision for income taxes..................................   (22)  (17)  (19)
                                                             -----  ----  ----
INCOME BEFORE EXTRAORDINARY ITEMS...........................    32    26    31
Extraordinary items--loss on extinguishment of debt (net of
 income taxes of $9 million)................................   --    (17)  --
                                                             -----  ----  ----
NET INCOME.................................................. $  32  $  9  $ 31
                                                             =====  ====  ====


            See Notes to Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

            COMBINED CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

            FISCAL YEARS ENDED JANUARY 3, 1997, DECEMBER 29, 1995
                             AND DECEMBER 30, 1994
                                 (IN MILLIONS)

                                        ADDITIONAL ACCUMULATED
                                 COMMON  PAID-IN    EARNINGS   DISTRIBUTIONS TO
                                 STOCK   CAPITAL     (LOSS)    HOSPITALITY, NET
                                 ------ ---------- ----------- ----------------
Balance, January 1, 1994........ $ --     $  929      $  (6)        $  (7)
  Net income....................   --        --          29           --
  Capital contribution (Note
   1)...........................   --        210        --            --
  Purchase of partnership
   investment (Note 4)..........   --         (6)       --            --
  Net advances and distributions
   to Hospitality...............   --        --         --           (297)
                                 -----    ------      -----         -----
Balance, December 30, 1994......   --      1,133         23          (304)
  Net income....................   --        --           9           --
  Cash transfers to
   Hospitality..................   --        --         --           (151)
  Non-cash transfers to
   Hospitality..................   --        --         --            (71)
  Capital contribution (Note
   1)...........................   --          4        --            --
  Capitalized distributions
   pursuant to the Hospitality
   Offering (Note 1)............   --       (526)       --            526
  Dividends to Host Marriott and
   affiliates...................   --        --         (36)          --
                                 -----    ------      -----         -----
Balance, December 29, 1995......   --        611         (4)          --
  Net income....................   --        --          32
  Dividends to Host Marriott and
   affiliates...................   --        --         (28)          --
  Sale of residual lease
   interest in 16 Courtyard
   properties (Note 8)..........   --         24        --            --
  Purchase of general partner
   interest in a full-service
   property (Note 8)............   --         (9)       --            --
                                 -----    ------      -----         -----
Balance, January 3, 1997........ $ --     $  626      $ --          $ --
                                 =====    ======      =====         =====


            See Notes to Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

             FISCAL YEARS ENDED JANUARY 3, 1997, DECEMBER 29, 1995
                             AND DECEMBER 30, 1994
                                 (IN MILLIONS)

                                                           1996   1995   1994
                                                           -----  -----  -----
OPERATING ACTIVITIES
  Net income.............................................. $  32  $   9  $  31
  Extraordinary losses on extinguishment of debt, net of
   taxes..................................................   --      17    --
  Adjustments to reconcile to cash from operations:
   Depreciation and amortization..........................    64     62     64
   Income taxes...........................................    21     16     15
   Net realizable value writedown.........................   --      10    --
   Other..................................................     7      3      1
   Changes in operating accounts:
    Other assets..........................................    (1)    (4)     4
    Other liabilities.....................................     5     (1)     3
                                                           -----  -----  -----
   Cash provided by operations............................   128    112    118
                                                           -----  -----  -----
INVESTING ACTIVITIES
  Proceeds from sales of assets...........................   369    340    473
   Less non-cash proceeds.................................   (34)   (33)   (54)
                                                           -----  -----  -----
  Cash received from sales of assets......................   335    307    419
  Capital expenditures....................................   (85)   (72)   (29)
  Acquisitions............................................  (307)  (331)  (506)
  Other...................................................   (19)    20      9
                                                           -----  -----  -----
  Cash used in investing activities.......................   (76)   (76)  (107)
                                                           -----  -----  -----
FINANCING ACTIVITIES
  Repayment of debt.......................................    (4)  (815)   (24)
  Issuances of debt.......................................   --   1,076    164
  Contributed capital, including advances from affili-
   ates...................................................   --       3    210
  Transfers to Hospitality, net...........................   --    (151)  (345)
  Transfers to Host Marriott and affiliates...............   --     --      (6)
  Dividends to Host Marriott and affiliates...............   (28)   (36)   --
  Other...................................................    (2)   --     --
                                                           -----  -----  -----
  Cash provided by (used in) financing activities.........   (34)    77     (1)
                                                           -----  -----  -----
INCREASE IN CASH AND CASH EQUIVALENTS.....................    18    113     10
CASH AND CASH EQUIVALENTS, beginning of year..............   123     10    --
                                                           -----  -----  -----
CASH AND CASH EQUIVALENTS, end of year.................... $ 141  $ 123  $  10
                                                           =====  =====  =====

            See Notes to Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  HMH Properties, Inc. (the "Company" or "Properties"), a wholly-owned direct subsidiary of Host Marriott Hospitality, Inc. ("Hospitality"), was formed in 1993 to own many of Host Marriott Corporation's ("Host Marriott") lodging properties. Hospitality is a wholly-owned subsidiary of Host Marriott. During May 1997, the Company commenced a consent solicitation (the "Consent Solicitation") for the amendment of certain provisions of its senior notes indentures. The Consent Solicitation, if successful, would facilitate, among other things, the merger of HMC Acquisition Properties, Inc. ("Acquisitions"), an indirect wholly-owned subsidiary of Host Marriott, with and into the Company (the "Merger") and the ability of the Company after the Merger to acquire through certain subsidiaries, additional properties subject to non-recourse indebtedness and less than majority controlling interest in corporations, partnerships and other entities holding attractive properties. The Consent Solicitation is conditioned upon the approval by at least 66 2/3% of the Company's holders of the $600 million of 9 1/2% senior notes ("Properties Notes") and the completion of a similar consent solicitation being currently conducted by Acquisitions. These financial statements of the Company present the combined consolidated financial position, results of operations, and cash flows of Properties and Acquisitions for all periods presented. Hereafter, the "Company" refers to the merged entity. As of January 3, 1997, the Company owned, or controlled, 48 lodging properties generally located throughout the United States and operated primarily under the Marriott or Ritz-Carlton brands and managed by Marriott International, Inc. ("Marriott International"). The Company's hotel properties represent quality assets in the luxury and upscale full-service lodging segments.

  Acquisitions was formed as a Delaware corporation on September 10, 1994 to acquire and own full-service hotels. Affiliates of Acquisitions acquired four hotels prior to September 1994. These hotels, with a total net book value of $162 million on September 10, 1994, were contributed to Acquisitions. The combined consolidated financial statements of the Company present the accounts of each of the hotels for the period from the date of acquisition of each such property by another affiliate of the Company, through January 3, 1997. Affiliates made an additional capital contribution to Acquisitions on September 10, 1994 in the form of a receivable totaling $48 million, which was subsequently collected by Acquisitions and the proceeds utilized to acquire additional full-service hotel properties. During December 1995, Acquisitions received an additional capital contribution of approximately $4 million, including $3 million in cash.

  Host Marriott's historical basis in the assets and liabilities of the Company have been carried over. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated. The Company has no employees. Certain operating expenses, capital expenditures and other cash requirements of the Company are paid by Host Marriott and Hospitality and charged directly or allocated to the Company. Certain general and administrative costs of Host Marriott are allocated to the Company, principally based on Host Marriott's specific identification of individual cost items and otherwise based upon estimated levels of effort devoted by its general and administrative departments to individual entities or relative measures of size of the entities based on assets. In the opinion of management, the methods for allocating corporate, general and administrative expenses and other direct costs are reasonable. It is not practicable to estimate the costs that would have been incurred by the Company if it had been operated on a stand-alone basis, however, management believes that these expenses are comparable to the expected expense levels on a forward-looking basis.

  On October 8, 1993 (the "Distribution Date"), Marriott Corporation distributed, through a special tax-free dividend (the "Distribution"), to holders of Marriott Corporation's common stock (on a share-for-share basis) approximately 116.4 million shares of common stock of an existing wholly-owned subsidiary, Marriott International, resulting in the division of Marriott Corporation's operations into two separate companies. The distributed operations included the former Marriott Corporation's lodging management, franchising and senior living service operations. Host Marriott retained the former Marriott Corporation's airport and tollroad food, beverage and merchandise concession operations, as well as most of its real estate properties. Effective at the Distribution Date, Marriott Corporation changed its name to Host Marriott Corporation. Concurrent with the

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

Distribution, Host Marriott completed an exchange offer ("Exchange Offer") pursuant to which holders of notes in the aggregate principal amount of approximately $1.2 billion ("Old Notes") exchanged such Old Notes for a combination of (i) cash, (ii) common stock of Host Marriott and (iii) senior notes ("Hospitality Notes") issued by Hospitality.

  In connection with the Distribution, the majority of Host Marriott's real estate properties were transferred to the Company and its subsidiaries, while most of the assets relating to the airport and tollroad operations remained in Host Marriott Travel Plazas, Inc. ("HMTP"), a wholly-owned subsidiary of Hospitality, and its subsidiaries. In May 1995, the Company and HMTP consummated concurrent debt offerings totaling $1 billion of senior notes (the "Properties Offering"), the net proceeds of which were used to repay the Hospitality Notes and a portion of Host Marriott's $630 million revolving line of credit with Marriott International ("Line of Credit"). Prior to the Properties Offering, the accompanying combined consolidated financial statements present the pushed-down effects of the debt that was repaid with the proceeds of the Properties Offering.

  Net transfers subsequent to the Distribution Date between the Company and Hospitality, including the transfer of asset sales proceeds to Hospitality for bond redemptions of $292 million in 1994, are included in the statement of shareholder's equity. Such amounts are reflected as a component of equity of the Company because the balance accumulated through the date of consummation of the Properties Offering was not required to be paid, but rather was a permanent adjustment to capital on May 25, 1995.

  An analysis of the activity in the "Distributions to Hospitality, net" for the fiscal year ended December 29, 1995 is as follows (in millions):

   Balance, Distributions to Hospitality, net, January 1, 1994.......... $  (7)
   Increase in taxes payable............................................    48
   Cash transfers to Hospitality........................................  (345)
                                                                         -----
   Balance, Distributions to Hospitality, net, December 30, 1994........  (304)
   Increase in taxes payable............................................     8
   Non-cash transfers to Hospitality....................................   (79)
   Cash transfers to Hospitality........................................  (151)
   Amount reclassified as additional paid-in capital....................   526
                                                                         -----
   Balance, Distributions to Hospitality, net, May 25, 1995............. $ --
                                                                         =====

  The average balance of Distributions to Hospitality, net, for fiscal year 1994 and the period from December 31, 1994 through May 25, 1995 was $132 million and $461 million, respectively.

 Principles of Consolidation

  The combined consolidated financial statements include the accounts of the Company and its subsidiaries and controlled affiliates. Investments in 50% or less owned affiliates over which the Company has the ability to exercise significant influence are accounted for using the equity method.

 Fiscal Year

  The Company's fiscal year ends on the Friday nearest to December 31. Fiscal year results for 1996 include 53 weeks versus 52 weeks for fiscal years 1995 and 1994.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

 Revenues and Expenses

  Revenues include house profit from the Company's hotel properties because the Company has delegated substantially all of the operating decisions related to the generation of house profit from its hotels to Marriott International and other hotel managers (together, the "Managers"). Revenues also include lease rentals from the Company's senior living communities (in 1994), net gains (losses) on property transactions and equity in the earnings of an affiliate. House profit reflects the net revenues flowing to the Company as property owner and represents hotel operating results, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, lease payments, insurance and certain other costs, which are classified as operating costs and expenses.

 Property and Equipment

  Property and equipment is recorded at cost. For newly developed properties, cost includes interest, rent and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related improvements.

  Gains on sales of properties are recognized at the time of sale or deferred to the extent required by generally accepted accounting principles. Deferred gains are recognized as income in subsequent periods as conditions requiring deferral are satisfied or expire.

  In cases where management is holding for sale particular lodging properties, the Company assesses impairment based on whether the net realizable value (estimated sales price less costs of disposal) of each individual property to be sold is less than its net book value. A lodging property is considered to be held for sale when the Company has made the decision to dispose of the property. Otherwise, the Company assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. If a property is impaired, its basis is adjusted to its fair market value.

 Deferred Charges

  Deferred financing costs related to long-term debt are deferred and amortized over the remaining life of the debt.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

 New Statements of Financial Accounting Standards

  The Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in 1995. The adoption of these statements did not have a material effect on the Company's combined consolidated financial statements.

2. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at January 3, 1997 and December 29, 1995 (in millions):

                                                                  1996    1995
                                                                 ------  ------
Land and land improvements...................................... $  171  $  206
Building and leasehold improvements.............................  1,315   1,250
Furniture and equipment.........................................    180     182
Construction in progress........................................     47      65
                                                                 ------  ------
                                                                  1,713   1,703
Less accumulated depreciation and amortization..................   (240)   (249)
                                                                 ------  ------
                                                                 $1,473  $1,454
                                                                 ======  ======

  Interest cost capitalized in connection with the Company's development and construction activities totaled $1 million in 1996, $2 million in 1995 and $1 million in 1994.

  In the second quarter of 1995, the Company made a determination that its owned Courtyard and Residence Inn properties were held for sale and recorded a $10 million charge to write down the carrying value of five individual Courtyard and Residence Inn properties to their estimated net realizable value.

3. NOTES RECEIVABLE DUE FROM AFFILIATE

  In connection with the sale of several hotels to an affiliated limited partnership in 1984, a subsidiary of the Company received as proceeds $168 million in notes receivable that are secured by nonrecourse mortgages on the underlying properties. The notes mature on December 31, 2003 and bear interest at 9%. These notes require principal paydown of approximately 44% of the original principal amount prior to maturity. The principal balances as of January 3, 1997 and December 29, 1995 were $140 million and $145 million, respectively.

4. EQUITY INVESTMENT IN AFFILIATE

  On February 26, 1994, Host Marriott transferred to the Company a 49% limited partner interest in an affiliate that owns a hotel in Santa Clara, California, in exchange for $30 million in cash. The difference between the cash transferred to Host Marriott and the carried-over cost basis of the 49% interest, net of the related tax effects, has been charged to additional paid-in capital.

  The investment is accounted for using the equity method. The Company has a 49% interest in the operating profits (income before interest costs) in the partnership which is included in equity in the earnings of an affiliate. The Company's equity in income of the partnership was $5 million, $4 million and $3 million for 1996, 1995 and 1994, respectively.

5. INCOME TAXES

  The Company and Host Marriott record income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities equal to the expected future tax consequences of temporary differences.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  Total deferred tax assets and liabilities at January 3, 1997 and December 29, 1995 were as follows:

                                                                 1996    1995
                                                                ------  ------
                                                                (IN MILLIONS)
Gross deferred tax assets...................................... $   18  $   17
Gross deferred tax liabilities.................................   (105)   (105)
                                                                ------  ------
Net deferred income tax liability.............................. $  (87) $  (88)
                                                                ======  ======

  The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities as of January 3, 1997 and December 29, 1995:

                                                                 1996    1995
                                                                ------  ------
                                                                (IN MILLIONS)
Tax credit carryforwards....................................... $    9  $    9
Reserves.......................................................      6       2
Affiliate notes receivable.....................................    (43)    (44)
Property and equipment.........................................    (62)    (61)
Investment in affiliate........................................      3       6
                                                                ------  ------
                                                                $  (87) $  (88)
                                                                ======  ======

  Deferred tax liabilities have been adjusted by $20 million in 1995 as a result of the transfer of certain assets and liabilities pursuant to the Properties Offering. At January 3, 1997, the Company had approximately $9 million of alternative minimum tax credit carryforwards which do not expire.

  The provision (benefit) for income taxes consists of (in millions):

                                                               1996  1995  1994
                                                               ----  ----  ----
Current-Federal............................................... $ 19  $ 15  $ 40
-State........................................................    4     3     9
                                                               ----  ----  ----
                                                                 23    18    49
                                                               ----  ----  ----
Deferred-Federal..............................................   (1)   (1)  (23)
-State........................................................  --    --     (7)
                                                               ----  ----  ----
                                                                 (1)   (1)  (30)
                                                               ----  ----  ----
                                                               $ 22  $ 17  $ 19
                                                               ====  ====  ====

  A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate follows:

                                                               1996  1995  1994
                                                               ----  ----  ----
Statutory Federal tax rate.................................... 35.0% 35.0% 35.0%
State income tax, net of Federal tax benefit..................  4.7   4.5   3.0%
Other.........................................................  1.0   --    --
                                                               ----  ----  ----
                                                               40.7% 39.5% 38.0%
                                                               ====  ====  ====

  The Company is included in the consolidated Federal income tax return of Host Marriott and its affiliates (the "Group"). Tax expense allocated to the Company, as a member of the Group, is based upon the Company's relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal tax expense allocated to the Company for all periods presented substantially

                     HMH PROPERTIES, INC. AND SUBSIDIARIES
equal to the expense that would be recognized if the Company and its subsidiaries filed a separate return. On a separate return basis, net state income tax expense would have been substantially equal to the expense reported for the fiscal year ended January 3, 1997 and would have been approximately $1 million higher for each of the fiscal years ended December 29, 1995 and December 30, 1994.

  Prior to the Properties Offering and consistent with the existing Host Marriott tax sharing policy, all current tax provision or benefit amounts were treated as paid to, or received from, Host Marriott, and as such, there was no current tax provision related balances due to Host Marriott at December 30, 1994. Subsequent to the Properties Offering, the Company reimburses Host Marriott for its allocable share of current taxes payable. For Federal income tax purposes, the Company is a member of the affiliated group of Host Marriott and its subsidiaries. The Company's share of the affiliated group's tax liability is limited to the lesser of the liability computed as if the Company was in a separate affiliated group, or its allocable portion of the affiliated group's tax liability. At January 3, 1997, $29 million was payable to Host Marriott and included in other liabilities. Cash paid to Host Marriott for income taxes was $1 million, $1 million and $4 million in 1996, 1995 and 1994, respectively.

6. LEASES

  The Company sold and leased back 18 Residence Inn properties from a real estate investment trust (the "REIT") in 1996. The initial term of the lease expires in 2010 and can be renewed for a total of 40 years at the Company's option. The minimum rent payments are $17 million annually with additional contingent rent equal to 7.5% of the excess of total hotels sales on the leased properties over 1996 total hotel sales on the leased properties. The Residence Inn leases also require the Company to escrow an amount equal to 5% of the annual hotel sales into a furniture, fixture and equipment reserve which is available for renewals and replacements.

  The Company leases certain other property and equipment under non-cancelable leases. Leases include long-term ground leases for certain hotels, generally with multiple renewal options. Certain leases contain provisions for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts.

  Future minimum annual rental commitments for all non-cancelable operating leases are as follows (in millions):

   FISCAL YEAR
   1997................................................................... $ 26
   1998...................................................................   25
   1999...................................................................   24
   2000...................................................................   24
   2001...................................................................   24
   Thereafter.............................................................  269
                                                                           ----
   Total minimum lease payments........................................... $392
                                                                           ====

  Rent expense consists of (in millions):

                                                                  1996 1995 1994
                                                                  ---- ---- ----
Minimum rentals on operating leases.............................. $20  $ 8  $ 8
Additional rentals based on sales................................   7    4    4
                                                                  ---  ---  ---
                                                                  $27  $12  $12
                                                                  ===  ===  ===

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

7. DEBT

  Debt consists of the following at January 3, 1997 and December 29, 1995 (in millions):

                                                                    1996   1995
                                                                   ------ ------
Properties Notes, 9.5%, maturing May 2005........................  $  600 $  600
Acquisitions Notes, 9.0%, maturing December 2007.................     350    350
Notes secured by $276 million of real estate assets, with an
 average rate of 7.5% at January 3, 1997, maturing through 2002..      98    100
Other notes with an average rate of 7.1% at January 3, 1997,
 maturing through 2014...........................................      34     34
                                                                   ------ ------
                                                                   $1,082 $1,084
                                                                   ====== ======

  In May 1995, the Company issued the Properties Notes. Concurrently, HMTP, the operator/manager of HM Services' food, beverage and merchandise concessions business, issued $400 million of senior notes. The bonds were issued at par and have a final maturity of May 2005. The net proceeds were used to defease, and subsequently redeem, all of Hospitality's Notes and to repay borrowings under the line of credit with Marriott International. In connection with the redemptions and defeasance, the Company recognized an extraordinary loss in 1995 of $14 million, net of taxes, primarily representing premiums paid on the redemptions and the write-off of deferred financing fees and discounts on the Hospitality Notes. The Properties Notes are secured by a pledge of the stock of certain of the Company's subsidiaries and are guaranteed, jointly and severally, by certain subsidiaries. The net assets of Properties at January 3, 1997 were approximately $410 million, substantially all of which were restricted.

  In December 1995, Acquisitions issued $350 million of 9% senior notes (the "Acquisitions Notes"). The Acquisitions Notes were issued at par and have a final maturity of December 2007. A portion of the net proceeds were utilized to repay in full the outstanding borrowings under the $230 million revolving line of credit (the "Acquisitions Revolver"), which was then terminated. In connection with the termination of the Acquisitions Revolver, the Company recognized an extraordinary loss in 1995 of $3 million, net of taxes, representing the write-off of deferred financing fees on the Acquisitions Revolver. The Acquisitions Notes are fully and unconditionally guaranteed on a joint and several basis by all but one of Acquisitions' subsidiaries. The net assets of Acquisitions at January 3, 1997 were approximately $216 million, substantially all of which were restricted.

  The indentures governing the Properties Notes and Acquisitions Notes contain covenants that, among other things, limit the ability to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets, issue or sell stock of subsidiaries, and enter into certain mergers and consolidations. In addition, under certain circumstances, the Company will be required to offer to purchase the Properties Notes and Acquisitions Notes at par value with the proceeds of certain assets sales. Certain of these covenants will be amended pending successful completion of the Consent Solicitation (see Note 1).

  Distributions of the Company's equity are restricted but are available through the payment of dividends only to the extent that the cumulative amount of such dividends from the date of the indentures does not exceed $25 million for Properties and $15 million for Acquisitions plus an amount equal to the excess of earnings before interest expense, taxes, depreciation, amortization and other non-cash items ("EBITDA"), as defined by the indentures over 200% of cash interest expense (defined as interest expense under generally accepted accounting principles less amortization of deferred financing costs) plus the amount of capital contributions to Properties subsequent to May 25, 1995 and Acquisitions subsequent to December 20, 1995. Properties paid dividends of approximately $9 million and $36 million in 1996 and 1995, respectively, and Acquisitions paid dividends of approximately $20 million in 1996 as permitted under the indentures.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  Aggregate debt maturities at January 3, 1997 are as follows (in millions):

   1997.................................................................. $    2
   1998..................................................................      2
   1999..................................................................      2
   2000..................................................................      1
   2001..................................................................      1
   Thereafter............................................................  1,074
                                                                          ------
                                                                          $1,082
                                                                          ======

  Cash paid for interest, net of amounts capitalized, was $99 million in 1996, $77 million in 1995 and $62 million in 1994. Deferred financing costs, which are included in other assets, amounted to $26 million and $27 million, net of accumulated amortization of $4 million and $1 million as of January 3, 1997 and December 29, 1995, respectively.

8. ACQUISITIONS AND DISPOSITIONS

  During 1996, the Company added nine full-service properties totaling 3,124 rooms for approximately $292 million. The acquisition of the Salt Lake City Marriott for $67 million included the purchase of a 20% general partner interest from Host Marriott for $10 million. The difference between the cash transferred to Host Marriott and the carried-over cost basis of the 20% interest, net of the related tax effect, has been charged to additional paid-in capital. The 1996 acquisitions included the acquisition of a controlling interest in a venture that owns the Pittsburgh City Center Marriott for $18 million in the first quarter of 1996 and the acquisition, through foreclosure, of a controlling interest in the 250-room Newport Beach Marriott Suites. The Company had purchased an 83% interest in the mortgage loans secured by the hotel for $18 million in the first quarter of 1996. The Company also completed construction and opened the Pentagon City Residence Inn in April 1996. Subsequent to year end, the Company acquired the 306-room Ritz-Carlton, Marina del Rey for approximately $57 million and a controlling interest in the 404-room Norfolk Waterside Marriott for approximately $33 million.

  During the first and second quarters of 1996, the Company sold and leased back to the REIT 16 of its Courtyard properties and 18 of its Residence Inn properties for $349 million (10% of which was deferred). Host Marriott purchased the Company's rights to the deferred proceeds and obligations under the lease for the 16 Courtyard properties at their fair market value. The Company's rights to the deferred proceeds and obligations under the lease for the 18 Residence Inns remain with the Company. The Company recorded a $14 million deferred gain in 1996 and is amortizing the gain over the initial term of the lease.

  The Company added seven full-service hotels in 1995 totaling 3,133 rooms in separate transactions for approximately $329 million. During 1994, the Company added 15 full-service hotels totaling 6,044 rooms in separate transactions aggregating approximately $441 million. The Company also provided 100% non-recourse financing totaling approximately $35 million to an affiliated partnership, in which Host Marriott owns the sole general partner interest, for the acquisition of two full-service hotels (totaling another 684 rooms). The Company consolidates those properties in the accompanying combined consolidated financial statements.

  During the first and third quarters of 1995, the Company sold and leased back to the REIT 37 of its Courtyard properties for $330 million. Ten percent of the sales amount of these transactions was deferred. The Company transferred its rights to the deferred proceeds and obligations under the lease to a designated subsidiary of Hospitality in connection with the Properties Offering.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  During 1994, the Company sold its 14 senior living communities to an unrelated party for $320 million, which approximated the communities' carrying value.

  In the third quarter of 1994, the Company sold 26 of its Fairfield Inns to an unrelated third party. The net proceeds from the sale of such hotels were approximately $114 million, which exceeded the carrying value of the hotels by approximately $12 million. Approximately $27 million of the proceeds was payable in the form of a note from the purchaser due in 2001. The gain on the sale of these hotels has been deferred. The note receivable and deferred gain were transferred to Hospitality in connection with the Properties Offering.

  In connection with the Properties Offering, HMTP transferred certain hotel assets to the Company and the Company transferred certain undeveloped land parcels, a note receivable and the leases and related assets of the 37 Courtyard properties to Hospitality or a designated subsidiary of Hospitality.

  Summarized unaudited pro forma results of operations, assuming the above transactions and the Properties Offering, Acquisitions Offering and debt activity discussed in Note 7 occurred on December 31, 1994, are as follows (in millions):

                                                                      1996 1995
                                                                      ---- ----
   Revenue........................................................... $358 $283
   Operating profit before corporate expenses and interest...........  164  118
   Net income (loss) before extraordinary item.......................   12   (6)

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The fair values of certain financial instruments are shown below (in millions):

                                        JANUARY 3, 1997    DECEMBER 29, 1995
                                        -----------------  -------------------
                                        CARRYING   FAIR     CARRYING   FAIR
                                         AMOUNT   VALUE      AMOUNT    VALUE
                                        --------- -------  ---------- --------
   Financial assets
     Note receivable from affiliates...   $   140 $   150    $    145 $    145
   Financial liabilities
     Properties Notes..................       600     627         600      612
     Acquisitions Notes................       350     354         350      350
     Notes secured by real estate
      assets...........................        98      95         100      100
     Other notes.......................        34      34          34       34

  Receivables from affiliates, and other financial assets are valued based on the expected future cash flows discounted at risk-adjusted rates. The Properties Notes and Acquisitions Notes are valued based on quoted market prices. Valuations for secured and other unsecured debt are determined based on the expected future payments discounted at risk-adjusted rates. The fair values of other assets and other liabilities are estimated to be equal to their carrying value.

10. RELATIONSHIP WITH MARRIOTT INTERNATIONAL

  In connection with the Distribution, Host Marriott and Marriott International entered into agreements which provide, among other things, that
(i) 38 of the Company's lodging properties are managed by Marriott International under agreements with initial terms of 15 to 20 years and which are subject to renewal at the option of Marriott International for up to 16 to 30 years (see Note 11), (ii) the Company and its subsidiaries leased senior living communities to Marriott International prior to their disposal (see Note
8), (iii) Marriott International will guarantee Host Marriott's performance in connection with certain loans and other obligations and (iv) six of the Company's full-service properties are operated under a franchise agreement with Marriott International.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  For fiscal years 1996, 1995 and 1994, the Company paid to Marriott International $45 million, $38 million and $25 million, respectively, in hotel management fees and the Company earned $14 million in 1994 under the senior living community leases.

  In connection with the purchase of the Marriott World Trade Center, the Company received a mortgage loan of $10 million from Marriott International. Marriott International also provided an additional $10 million to the Company. Repayment of this amount is contingent on the future earnings of the hotel and has been included in other liabilities in the accompanying combined consolidated financial statements.

  In addition, Marriott International has the right to purchase up to 20% of the voting stock of Host Marriott if certain events involving a change in control of Host Marriott occur.

11. MANAGEMENT AGREEMENTS

  The Company is party to management agreements (the "Agreements") which provide for Marriott International to manage the hotels generally for an initial term of 15 to 30 years with renewal terms of up to an additional 16 to 30 years. The Agreements generally provide for payment of base management fees equal to two to four percent of sales and incentive management fees generally equal to 40% to 50% of hotel operating profits (as defined in the Agreements) over a priority return (as defined) to the Company, with total incentive management fees not to exceed 20% of operating profits. For certain full-service hotels acquired after September 8, 1995, the incentive management fee is equal to 20% of operating profits. The Company may terminate certain agreements if specified performance thresholds are not met, subject to the right of Marriott International to cure. In the event of early termination of the Agreements, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be cancelled under certain conditions, although such cancellation will not trigger the cancellation of any other Agreement.

  Pursuant to the terms of the Agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, certain hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the respective hotel system.

  The Company is obligated to provide the manager with sufficient funds to cover the cost of (a) certain non-routine repairs and maintenance to the hotels which are normally capitalized; and (b) replacements and renewals to the hotels' property and improvements. Under certain circumstances, the Company will be required to establish escrow accounts for such purposes under terms outlined in the Agreements.

  Pursuant to the terms of the Agreements, the Company is required to provide Marriott International with funding for working capital to meet the operating needs of the hotels. Marriott International converts cash advanced by the Company into other forms of working capital consisting primarily of operating cash, inventories and trade receivables. Under the terms of the Agreements, Marriott International maintains possession of and sole control over the components of working capital and accordingly, the Company reports the total amounts so advanced to Marriott International as a component of other assets. Upon termination of the Agreements, the working capital will be returned to the Company.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  Agreements with managers other than Marriott International exist for nine of the Company's hotels. Such agreements generally contain similar terms as the agreements with Marriott International, however, incentive management fees are only earned on five of the nine properties and the duration ranges from month-to-month to ten years.

  At January 3, 1997 and December 29, 1995, $35 million and $31 million, respectively, have been advanced to the hotel managers for working capital and are included in due from hotel managers in the accompanying combined consolidated balance sheet.

 Franchise Agreements

  The Company has entered into franchise agreements with Marriott International for six hotels. Pursuant to these franchise agreements, the Company generally pays a franchise fee based on a percentage of room sales and food and beverage sales as well as certain other fees for advertising and reservations. Franchise fees for room sales vary from four to six percent of room sales, while fees for food and beverage sales vary from two to three percent of sales. The initial terms of the franchise agreements are from 20 to 25 years. Franchise fees paid to Marriott International were $2 million and $1 million for 1996 and 1995, respectively. Franchise fees were not material in prior periods.

  Two other hotels are subject to franchise agreements with brands other Marriott. The terms of the franchise agreements range from three to ten years. Franchise fees paid range from 1.5% to 5% of room sales and certain other fees are paid for reservations and advertising. Franchise fees paid for these properties, including franchise fees related to the hotel sold in December 1995, were $300,000 and $430,000 for 1996 and 1995, respectively.

12. LITIGATION

  The Company is from time to time the subject of, or involved in, judicial proceedings. Management believes that any liability or loss resulting from such matters will not have a material adverse effect on the financial position or results of operations of the Company.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

13. HOTEL OPERATIONS

  Hotel revenues reflect house profit from the Company's hotel properties. House profit reflects the net revenues flowing to the Company as property owner and represents all gross hotel operating revenues, less all gross property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, lease payments, insurance and certain other costs, which are classified as operating costs and expenses. Accordingly, the following table presents the Company's house profit for 1996, 1995 and 1994 (in millions).

                                                                  1996 1995 1994
                                                                  ---- ---- ----
Sales
  Rooms.......................................................... $581 $491 $411
  Food and beverage..............................................  227  177  114
  Other..........................................................   57   41   29
                                                                  ---- ---- ----
    Total hotel sales............................................  865  709  554
                                                                  ---- ---- ----
Department costs
  Rooms..........................................................  139  116   99
  Food and beverage..............................................  180  137   87
  Other..........................................................   29   21   14
                                                                  ---- ---- ----
    Total department costs.......................................  348  274  200
                                                                  ---- ---- ----
Department profit................................................  517  435  354
Other deductions.................................................  204  174  140
                                                                  ---- ---- ----
    House profit................................................. $313 $261 $214
                                                                  ==== ==== ====

14. SUPPLEMENTAL GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

  All but one of the subsidiaries of Acquisitions guarantee the Acquisitions Notes and all but two of the subsidiaries of Properties guarantee the Properties Notes. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because the Company's management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly-owned subsidiary of the Company. The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") are the owners of the Marriott World Trade Center, the owners of the Pittsburgh Marriott City Center and HMH HPT Residence Inn, Inc., the lessee of the Residence Inn properties. At May 21, 1997, there is no subsidiary of the Company the capital stock of which comprises a substantial portion of the collateral for the Acquisitions or Properties Notes within the meaning of Rule 3-10 of Regulation S-X.

  The following condensed, combining financial information sets forth the combined financial position as of January 3, 1997 and December 29, 1995 and results of operations and cash flows for the three fiscal years in the period ended January 3, 1997 of the parent, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries:

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS
                                 (IN MILLIONS)

                                 JANUARY 3, 1997
                                                          NON-
                                          GUARANTOR    GUARANTOR
                                  PARENT SUBSIDIARIES SUBSIDIARIES CONSOLIDATED
                                  ------ ------------ ------------ ------------
   Property and equipment, net..  $  895     $410         $168        $1,473
   Investment in affiliate......      17      --           --             17
   Notes receivable from
    affiliate...................     --       140          --            140
   Other assets.................      49       28           24           101
   Cash and cash equivalents....     141      --           --            141
                                  ------     ----         ----        ------
     Total assets...............  $1,102     $578         $192        $1,872
                                  ======     ====         ====        ======
   Debt.........................  $  927     $ 80         $ 75        $1,082
   Deferred income taxes........      39       47            1            87
   Other liabilities............      30       23           24            77
                                  ------     ----         ----        ------
     Total liabilities..........     996      150          100         1,246
   Owner's equity...............     106      428           92           626
                                  ------     ----         ----        ------
     Total liabilities and
      owner's equity............  $1,102     $578         $192        $1,872
                                  ======     ====         ====        ======
                                DECEMBER 29, 1995
   Property and equipment.......  $  949     $361         $144        $1,454
   Investment in affiliate......      16      --           --             16
   Notes receivable from
    affiliate...................     --       145          --            145
   Other assets.................      45       23            4            72
   Cash and cash equivalents....     123      --           --            123
                                  ------     ----         ----        ------
     Total assets...............  $1,133     $529         $148        $1,810
                                  ======     ====         ====        ======
   Debt.........................  $  949     $ 60         $ 75        $1,084
   Deferred income taxes........      31       57          --             88
   Other liabilities............      20        1           10            31
                                  ------     ----         ----        ------
     Total liabilities..........   1,000      118           85         1,203
   Owner's equity...............     133      411           63           607
                                  ------     ----         ----        ------
     Total liabilities and
      owner's equity............  $1,133     $529         $148        $1,810
                                  ======     ====         ====        ======

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

           SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                           YEAR ENDED JANUARY 3, 1997
                                                          NON-
                                          GUARANTOR    GUARANTOR
                                 PARENT  SUBSIDIARIES SUBSIDIARIES CONSOLIDATED
                                 ------  ------------ ------------ ------------
   REVENUES....................  $ 189       $ 85        $  45        $ 319
   OPERATING COSTS AND
    EXPENSES...................     98         41           36          175
                                 -----       ----        -----        -----
   OPERATING PROFIT BEFORE
    CORPORATE EXPENSES AND
    INTEREST...................     91         44            9          144
   Corporate expenses..........     (8)        (5)          (2)         (15)
   Interest expense............    (89)        (7)          (5)        (101)
   Interest income.............     23          3          --            26
                                 -----       ----        -----        -----
   INCOME BEFORE INCOME TAXES..     17         35            2           54
   Provision for income taxes..     (7)       (14)          (1)         (22)
                                 -----       ----        -----        -----
   NET INCOME..................  $  10       $ 21        $   1        $  32
                                 =====       ====        =====        =====
                          YEAR ENDED DECEMBER 29, 1995
   REVENUES....................  $ 198       $ 57        $ --         $ 255
   OPERATING COSTS AND
    EXPENSES...................     90         48          --           138
                                 -----       ----        -----        -----
   OPERATING PROFIT BEFORE
    CORPORATE EXPENSES AND
    INTEREST...................    108          9          --           117
   Corporate expenses..........    (10)        (4)         --           (14)
   Interest expense............    (74)        (3)         --           (77)
   Interest income.............      4         13          --            17
                                 -----       ----        -----        -----
   INCOME BEFORE INCOME TAXES
    AND EXTRAORDINARY ITEM.....     28         15          --            43
   Provision for income taxes..    (11)        (6)         --           (17)
                                 -----       ----        -----        -----
   INCOME BEFORE EXTRAORDINARY
    ITEM.......................     17          9          --            26
   Extraordinary item--Loss on
    extinguishment of debt.....    (17)       --           --           (17)
                                 -----       ----        -----        -----
   NET INCOME..................  $ --        $  9        $ --         $   9
                                 =====       ====        =====        =====
                          YEAR ENDED DECEMBER 30, 1994
   REVENUES....................  $ 197       $ 35        $ --         $ 232
   OPERATING COSTS AND
    EXPENSES...................    106         17          --           123
                                 -----       ----        -----        -----
   OPERATING PROFIT BEFORE
    CORPORATE EXPENSES AND
    INTEREST...................     91         18          --           109
   Corporate expenses..........     (7)        (2)         --            (9)
   Interest expense............    (62)        (3)         --           (65)
   Interest income.............      1         14          --            15
                                 -----       ----        -----        -----
   INCOME BEFORE INCOME TAXES..     23         27          --            50
   Provision for income taxes..     (9)       (10)         --           (19)
                                 -----       ----        -----        -----
   NET INCOME..................  $  14       $ 17        $ --         $  31
                                 =====       ====        =====        =====

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

           SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                           YEAR ENDED JANUARY 3, 1997
                                         GUARANTOR   NON-GUARANTOR
                                PARENT  SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                                ------  ------------ ------------- ------------
   CASH PROVIDED BY
    OPERATIONS................  $   76     $  40          $ 12        $  128
                                ------     -----        ------        ------
   INVESTING ACTIVITIES
     Cash received from sales
      of assets...............     335       --            --            335
     Capital expenditures.....     (42)      (34)           (9)          (85)
     Acquisitions.............    (264)      (25)          (18)         (307)
     Other....................     (23)        4           --            (19)
                                ------     -----        ------        ------
     Cash provided by (used
      in) investing
      activities..............       6       (55)          (27)          (76)
                                ------     -----        ------        ------
   FINANCING ACTIVITIES
     Repayment of debt........      (4)      --            --             (4)
     Dividends to Parent......     (28)      --            --            (28)
     Transfers to/from
      Parent..................     (30)       15            15           --
     Other....................      (2)      --            --             (2)
                                ------     -----        ------        ------
   Cash provided by (used in)
    financing activities......     (64)       15            15           (34)
                                ------     -----        ------        ------
   INCREASE IN CASH AND CASH
    EQUIVALENTS...............      18       --            --             18
   CASH AND CASH EQUIVALENTS,
    beginning of year.........     123       --            --            123
                                ------     -----        ------        ------
   CASH AND CASH EQUIVALENTS,
    end of year...............  $  141     $ --         $  --         $  141
                                ======     =====        ======        ======
                          YEAR ENDED DECEMBER 29, 1995
   CASH PROVIDED BY
    OPERATIONS................  $   87     $  25        $  --         $  112
                                ------     -----        ------        ------
   INVESTING ACTIVITIES
     Cash received from sales
      of assets...............     307       --            --            307
     Capital expenditures.....     (67)       (5)          --            (72)
     Acquisitions.............     (88)      (96)         (147)         (331)
     Other....................      10       --             10            20
                                ------     -----        ------        ------
     Cash provided by (used
      in) investing
      activities..............     162      (101)         (137)          (76)
                                ------     -----        ------        ------
   FINANCING ACTIVITIES
     Repayment of debt........    (815)      --            --           (815)
     Issuance of debt.........     985        16            75         1,076
     Contributed Capital......       3       --            --              3
     Transfers to Hospitality,
      net.....................    (151)      --            --           (151)
     Transfers to/from
      Parent..................    (122)       60            62           --
     Dividends to Parent......     (36)      --            --            (36)
                                ------     -----        ------        ------
     Cash provided by (used
      in) financing
      activities..............    (136)       76           137            77
                                ------     -----        ------        ------
   INCREASE IN CASH AND CASH
    EQUIVALENTS...............     113       --            --            113
   CASH AND CASH EQUIVALENTS,
    beginning of year.........      10       --            --             10
                                ------     -----        ------        ------
   CASH AND CASH EQUIVALENTS,
    end of year...............  $  123     $ --         $  --         $  123
                                ======     =====        ======        ======

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

           SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                          YEAR ENDED DECEMBER 30, 1994
                                        GUARANTOR   NON-GUARANTOR
                               PARENT  SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                               ------  ------------ ------------- ------------
   CASH PROVIDED BY
    OPERATIONS................ $ 109      $   9         $ --         $  118
                               -----      -----         -----        ------
   INVESTING ACTIVITIES
     Cash received from sales
      of assets...............   419        --            --            419
     Capital expenditures.....   (20)        (9)          --            (29)
     Acquisitions.............  (390)      (116)          --           (506)
     Other....................     9        --            --              9
                               -----      -----         -----        ------
     Cash provided by (used
      in) investing
      activities..............    18       (125)          --           (107)
                               -----      -----         -----        ------
   FINANCING ACTIVITIES
     Repayment of debt........   (24)       --            --            (24)
     Issuance of debt.........   164        --            --            164
     Contributed Capital......   210        --            --            210
     Transfers to
      Hospitality.............  (345)       --            --           (345)
     Transfers to Host
      Marriott................    (6)       --            --             (6)
     Transfers to/from
      Parent..................  (116)       116           --            --
                               -----      -----         -----        ------
   Cash used in financing
    activities................  (117)       116           --             (1)
                               -----      -----         -----        ------
   INCREASE IN CASH AND CASH
    EQUIVALENTS...............    10        --            --             10
   CASH AND CASH EQUIVALENTS,
    beginning of year.........   --         --            --            --
                               -----      -----         -----        ------
   CASH AND CASH EQUIVALENTS,
    end of year............... $  10      $ --          $ --         $   10
                               =====      =====         =====        ======

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                 CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

                        (IN MILLIONS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                        JUNE 20,
                                                                          1997
                                                                        --------
                                ASSETS
Property and equipment, net............................................  $1,555
Note receivable from affiliate.........................................     139
Due from hotel managers................................................      40
Investments in affiliate...............................................      18
Other assets...........................................................      53
Cash and cash equivalents..............................................      86
                                                                         ------
                                                                         $1,891
                                                                         ======
                 LIABILITIES AND SHAREHOLDER'S EQUITY
Senior notes...........................................................  $  950
Notes secured by real estate assets....................................      97
Other notes............................................................      33
                                                                         ------
  Total debt...........................................................   1,080
Deferred income taxes..................................................      89
Other liabilities......................................................      98
                                                                         ------
  Total liabilities....................................................   1,267
                                                                         ------
Shareholder's equity
  Common stock, 100 shares issued and outstanding, no par value........     --
  Additional paid-in capital...........................................     626
  Retained deficit.....................................................      (2)
                                                                         ------
    Total shareholder's equity.........................................     624
                                                                         ------
                                                                         $1,891
                                                                         ======



       See Notes to Condensed Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

            CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

               TWELVE WEEKS ENDED JUNE 20, 1997 AND JUNE 14, 1996
                            (UNAUDITED, IN MILLIONS)

                                                                    1997  1996
                                                                    ----  ----
REVENUES
  Hotels........................................................... $ 97  $ 73
  Equity in earnings of affiliate..................................    1     1
                                                                    ----  ----
    Total revenues.................................................   98    74
                                                                    ----  ----
OPERATING COSTS AND EXPENSES
  Depreciation and amortization....................................   17    14
  Base and incentive management fees (including Marriott
   International management fees of $15 million and $11 million in
   1997 and 1996, respectively)....................................   16    11
  Property taxes...................................................    7     5
  Ground rent, insurance and other.................................    9     9
                                                                    ----  ----
    Total operating costs and expenses.............................   49    39
                                                                    ----  ----
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST............   49    35
Corporate expenses.................................................   (3)   (3)
Interest expense...................................................  (23)  (23)
Interest income....................................................    5     6
                                                                    ----  ----
INCOME BEFORE INCOME TAXES.........................................   28    15
Provision for income taxes.........................................  (12)   (6)
                                                                    ----  ----
NET INCOME......................................................... $ 16  $  9
                                                                    ====  ====


       See Notes to Condensed Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

            CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

            TWENTY-FOUR WEEKS ENDED JUNE 20, 1997 AND JUNE 14, 1996
                            (UNAUDITED, IN MILLIONS)

                                                                    1997  1996
                                                                    ----  ----
REVENUES
  Hotels........................................................... $192  $142
  Equity in earnings of affiliate..................................    3     2
                                                                    ----  ----
Total revenues.....................................................  195   144
                                                                    ----  ----
OPERATING COSTS AND EXPENSES
  Depreciation and amortization....................................   35    29
  Base and incentive management fees (including Marriott Interna-
   tional management fees of $29 million and $21 million in 1997
   and 1996, respectively).........................................   32    22
  Property taxes...................................................   13    11
  Ground rent, insurance and other.................................   21    13
                                                                    ----  ----
    Total operating costs and expenses.............................  101    75
                                                                    ----  ----
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST............   94    69
Corporate expenses.................................................   (6)   (6)
Interest expense...................................................  (46)  (46)
Interest income....................................................    9    11
                                                                    ----  ----
INCOME BEFORE INCOME TAXES.........................................   51    28
Provision for income taxes.........................................  (21)  (12)
                                                                    ----  ----
NET INCOME......................................................... $ 30  $ 16
                                                                    ====  ====


       See Notes to Condensed Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

            CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

            TWENTY-FOUR WEEKS ENDED JUNE 20, 1997 AND JUNE 14, 1996
                            (UNAUDITED, IN MILLIONS)

                                                                     1997  1996
                                                                     ----  ----
OPERATING ACTIVITIES
Net income.......................................................... $ 30  $ 16
Adjustments to reconcile to cash from operations:
  Depreciation and amortization.....................................   35    29
  Income taxes......................................................   21    12
  Changes in operating accounts.....................................   (6)    1
  Other.............................................................    1    (1)
                                                                     ----  ----
    Cash provided by operations.....................................   81    57
                                                                     ----  ----
INVESTING ACTIVITIES
Proceeds from sales of assets.......................................  --    342
Less noncash proceeds...............................................  --    (33)
                                                                     ----  ----
  Cash received from sales of assets................................  --    309
Acquisitions........................................................  (89) (132)
Capital expenditures................................................  (25)  (46)
Other...............................................................   12   (61)
                                                                     ----  ----
    Cash provided by (used in) investing activities................. (102)   70
                                                                     ----  ----
FINANCING ACTIVITIES
Dividends to Host Marriott Corporation and affiliates...............  (32)  (15)
Repayment of debt...................................................   (2)   (1)
Other...............................................................  --     (2)
                                                                     ----  ----
    Cash used in financing activities...............................  (34)  (18)
                                                                     ----  ----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.................... $(55) $109
                                                                     ====  ====


       See Notes to Condensed Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

         NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. The accompanying condensed combined consolidated financial statements of HMH Properties, Inc. and subsidiaries (the "Company" or "Properties"), a wholly-owned direct subsidiary of Host Marriott Hospitality, Inc. ("Hospitality"), have been prepared by the Company without audit. Hospitality is a wholly-owned subsidiary of Host Marriott Corporation ("Host Marriott"). During the third quarter of 1997, the Company completed a consent solicitation with holders of its senior notes to amend certain provisions of the senior notes indenture. A similar consent solicitation was conducted by HMC Acquisition Properties, Inc. ("Acquisitions") (together, the "Consent Solicitations"). The Consent Solicitations facilitated the merger of Acquisitions, a wholly-owned indirect subsidiary of Host Marriott, which owns 17 full-service hotel properties, with and into the Company (the "Merger"). The financial statements of the Company present the combined consolidated financial position, results of operations and cash flows of Properties and Acquisitions for all periods presented.

  Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the condensed combined consolidated financial statements should be read in conjunction with the Company's annual report on Form 10-K for the fiscal year ended January 3, 1997.

  In the opinion of the Company, the accompanying unaudited condensed combined consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 20, 1997 and January 3, 1997 and the results of operations for the twelve and twenty-four weeks ended June 20, 1997 and June 14, 1996 and cash flows for the twenty-four weeks ended June 20, 1997 and June 14, 1996. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

2. Revenues represent house profit from the Company's hotel properties and equity in earnings of an affiliate. House profit reflects the net revenues flowing to the Company as property owner and represents hotel operating results less property-level expenses excluding depreciation and amortization, real and personal property taxes, ground rent, insurance, lease payments and management fees which are classified as operating costs and expenses.

  House profit generated by the Company's hotels for 1997 and 1996 consists of:

                                                                 TWENTY-FOUR
                                      TWELVE WEEKS ENDED         WEEKS ENDED
                                      ---------------------   -----------------
                                      JUNE 20,    JUNE 14,    JUNE 20, JUNE 14,
                                        1997        1996        1997     1996
                                      ---------   ---------   -------- --------
                                                  (IN MILLIONS)
   Sales
     Rooms...........................   $     166   $     129   $328     $258
     Food & Beverage.................          64          50    128       98
     Other...........................          12          12     28       25
                                        ---------   ---------   ----     ----
       Total Hotel Sales.............         242         191    484      381
                                        ---------   ---------   ----     ----
   Department Costs
     Rooms...........................          39          30     75       61
     Food & Beverage.................          48          37     97       75
     Other...........................           6           8     14       14
                                        ---------   ---------   ----     ----
       Total Department Costs........          93          75    186      150
                                        ---------   ---------   ----     ----
   Department Profit.................         149         116    298      231
   Other Deductions..................          52          43    106       89
                                        ---------   ---------   ----     ----
       House Profit..................   $      97   $      73   $192     $142
                                        =========   =========   ====     ====

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3. The Company's 49% limited partner interest in an affiliate that owns a Marriott hotel in Santa Clara, California is accounted for using the equity method. The Company's 49% interest in the operating profits (income before interest costs) of the partnership is included in equity in earnings of affiliate and was $1 million for each of the twelve weeks ended June 20, 1997 and June 14, 1996, respectively, and $3 million and $2 million for the twenty-four weeks ended June 20, 1997 and June 14, 1996, respectively.

4. The Company acquired the 306-room Ritz-Carlton Hotel Marina del Rey for $57 million in the first quarter of 1997. In the second quarter of 1997, the Company acquired a controlling interest in the 404-room Norfolk Waterside Marriott for $33 million.

5. The Company paid dividends to Host Marriott of $19 million during the second quarter of 1997 and $32 million year-to-date as permitted under the senior notes indentures.

6. In addition to the Merger, the Consent Solicitations increased the ability of the Company to acquire, through certain subsidiaries, additional properties subject to non-recourse indebtedness and controlling interests in corporations, partnerships and other entities holding attractive properties and increased the threshold for distributions to affiliates to the excess of the Company's earnings before interest expense, income taxes, depreciation and amortization and other non-cash items ("EBITDA") subsequent to the Consent Solicitations over 220% of the Company's interest expense. Fees totalling approximately $12 million were paid to certain holders of the senior notes for the Consent Solicitations.

   Concurrent with the Consent Solicitations and the Merger, the Company issued $600 million of 8 7/8% senior notes (the "New Senior Notes") at par maturing in 2007 (the "Offering"). The Company received net proceeds from the Offering of approximately $570 million, which will be used to fund future acquisitions of, or the purchase of interests in, full-service hotels and other lodging-related properties, which may include senior living communities, as well as for general corporate purposes. The New Senior Notes are guaranteed on a joint and several basis by certain of the Company's subsidiaries and rank pari passu in right of payment with all other existing and future senior indebtedness of the Company.

7. The Company is required to adopt Statement Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income," and SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information" in fiscal year 1998. The adoption of these statements is not expected to have a material impact on the Company's combined consolidated financial statements.

8. All but four of the subsidiaries of the Company guarantee the senior notes. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because the Company's management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly-owned subsidiary of the Company. The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") are the owners of the Marriott World Trade Center, the Pittsburgh Marriott City Center, the Norfolk Waterside Marriott and HMH HPT Residence Inn, Inc., the lessee of the Residence Inn properties. At June 20, 1997, there is no subsidiary of the Company the capital stock of which comprises a substantial portion of the collateral for the senior notes within the meaning of Rule 3-10 of Regulation S-X.

   The following condensed, consolidating financial information sets forth the combined financial position as of June 20, 1997 and January 3, 1997 and the results of operations for the twelve and twenty-four weeks ended June 20, 1997 and June 14, 1996 and cash flows for the twenty-four weeks ended June 20, 1997 and June 14, 1996 of the parent, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

              SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS
                                 (IN MILLIONS)

                                 JUNE 20, 1997

                                        GUARANTOR   NON-GUARANTOR
                                PARENT SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                                ------ ------------ ------------- ------------
   Property and equipment,
    net........................ $  940     $415         $200         $1,555
   Note receivable from
    affiliate..................    --       139          --             139
   Investment in affiliate.....     18      --           --              18
   Other assets................     44       23           26             93
   Cash and cash equivalents...     86      --           --              86
                                ------     ----         ----         ------
     Total assets.............. $1,088     $577         $226         $1,891
                                ======     ====         ====         ======
   Debt........................ $  926     $ 79         $ 75         $1,080
   Deferred income taxes.......     29       57            3             89
   Other liabilities...........     16       24           58             98
                                ------     ----         ----         ------
     Total liabilities.........    971      160          136          1,267
   Owner's equity..............    117      417           90            624
                                ------     ----         ----         ------
     Total liabilities and
      owner's equity........... $1,088     $577         $226         $1,891
                                ======     ====         ====         ======

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

         SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                        TWELVE WEEKS ENDED JUNE 20, 1997
                                                         NON-
                                         GUARANTOR    GUARANTOR
                                 PARENT SUBSIDIARIES SUBSIDIARIES CONSOLIDATED
                                 ------ ------------ ------------ ------------
   REVENUES.....................  $ 58      $24          $ 16         $ 98
   OPERATING COSTS AND
    EXPENSES....................    26       10            13           49
                                  ----      ---          ----         ----
   OPERATING PROFIT BEFORE
    CORPORATE EXPENSES AND
    INTEREST....................    32       14             3           49
   Corporate expenses...........    (2)      (1)          --            (3)
   Interest expense.............   (21)      (1)           (1)         (23)
   Interest income..............     2        3           --             5
                                  ----      ---          ----         ----
   INCOME BEFORE INCOME TAXES...    11       15             2           28
   Provision for income taxes...    (5)      (6)           (1)         (12)
                                  ----      ---          ----         ----
   NET INCOME...................  $  6      $ 9          $  1         $ 16
                                  ====      ===          ====         ====
                        TWELVE WEEKS ENDED JUNE 14, 1997
                                                         NON-
                                         GUARANTOR    GUARANTOR
                                 PARENT SUBSIDIARIES SUBSIDIARIES CONSOLIDATED
                                 ------ ------------ ------------ ------------
   REVENUES.....................  $ 42      $21          $ 11         $ 74
   OPERATING COSTS AND
    EXPENSES....................    21       10             8           39
                                  ----      ---          ----         ----
   OPERATING PROFIT BEFORE
    CORPORATE EXPENSES AND
    INTEREST....................    21       11             3           35
   Corporate expenses...........    (1)      (1)           (1)          (3)
   Interest expense.............   (21)      (1)           (1)         (23)
   Interest income..............     3        3           --             6
                                  ----      ---          ----         ----
   INCOME BEFORE INCOME TAXES...     2       12             1           15
   Provision for income taxes...   --        (6)          --            (6)
                                  ----      ---          ----         ----
   NET INCOME...................  $  2      $ 6          $  1         $  9
                                  ====      ===          ====         ====

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


         SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                      TWENTY-FOUR WEEKS ENDED JUNE 20, 1997
                                                         NON-
                                         GUARANTOR    GUARANTOR
                                 PARENT SUBSIDIARIES SUBSIDIARIES CONSOLIDATED
                                 ------ ------------ ------------ ------------
   REVENUES.....................  $117      $ 50        $  28         $195
   OPERATING COSTS AND
    EXPENSES....................    56        22           23          101
                                  ----      ----        -----         ----
   OPERATING PROFIT BEFORE
    CORPORATE EXPENSES AND
    INTEREST....................    61        28            5           94
   Corporate expenses...........    (3)       (2)          (1)          (6)
   Interest expense.............   (41)       (3)          (2)         (46)
   Interest income..............     3         6          --             9
                                  ----      ----        -----         ----
   INCOME BEFORE INCOME TAXES...    20        29            2           51
   Provision for income taxes...    (9)      (11)          (1)         (21)
                                  ----      ----        -----         ----
   NET INCOME...................  $ 11      $ 18        $   1         $ 30
                                  ====      ====        =====         ====
                      TWENTY-FOUR WEEKS ENDED JUNE 14, 1996
                                                         NON-
                                         GUARANTOR    GUARANTOR
                                 PARENT SUBSIDIARIES SUBSIDIARIES CONSOLIDATED
                                 ------ ------------ ------------ ------------
   REVENUES.....................  $ 91      $ 40        $  13         $144
   OPERATING COSTS AND
    EXPENSES....................    47        18           10           75
                                  ----      ----        -----         ----
   OPERATING PROFIT BEFORE
    CORPORATE EXPENSES AND
    INTEREST....................    44        22            3           69
   Corporate expenses...........    (3)       (2)          (1)          (6)
   Interest expense.............   (42)       (2)          (2)         (46)
   Interest income..............     5         6          --            11
                                  ----      ----        -----         ----
   INCOME BEFORE INCOME TAXES...     4        24          --            28
   Provision for income taxes...    (2)      (10)         --           (12)
                                  ----      ----        -----         ----
   NET INCOME...................  $  2      $ 14        $ --          $ 16
                                  ====      ====        =====         ====

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                 (IN MILLIONS)

                      TWENTY-FOUR WEEKS ENDED JUNE 20, 1997
                                         GUARANTOR   NON-GUARANTOR
                                 PARENT SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                                 ------ ------------ ------------- ------------
   CASH PROVIDED BY
    OPERATIONS.................   $ 37     $  38         $   6         $ 81
                                  ----     -----         -----         ----
   INVESTING ACTIVITIES
     Acquisitions..............    (56)      --            (33)         (89)
     Capital expenditures......    (13)      (11)           (1)         (25)
     Other.....................     12       --            --            12
                                  ----     -----         -----         ----
      Cash used in investing
       activities..............    (57)      (11)          (34)        (102)
                                  ----     -----         -----         ----
   FINANCING ACTIVITIES
     Repayment of debt.........     (2)      --            --            (2)
     Transfers to/from Parent..     (1)      (27)           28          --
     Dividends to Host Marriott
      Corporation and
      affiliates...............    (32)      --            --           (32)
                                  ----     -----         -----         ----
      Cash provided by (used
       in) financing
       activities..............    (35)      (27)           28          (34)
                                  ----     -----         -----         ----
   DECREASE IN CASH AND CASH
    EQUIVALENTS................   $(55)    $ --          $ --          $(55)
                                  ====     =====         =====         ====
                      TWENTY-FOUR WEEKS ENDED JUNE 14, 1996
   CASH PROVIDED BY
    OPERATIONS.................   $ 15     $  36         $   6         $ 57
                                  ----     -----         -----         ----
   INVESTING ACTIVITIES
     Cash received from sales
      of assets, net...........     309      --            --           309
     Acquisitions..............    (91)      (25)          (16)        (132)
     Capital expenditures......    (32)      (12)           (2)         (46)
     Other.....................    (60)      --             (1)         (61)
                                  ----     -----         -----         ----
      Cash provided by (used
       in) investing
       activities..............    126       (37)          (19)          70
                                  ----     -----         -----         ----
   FINANCING ACTIVITIES
     Repayment of debt.........     (1)      --            --            (1)
     Transfers to/from Parent..    (14)        1            13          --
     Dividends to Host Marriott
      Corporation and
      affiliates...............    (15)      --            --           (15)
     Other.....................     (2)      --            --            (2)
                                  ----     -----         -----         ----
      Cash provided by (used
       in) financing
       activities..............    (32)        1            13          (18)
                                  ----     -----         -----         ----
   INCREASE IN CASH AND CASH
    EQUIVALENTS................   $109     $ --          $ --          $109
                                  ====     =====         =====         ====

                              HMH PROPERTIES, INC.

  All tendered Original Notes, executed Letters of Transmittal, and other related documents should be directed to the Exchange Agent. Requests for assistance and for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent.

                               The Exchange Agent
                           for the Exchange Offer is

                              MARINE MIDLAND BANK

                                 by Facsimile:

                                 (212) 658-6425
                        Attention: BarbaraJean McCauley

                              Confirm by telephone

                                 (212) 658-6084

                        By Registered or Certified Mail:

                              Marine Midland Bank
                                  140 Broadway
                                   12th Floor
                         New York, New York 10005-1180
                         Att: Corporate Trust Services

                                    By Hand

                              Marine Midland Bank
                                  140 Broadway
                                   12th Floor
                         New York, New York 10005-1180
                         Att: Corporate Trust Services

                             By Overnight Courier:

                              Marine Midland Bank
                                  140 Broadway
                                   12th Floor
                         New York, New York 10005-1180
                         Att: Corporate Trust Services
                                 (212) 658-6084

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company is a Delaware corporation and its Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation in its certificate of incorporation to eliminate the liability of a corporation's directors to a corporation or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

  Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the status requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  *4.1   Indenture dated as of July 15, 1997, by and among the Company, HMC
         Retirement Properties, Inc., Marriott Financial Services, Inc., HMH
         Pentagon Corporation, Marriott SBM Two Corporation, Host Airport
         Hotels, Inc., HMH Rivers, Inc., HMH Marina, Inc., HMC SFO, Inc., HMC
         AP Canada, Inc., Host of Houston, Ltd., Host of Boston, Ltd. and Host
         of Houston 1979 as Subsidiary Guarantors, and Marine Midland Bank, as
         Trustee, with respect to the 8 7/8% Senior Notes due 2007 of the
         Company.

   5.1 Opinion of Christopher G. Townsend, Esq. regarding the validity of the Exchange Notes, including consent.

   8.1 Opinion of Latham & Watkins regarding certain Federal income tax matters, including consent.

 *10.1 Purchase Agreement, dated as of July 10, 1997 by and among the Company, HMH, HMC Retirement Properties, Inc., Marriott Financial
         Services, Inc., HMH Pentagon Corporation, Marriott SBM Two
         Corporation, Host Airport Hotels, Inc., HMH Rivers, Inc., HMH Marina,
         Inc., HMC SFO, Inc., HMC AP Canada, Inc., Host of Houston, Ltd., Host of Boston, Ltd. and Host of Houston 1979, as Subsidiary Guarantors and
         Donaldson, Lufkin & Jenrette Securities Corporation, BT Securities
         Corporation, Goldman Sachs & Co., Montgomery Securities as the Initial
         Purchasers.

 *10.2 Registration Rights Agreement, dated as of July 15, 1997, by and between the Company, HMC Retirement Properties, Inc., Marriott
         Financial Services, Inc., HMH Pentagon Corporation, Marriott SBM Two
         Corporation, Host Airport Hotels, Inc., HMH Rivers, Inc., HMH Marina,
         Inc., HMC SFO, Inc., HMC AP Canada, Inc., Host of Houston, Ltd., Host of Boston, Ltd. and Host of Houston 1979, as Subsidiary Guarantors and
         Donaldson, Lufkin & Jenrette Securities Corporation, BT Securities
         Corporation, Goldman Sachs & Co., Merrill Lynch & Co. and Montgomery
         Securities as the Initial Purchasers.

 *12.1   Ratio of Earnings to Fixed Charges of HMH Properties, Inc.

 *23.1   Consent of Independent Public Accountants.

 *25.1   Statement of Eligibility and Qualifications on Form T-1 of Marine
         Midland Bank, as Trustee, under the Indenture (No. 22-26838).

 *99.1   Form of Letter of Transmittal with respect to the Exchange Offer.

 *99.2   Form of Notice of Guaranteed Delivery.

 *99.3   Form of Letter to Clients.

 *99.4   Form of Letter to Nominee.

 *99.5   Guidelines for Certification of Taxpayer Indentification Number on
         Substitute Form W-9

---------------------
* Filed herewith

  (b) Financial Statement Schedule

    III. Real Estate and Accumulated Depreciation

  All other schedules have been omitted because they are not applicable or not required or the required information is included in the combined consolidated financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                         HMH Properties, Inc.


                                         By:    /s/ Robert E. Parsons, Jr.
                                            -----------------------------------
                                                  ROBERT E. PARSONS, JR.
                                                  PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----

     /s/ Robert E. Parsons, Jr.       President and          August 13, 1997
------------------------------------   Director
       ROBERT E. PARSONS, JR.          (Principal
                                       Executive Officer)

    /s/ Christopher G. Townsend       Executive Vice         August 13, 1997
------------------------------------   President and
      CHRISTOPHER G. TOWNSEND          Director

    /s/ Christopher J. Nassetta       Executive Vice         August 13, 1997
------------------------------------   President
      CHRISTOPHER J. NASSETTA

       /s/ Bruce D. Wardinski         Senior Vice            August 13, 1997
------------------------------------   President and
         BRUCE D. WARDINSKI            Treasurer
                                       (Principal
                                       Financial Officer)

       /s/ Donald D. Olinger          Vice President and     August 13, 1997
------------------------------------   Corporate
         DONALD D. OLINGER             Controller
                                       (Principal
                                       Accounting
                                       Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          HMC Retirement Properties, Inc.


                                          By:  /s/ Christopher G. Townsend
                                             ----------------------------------
                                                   CHRISTOPHER G. TOWNSEND
                                                   PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Christopher G. Townsend       President and           August 13, 1997
-------------------------------------   Director (Principal
       CHRISTOPHER G. TOWNSEND          Executive Officer)

     /s/ Robert E. Parsons, Jr.        Vice President,         August 13, 1997
-------------------------------------   Chief Financial
       ROBERT E. PARSONS, JR.           Officer and
                                        Director (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)

     /s/ Christopher J. Nassetta       Vice President and      August 13, 1997
-------------------------------------   Director
       CHRISTOPHER J. NASSETTA

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          HMH Pentagon Corporation


                                          By:   /s/ Christopher J. Nassetta
                                             ----------------------------------
                                                  CHRISTOPHER J. NASSETTA
                                                        PRESIDENT

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Christopher J. Nassetta       President (Principal    August 13, 1997
-------------------------------------   Executive Officer
       CHRISTOPHER J. NASSETTA          and Principal
                                        Financial Officer)

     /s/ Robert E. Parsons, Jr.        Vice President and      August 13, 1997
-------------------------------------   Director (Principal
       ROBERT E. PARSONS, JR.           Accounting Officer)

     /s/ Christopher G. Townsend       Vice President and      August 13, 1997
-------------------------------------   Director
       CHRISTOPHER G. TOWNSEND

        /s/ Richard A. Burton          Vice President and      August 13, 1997
-------------------------------------   Director
          RICHARD A. BURTON

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANTS HAVE EACH DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          Marriott SBM Two Corporation


                                          By:   /s/ Robert E. Parsons, Jr.
                                             ----------------------------------
                                                   ROBERT E. PARSONS, JR.
                                                   PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Robert E. Parsons, Jr.        President and           August 13, 1997
-------------------------------------   Director (Principal
       ROBERT E. PARSONS, JR.           Executive Officer)

     /s/ Christopher J. Nassetta       Vice President and      August 13, 1997
-------------------------------------   Director (Principal
       CHRISTOPHER J. NASSETTA          Accounting Officer
                                        and Principal
                                        Financial Officer)

     /s/ Christopher G. Townsend       Vice President and      August 13, 1997
-------------------------------------   Director
       CHRISTOPHER G. TOWNSEND

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          Host Airport Hotels, Inc.


                                          By:   /s/ Christopher J. Nassetta
                                             ----------------------------------
                                                  CHRISTOPHER J. NASSETTA
                                                  PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Christopher J. Nassetta       President and           August 13, 1997
-------------------------------------   Director (Principal
       CHRISTOPHER J. NASSETTA          Executive Officer)

     /s/ Robert E. Parsons, Jr.        Vice President and      August 13, 1997
-------------------------------------   Director (Principal
       ROBERT E. PARSONS, JR.           Financial Officer
                                        and Principal
                                        Accounting Officer)

     /s/ Christopher G. Townsend       Vice President and      August 13, 1997
-------------------------------------   Director
       CHRISTOPHER G. TOWNSEND

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          HMH Marina, Inc.


                                          By:   /s/ Robert E. Parsons, Jr.
                                              ----------------------------------
                                                 ROBERT E. PARSONS, JR.
                                                      PRESIDENT

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Robert E. Parsons, Jr.        President (Principal    August 13, 1997
-------------------------------------   Executive Officer)
       ROBERT E. PARSONS, JR.

     /s/ Christopher G. Townsend       Vice President and      August 13, 1997
-------------------------------------   Director
       CHRISTOPHER G. TOWNSEND

     /s/ Christopher J. Nassetta       Vice President and      August 13, 1997
-------------------------------------   Director (Principal
       CHRISTOPHER J. NASSETTA          Accounting Officer
                                        and Principal
                                        Financial Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          HMH Rivers, Inc.


                                          By:   /s/ Christopher G. Townsend
                                             ----------------------------------
                                                  CHRISTOPHER G. TOWNSEND
                                                  PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Christopher G. Townsend       President and           August 13, 1997
-------------------------------------   Director (Principal
       CHRISTOPHER G. TOWNSEND          Executive Officer)

     /s/ Robert E. Parsons, Jr.        Vice President and      August 13, 1997
-------------------------------------   Director (Principal
       ROBERT E. PARSONS, JR.           Accounting Officer
                                        and Principal
                                        Financial Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          HMC SFO, Inc.


                                          By:   /s/ Christopher J. Nassetta
                                             ----------------------------------
                                                   CHRISTOPHER J. NASSETTA
                                                   PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Christopher J. Nassetta       President and           August 13, 1997
-------------------------------------   Director (Principal
       CHRISTOPHER J. NASSETTA          Executive Officer)

     /s/ Christopher G. Townsend       Vice President and      August 13, 1997
-------------------------------------   Director (Principal
       CHRISTOPHER G. TOWNSEND          Accounting Officer
                                        and Principal
                                        Financial Officer)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          HMC AP Canada, Inc.

                                          By:   /s/ Robert E. Parsons, Jr.
                                              --------------------------------
                                             ROBERT E. PARSONS, JR. PRESIDENT

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Robert E. Parsons, Jr.        President (Principal    August 13, 1997
-------------------------------------   Executive Officer)
       ROBERT E. PARSONS, JR.

     /s/ Christopher G. Townsend       Vice President and      August 13, 1997
-------------------------------------   Director
       CHRISTOPHER G. TOWNSEND

       /s/ Bruce D. Wardinski          Vice President and      August 13, 1997
-------------------------------------   Treasurer
         BRUCE D. WARDINSKI             (Principal
                                        Financial and
                                        Accounting Officer)

       /s/ Joan C. G. Kennedy          Director                August 13, 1997
-------------------------------------
         JOAN C. G. KENNEDY

         /s/ Ernest D. McNee           Director                August 13, 1997
-------------------------------------
           ERNEST D. MCNEE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          Host of Houston 1979
                                          Host of Boston, Ltd.
                                          Host of Houston, Ltd.
                                          By: Host Airport Hotels, Inc. as
                                              General Partner


                                          By:   /s/ Christopher J. Nassetta
                                             ----------------------------------
                                                 CHRISTOPHER J. NASSETTA
                                                 PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

     /s/ Christopher J. Nassetta       President and           August 13, 1997
-------------------------------------   Director (Principal
       CHRISTOPHER J. NASSETTA          Executive Officer)

     /s/ Robert E. Parsons, Jr.        Vice President and      August 13, 1997
-------------------------------------   Director (Principal
       ROBERT E. PARSONS, JR.           Financial Officer
                                        and Principal
                                        Accounting Officer)

     /s/ Christopher G. Townsend       Vice President and      August 13, 1997
-------------------------------------   Director
       CHRISTOPHER G. TOWNSEND

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BETHESDA, STATE OF MARYLAND, ON AUGUST 13, 1997.

                                          Marriott Financial Services, Inc.


                                          By: /s/ Robert E. Parsons, Jr.
                                             ----------------------------------
                                                  ROBERT E. PARSONS, JR.
                                                  PRESIDENT AND DIRECTOR

                               POWER OF ATTORNEY

  Each person whose signature appears below appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

     /s/ Robert E. Parsons, Jr.        President and           August 13, 1997
-------------------------------------   Director (Principal
       ROBERT E. PARSONS, JR.           Executive Officer)

     /s/ Christopher J. Nassetta       Vice President          August 13, 1997
-------------------------------------   (Principal
       CHRISTOPHER J. NASSETTA          Financial Officer
                                        and Principal
                                        Accounting Officer)

     /s/ Christopher G. Townsend       Vice President and      August 13, 1997
-------------------------------------   Director
       CHRISTOPHER G. TOWNSEND

                                                                    SCHEDULE III
                                                                     PAGE 1 OF 2

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                JANUARY 3, 1997
                                 (IN MILLIONS)

                                                           GROSS AMOUNT AT
                         INITIAL COSTS                     JANUARY 3, 1997
                       ------------------ SUBSEQUENT  -------------------------                 DATE OF
                             BUILDING AND    COSTS          BUILDING AND        ACCUMULATED  COMPLETION OF   DATE   DEPRECIATION
   DESCRIPTION    DEBT LAND  IMPROVEMENTS CAPITALIZED LAND  IMPROVEMENTS TOTAL  DEPRECIATION CONSTRUCTION  ACQUIRED     LIFE
   -----------    ---- ----- ------------ ----------- ----- ------------ ------ ------------ ------------- -------- ------------
Full-service
 Hotels:
 Marriott World
  Trade Center
  New York, NY... $75  $ --     $  135       $  1     $ --     $  136    $  136    $  (3)       1981       1995          40
 Other full-
  service
  properties,
  each less than
  5% of total....  23    166       986        198       171     1,179     1,350     (163)       Various    Various       40
                  ---  -----    ------       ----     -----    ------    ------    -----
 TOTAL........... $98  $ 166    $1,121       $199     $ 171    $1,315    $1,486    $(166)
                  ===  =====    ======       ====     =====    ======    ======    =====

                                                                    SCHEDULE III
                                                                     PAGE 2 OF 2

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                JANUARY 3, 1997
                                 (IN MILLIONS)

NOTES:

(A) The change in total cost of properties for the fiscal years ended January 3, 1997, December 29, 1995 and December 30, 1994 is as follows:

   Balance at December 31, 1993......................................... $1,466
     Additions:
       Acquisitions.....................................................    437
       Capital expenditures.............................................     35
     Deductions:
       Dispositions and other...........................................   (435)
                                                                         ------
   Balance at December 30, 1994.........................................  1,503
     Additions:
       Acquisitions.....................................................    304
       Capital expenditures.............................................     15
     Deductions:
       Dispositions and other...........................................   (366)
                                                                         ------
   Balance at December 29, 1995.........................................  1,456
     Additions:
       Acquisitions.....................................................    259
       Capital expenditures.............................................     55
       Transfers from construction in progress..........................     28
     Deductions:
       Dispositions and other...........................................   (312)
                                                                         ------
   Balance at January 3, 1997........................................... $1,486
                                                                         ======

(B) The change in accumulated depreciation and amortization for the fiscal years ended January 3, 1997, December 29, 1995 and December 30, 1994 is as follows:

   Balance at December 31, 1993........................................... $146
     Depreciation and amortization........................................   34
     Dispositions and other...............................................  (27)
                                                                           ----
   Balance at December 30, 1994...........................................  153
     Depreciation and amortization........................................   34
     Dispositions and other...............................................  (27)
                                                                           ----
   Balance at December 29, 1995...........................................  160
     Depreciation and amortization........................................   37
     Dispositions and other...............................................  (31)
                                                                           ----
   Balance at January 3, 1997............................................. $166
                                                                           ====

(C) The aggregate cost of properties for Federal income tax purposes is approximately $1,349 million at January 3, 1997.

(D) The total cost of properties excludes construction-in-progress properties.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
  *4.1   Indenture dated as of July 15, 1997, by and among the Company,
         HMC Retirement Properties, Inc., Marriott Financial Services,
         Inc., HMH Pentagon Corporation, Marriott SBM Two Corporation,
         Host Airport Hotels, Inc., HMH Rivers, Inc., HMH Marina, Inc.,
         HMC SFO, Inc., HMC AP Canada, Inc., Host of Houston, Ltd., Host
         of Boston, Ltd. and Host of Houston 1979 as Subsidiary
         Guarantors, and Marine Midland Bank, as Trustee, with respect to the 8 7/8% Senior Notes due 2007 of the Company

   5.1 Opinion of Christopher G. Townsend, Esq. regarding the validity of the Exchange Notes, including consent

   8.1 Opinion of Latham & Watkins regarding certain Federal income tax matters, including consent

 *10.1 Purchase Agreement, dated as of July 10, 1997 by and among the Company, HMH, HMC Retirement Properties, Inc., Marriott
         Financial Services, Inc., HMH Pentagon Corporation, Marriott SBM
         Two Corporation, Host Airport Hotels, Inc., HMH Rivers, Inc.,
         HMH Marina, Inc., HMC SFO, Inc., HMC AP Canada, Inc., Host of
         Houston, Ltd., Host of Boston, Ltd. and Host of Houston 1979, as
         Subsidiary Guarantors and Donaldson, Lufkin & Jenrette
         Securities Corporation, BT Securities Corporation, Goldman Sachs
         & Co., Montgomery Securities as the Initial Purchasers

 *10.2 Registration Rights Agreement, dated as of July 15, 1997, by and between the Company, HMC Retirement Properties, Inc., Marriott
         Financial Services, Inc., HMH Pentagon Corporation, Marriott SBM
         Two Corporation, Host Airport Hotels, Inc., HMH Rivers, Inc.,
         HMH Marina, Inc., HMC SFO, Inc., HMC AP Canada, Inc., Host of
         Houston, Ltd., Host of Boston, Ltd. and Host of Houston 1979, as
         Subsidiary Guarantors and Donaldson, Lufkin & Jenrette
         Securities Corporation, BT Securities Corporation, Goldman Sachs
         & Co., Merrill Lynch & Co. and Montgomery Securities as the
         Initial Purchasers

 *12.1   Ratio of Earnings to Fixed Charges of HMH Properties, Inc.


 *23.1   Consent of Independent Public Accountants

 *25.1   Statement of Eligibility and Qualifications on Form T-1 of
         Marine Midland Bank, as Trustee, under the Indenture (No. 22-
         26838)

 *99.1   Form of Letter of Transmittal with respect to the Exchange Offer

 *99.2   Form of Notice of Guaranteed Delivery

 *99.3   Form of Letter to Clients

 *99.4   Form of Letter to Nominee

 *99.5   Form for Certificate of Taxpayer Identification Number on
         Substitute Form W-9

---------------------
* Filed herewith